Filed pursuant to Rule 424(b)(3)

Registration Statement No. 333-200664

Prospectus Supplement No. 1

(to Prospectus dated May 14, 2015)

NEUROTROPE, INC.

25,225,000 Shares of Common Stock

This prospectus supplement no. 1 supplements the prospectus dated May 14, 2015, which forms a part of our registration statement on Form S-1 (Registration Statement No. 333-200664) relating to the resale of up to 25,225,000 shares of our common stock by the selling stockholders named in the “Selling Stockholders” section of the prospectus. We will not receive any proceeds from the sale of our shares by the selling stockholders.

This prospectus supplement is being filed to update and supplement the information included or incorporated by reference in the prospectus with the information contained in our (a) Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 9, 2015, (b) Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 10, 2015, (c) Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 15, 2015, (d) Definitive Proxy Statement on Form DEF 14A, filed the with the Securities and Exchange Commission on April 29, 2015, and (e) Quarterly Report on Form 10-Q, filed the with the Securities and Exchange Commission on May 14, 2015 ((a)-(e) collectively the “Filings”). Accordingly, we have attached the Filings to this prospectus supplement. The exhibits to our Quarterly Report on Form 10-Q are not included with this prospectus supplement no. 1 and are not incorporated by reference herein.

The attached information amends and supplements certain information contained in the prospectus. This prospectus supplement is not complete without, and should not be delivered or utilized, except in conjunction with the prospectus, including any supplements and amendments thereto. You should read this prospectus supplement in conjunction with the prospectus, including any supplements and amendments thereto.

Our common stock is traded on the OTCQB marketplace under the symbol “NTRP.” On May 12, 2015, the last reported closing price of our common stock was $0.93 per share.

Investing in our common stock involves risks. You should carefully consider the risk factors for our common stock, which begin on page 10 of the prospectus, as well as any updates to such risk factors included in any supplements and amendments thereto.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 14, 2015.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2015

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 9, 2015, Neurotrope, Inc. (the “Company”) issued a press release (the “Press Release”) announcing that Neurotrope BioScience, Inc., its wholly-owned consolidated operating subsidiary, has been granted orphan drug designation by the U.S. Food and Drug Administration for its lead proprietary drug candidate, bryostatin, in the treatment of Fragile X Syndrome. The Press Release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

The following exhibit is filed herewith:

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Neurotrope, Inc. dated April 9, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: April 9, 2015	By:	/s/ Robert Weinstein
	Name:	Robert Weinstein
	Title:	Chief Financial Officer,
Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Neurotrope, Inc. dated April 9, 2015.

Exhibit 99.1

Neurotrope Receives FDA Orphan Drug Designation for Bryostatin in the Treatment of Fragile X Syndrome

Newark, NJ, April 9, 2015 – Neurotrope, Inc. (OTCQB: NTRP) today announced that Neurotrope BioScience, Inc., its wholly-owned operating subsidiary, (the “Company”) has been granted orphan drug designation by the U.S. Food and Drug Administration (FDA) for its lead proprietary drug candidate, bryostatin, in the treatment of Fragile X Syndrome (FXS).

Bryostatin is a potent activator of Protein Kinase C (PKC), which the Company believes is a viable therapeutic approach for the treatment of Fragile X Syndrome. Neurotrope is developing bryostatin under a licensing agreement with the Blanchette Rockefeller Neuroscience Institute (BRNI).

"We are pleased to have received orphan drug designation for bryostatin for the treatment of FXS which represents an area of significant unmet need for patients and families who live with the consequences of this genetic disorder,” said Charles S. Ramat, President and Chief Executive Officer of Neurotrope, Inc. "One of the key strategies for our Company’s future is the licensing of novel therapeutics to develop treatments for orphan diseases such as FXS. In keeping with this strategic imperative, we have also initiated preclinical work with bryostatin for the treatment of Niemann-Pick type C, a rare devastating genetic disorder in children. As we progress our clinical development programs for Fragile X and NPC we continue to work towards building a robust portfolio of drug development candidates in orphan disease indications.”

Orphan drug designation is granted by the FDA Office of Orphan Products Development (OOPD) to novel drugs or biologics that treat a rare disease or condition affecting fewer than 200,000 patients in the U.S. The designation provides the drug developer with a seven-year period of U.S. marketing exclusivity, as well as tax credits for clinical research costs, the ability to apply for annual grant funding, clinical research trial design assistance and waiver of Prescription Drug User Fee Act (PDUFA) filing fees. The OOPD also works on rare disease issues with the medical and research communities, professional organizations, academia, governmental agencies, industry, and rare disease patient groups.

Also commenting on the announcement, Dr. Daniel Alkon, Scientific Director of BRNI and Chief Scientific Officer of Neurotrope BioScience, Inc., stated, “We are very encouraged by the pre-clinical data we acquired in a Fragile X mouse study that suggests treatment with bryostatin can mature synapses and increase the number of synaptic connections resulting in improved learning and memory.”

About Fragile X Syndrome

FXS is the most common cause of inherited intellectual disability and the most common known genetic cause of autism or autism spectrum disorders. There is currently no FDA approved treatment for FXS available on the market today. Symptoms of FXS include moderate to severe learning disabilities, behavioral disorders, seizures and cognitive impairment. FXS is caused by a partial or a full mutation of the FMR1 gene.

About Neurotrope

Neurotrope Bioscience Inc., the operating subsidiary of Neurotrope, Inc., was formed in October 2012 principally to license, develop and commercialize various novel therapeutic and diagnostic technologies from the Blanchette Rockefeller Neuroscience Institute (BRNI) which are focused on the development of conventional small molecules that are extraordinarily potent in the activation of the enzyme PKCe. PKCe has been shown to play a central role in the regrowth or repair of nervous tissues, cells or cell products. Neurotrope’s pipeline, under its license from BRNI, includes the drug candidate, bryostatin, for the treatment of Alzheimer’s disease, and a minimally invasive, diagnostic biomarker analysis system which would assess the presence of Alzheimer’s in patients. In addition, Neurotrope has a world-wide, exclusive license agreement with the Icahn School of Medicine at Mount Sinai located in New York City to utilize its proprietary information and data package for the use of bryostatin-1 in the treatment of Niemann-Pick Type C Disease, a rare disease, mostly of children who are afflicted with Alzheimer-like symptoms. Also, the Company, under its BRNI license, has the rights to develop the licensed technology for other cognitive dysfunctions, including orphan diseases, such as Fragile X Syndrome.

About The Blanchette Rockefeller Neurosciences Institute

Located in Morgantown, WV, BRNI, at West Virginia University, is a unique, independent, non-profit institute dedicated to the study of memory and finding solutions to memory disorders. BRNI was founded in 1999 in memory of Blanchette Ferry Hooker Rockefeller, an Alzheimer's patient and mother of U. S. Senator John D. Rockefeller IV. BRNI is operated in alliance with West Virginia University as well as in collaboration with other academic institutions.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. These forward-looking statements include statements regarding future strategies for development of treatments for orphan diseases, building a portfolio of drug candidates for orphan diseases, suggestions of bryostatin’s usefullness and potential for the diagnostic system to assess Alzheimer’s disease in patients. Such forward- looking statements are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, the Company’s patent portfolio, significant government regulation of pharmaceuticals and the healthcare industry, availability of the Company’s raw materials, existing or increased competition, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Company does not undertake to update these forward-looking statements.

Please visit www.neurotropebioscience.com for further information.

For additional information, please contact:

Robert Weinstein
Chief Financial Officer
973-242-0005
rweinstein@neurotropebioscience.com

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Board of Directors (the “Board”) of Neurotrope, Inc. (the “Company”) has approved June 9, 2015 as the date for an Annual Meeting of Stockholders of the Company for 2015 (the “Annual Meeting”) to be held at the Robert Treat Hotel, 50 Park Place, Newark, New Jersey. The Board also approved April 20, 2015, as the record date for stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders of record at the close of business on that date may attend and vote at the meeting or any adjournment thereof.

Deadline for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

The Company did not hold an Annual Meeting of Stockholders in 2014. In order for a proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to be considered timely for inclusion in the Company’s proxy materials for the Annual Meeting, such proposals must be delivered to the Company’s Secretary at 50 Park Place, Suite 1401 Newark, New Jersey no later than the close of business on April 20, 2015. The Company has determined April 20, 2015, as being a reasonable time before the Company begins to print and send proxy materials. The Company recommends that such proposals be sent by certified mail, return receipt requested. Such proposals must also comply with the rules of the Securities and Exchange Commission regarding the inclusion of stockholder proposals in proxy materials and may be omitted if not in compliance with applicable requirements.

Deadline for Stockholder Proposals to be Brought Before An Annual Meeting

Stockholders wishing to nominate a director or propose matters to be considered at the Annual Meeting in the manner contemplated by the Company’s Amended and Restated Bylaws (the “Bylaws”) must submit timely notice thereof to the Secretary of the Company at the same address as set forth above in order for such matters to be considered at the Annual Meeting. Because the Company did not hold an annual meeting of stockholders in 2014, in accordance with Article II, Sections 9 and 10 of the Bylaws, to be timely such notice must be received by the Secretary of the Company by April 20, 2015 (which is the tenth day following the date of filing of this Current Report on Form 8-K, which provides the first public announcement of the date of the Annual Meeting). Any such notice of proposed business or nomination must comply with the specific requirements set forth in the Bylaws and applicable laws in order to be considered at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: April 10, 2015	By:	/s/ Robert Weinstein
Name: Robert Weinstein
Title: Chief Financial Officer,
Executive Vice President, Secretary and Treasurer

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

NEUROTROPE, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-172647	46-3522381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(Address of principal executive offices, including ZIP code)

(973) 242-0005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2015, the Board of Directors (the “Board”) of Neurotrope, Inc. (the “Company”) approved an amendment to the Company’s compensation arrangement with Mr. Charles Ramat relating to his services as President and Chief Executive Officer of the Company. The arrangement now provides that Mr. Ramat’s services as President and Chief Executive Officer of the Company may be terminated by either the Company or Mr. Ramat on 180 days’ notice, instead of 60 days’ notice.

On the same date, the Board also agreed to grant Mr. Ramat a stock option exercisable for 100,000 shares of common stock of the Company (the “Financing Option”) in the event the Company successfully completes a financing pursuant to which it raises at least ten million dollars ($10,000,000). The Financing Option will be issued to Mr. Ramat on the date of the closing of the applicable financing (assuming Mr. Ramat’s continued service as the President and Chief Executive Officer of the Company through such date), will be fully vested as of the date of grant, and will have an exercise price per share equal to the price per share paid by investors for securities of the Company in the applicable financing.

Any statements contained in this report that do not describe historical facts may constitute forward-looking statements. The forward-looking statements include the Company’s plans to raise additional funds. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, significant government regulation of pharmaceuticals and the healthcare industry, volatility in the price of the Company’s raw materials, existing or increased competition, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. These and other factors are identified and described in more detail in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014. The Company does not undertake to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROTROPE, INC.

Dated: April 15, 2015

By:  /s/ Robert Weinstein

Name: Robert Weinstein

Title: Chief Financial Officer, Executive Vice President, Secretary and Treasurer

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ____)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

NEUROTROPE, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)        Title of each class of securities to which transaction applies:

2)        Aggregate number of securities to which transaction applies:

3)        Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)        Proposed maximum aggregate value of transaction:

5)        Total fee paid:

☐        Fee paid previously with preliminary materials.

☐        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)        Amount previously paid:

2)        Form, Schedule or Registration Statement No.:

3)        Filing Party:

4)        Date Filed:

NEUROTROPE, INC.
50 Park Place

Newark, New Jersey 07102
(973) 242-0005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Tuesday, June 9, 2015

To the Stockholders of Neurotrope, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Neurotrope, Inc., a Nevada corporation (the “Company”), will be held at the Robert Treat Hotel, 50 Park Place, Newark, New Jersey 07102, on Tuesday, June 9, 2015, at 10:00 a.m., local time (the “Meeting”), for the following purposes:

1.	To elect one nominee to be voted upon by the holders of the Preferred Stock and to elect six nominees to be voted upon by the holders of the Common Stock to serve as directors of the Company for a term of one year or until their respective successors are elected and qualified;

2.	To ratify the selection of Friedman LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015;

3.	To ratify Amendment No. 1 to the Company’s 2013 Equity Incentive Plan, providing for an additional 3,000,000 shares of common stock of the Company, $0.0001 par value per share, to be available for grants under the plan;

4.	To consider and approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers;

5.	To consider and act upon an advisory (non-binding) vote on the frequency at which the Company should include an advisory vote regarding the compensation of our named executive officers in its future proxy statements for stockholder consideration; and

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

The board of directors of the Company unanimously recommends that you vote “FOR” each nominee to the board of directors that you are entitled to vote upon, “FOR” the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, “FOR” the ratification of Amendment No. 1 to the Company’s 2013 Equity Incentive Plan, “FOR” the approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers, and “FOR” a one year vote on the frequency at which the Company should include an advisory vote regarding the compensation of our named executive officers in its future proxy statements.

The close of business on April 20, 2015 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. Accordingly, only stockholders of record at the close of business on that date will be entitled to vote at the Meeting.

All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Your proxy may be revoked at any time before it is exercised as explained in this proxy.

IF YOUR SHARES ARE HELD BY A BANK OR BROKER, YOU MUST BRING YOUR BANK OR BROKER’S STATEMENT EVIDENCING YOUR BENEFICIAL OWNERSHIP OF THE SHARES TO THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.

By Order of the Board of Directors,

Robert Weinstein
Secretary

Dated: April 29, 2015

NEUROTROPE, INC.
50 Park Place

Newark, New Jersey 07102
(973) 242-0005

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 9, 2015

This proxy statement and accompanying proxy card(s) are furnished in connection with the solicitation by the board of directors of Neurotrope, Inc., a Nevada corporation (the “Company”), of proxies in the enclosed form for the Annual Meeting of Stockholders (the “Meeting”) to be held at the Robert Treat Hotel, 50 Park Place, Newark, New Jersey 07102, on Tuesday, June 9, 2015, at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. The persons named in the enclosed proxy form will vote the shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) or the shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), for which they are appointed in accordance with the directions of the stockholders appointing them. The principal executive offices of the Company are located at 50 Park Place, Newark, New Jersey 07102. The approximate date on which this proxy statement and the accompanying form of proxy will first be mailed to the Company’s stockholders is April 29, 2015.

At the Meeting, the following proposals will be presented to the stockholders for approval:

1.	To elect the one nominee to be voted upon by the holders of the Preferred Stock and to elect the six nominees to be voted upon by the holders of the Common Stock to serve as directors of the Company for a term of one year or until their respective successors are elected and qualified;

2.	To ratify the selection of Friedman LLP as the Company’s independent registered public accountants for the fiscal year ending December 31, 2015;

3.	To ratify Amendment No. 1 to the Company’s 2013 Equity Incentive Plan, providing for an additional 3,000,000 shares of common stock of the Company, $0.0001 par value per share, to be available for grants under the plan;

4.	To consider and approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers;

5.	To consider and act upon an advisory (non-binding) vote on the frequency at which the Company should include an advisory vote regarding the compensation of our named executive officers in its future proxy statements for stockholder consideration; and

6.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 9, 2015

Copies of the Company’s Annual Report containing audited financial statements of the Company for the year ended December 31, 2014, are being mailed together with this proxy statement to all stockholders entitled to vote at the Meeting.

1

OUTSTANDING SHARES AND VOTING RIGHTS

Only holders of record of shares of Common Stock and the Preferred Stock as of the close of business on April 20, 2015 (the “Record Date”) are entitled to vote at the Meeting. On the Record Date, there were 27,241,040 shares of Common Stock and 18,392,394 shares of Preferred Stock outstanding and entitled to be voted at the Meeting. As of the Record Date, there were approximately 51 holders of record of the Company’s Common Stock and 165 holders of record of the Preferred Stock. Each outstanding share of Common Stock as of the Record Date is entitled to one (1) vote and each outstanding share of the Preferred stock is entitled to one (1) vote, which is equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the Record Date on all matters to be acted upon at the Meeting. For Proposals 2, 3, 4 and 5, the holders of the Company’s Common Stock and Preferred Stock vote together as a single class. For Proposal 1, the holders of the Company’s Common Stock and Preferred stock vote as separate classes, as follows; the holders of the issued and outstanding Preferred Stock are entitled to elect one (1) director of the Company and the holders of the issued and outstanding Common Stock are entitled to elect six (6) directors of the Company. A complete list of stockholders of record entitled to vote at the Meeting will be available for inspection by any stockholder for any purpose germane to the Meeting for ten (10) days prior to the Meeting during ordinary business hours at the Company’s headquarters located at 50 Park Place, Newark, New Jersey 07102.

Many of the Company’s stockholders hold their shares through a stock brokerage account, bank or other nominee, rather than directly in their own name. There are some distinctions between shares held as a holder of record and those beneficially owned. If any of your shares are registered directly in your name with the Company’s transfer agent, Philadelphia Stock Transfer, Inc., you are considered, with respect to those shares, the holder of record, and these proxy materials have been sent directly to you. As the holder of record, you have the right to grant your voting proxy directly to the persons named on the enclosed proxy card(s) or to vote in person at the Meeting. As appropriate, the Company has enclosed with the proxy materials a Common Stock proxy card and/or a Preferred Stock proxy card, depending on the holdings of the stockholder to whom proxy materials are mailed. Stockholders who receive both a proxy card for Common Stock and a proxy card for Preferred Stock must sign and return both proxy cards in accordance with their respective instructions with respect to both Common Stock and Preferred Stock in order to ensure the voting of the shares of each type of securities owned. If any of your shares are held in a stock brokerage account or by a bank or other nominee, you are considered, with respect to those shares, the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the holder of record. As the beneficial owner, you have the right to direct your broker or nominee how to vote and are also invited to attend the Meeting. However, since you are not the holder of record, you may not vote these shares in person at the Meeting. Your broker or nominee has enclosed a voting instruction card with this proxy statement for you to use in directing the broker or nominee how to vote your shares. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the holder of record giving you the right to vote the shares.

Attendance at the Meeting is generally limited to our stockholders and their authorized representatives. All stockholders must bring an acceptable form of identification, such as a driver’s license, in order to attend the Meeting in person. In addition, if you hold shares in “street name” and would like to attend the Meeting, you will need to bring an account statement or other acceptable evidence of ownership of shares as of the close of business on the Record Date for the Meeting. However, those who hold shares in “street name” cannot vote their shares at the Meeting without a legal proxy.

Shares of Common Stock and Preferred Stock represented by proxies that are properly executed, duly returned and not revoked will be voted in accordance with the instructions contained therein. If you give your proxy but do not include specific instructions on how to vote, the individuals named as proxies will vote your shares as follows:

•	FOR the election of the board of directors’ nominees for director;

•	FOR the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	FOR the Amendment No. 1 of the Company’s 2013 Equity Incentive Plan to provide for an additional 3,000,000 shares of Common Stock under the Company’s 2013 Equity Incentive Plan;

•	FOR the approval of the advisory (non-binding) resolution regarding the compensation of our named executive officers; and

•	FOR a one-year vote on the frequency at which the Company should include an advisory vote regarding the compensation of our named executive officers in its future proxy statements.

2

If other matters are properly presented at the Meeting, the individuals named as proxies will have the discretion to vote on those matters for you in accordance with their best judgment. However, our Secretary has not received timely and proper notice from any stockholder of any other matter to be presented at the Meeting. Any stockholder giving a proxy has the power to revoke such proxy at any time before it is voted by (i) submission of another instrument or transmission revoking it or a properly created proxy bearing a later date with or transmitted to the Secretary or another person or persons appointed by the Company to count the votes of the stockholders and determine the validity of proxies and ballots, or (ii) voting in person, or by persons designated by such stockholder to act as a proxy or proxies at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to: Robert Weinstein, Secretary, Neurotrope, Inc., 50 Park Place, Newark, New Jersey 07102. A return envelope, which requires no postage, if mailed in the United States, is enclosed herewith for your convenience. Comments on proxies will be transcribed and provided to the Secretary with the name and address of the stockholder.

A quorum is required for the Company’s stockholders to conduct business at the Meeting. The presence at the Meeting, in person or by proxy, regardless of whether the proxy has authority to vote on all matters, of the holders of a majority of the shares entitled to vote at the Meeting will constitute a quorum, permitting us to conduct the business of the Meeting. For Proposal 1, however, the presence at the Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of the class or series entitled to elect such director shall constitute a quorum for the purpose of electing such director. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the Meeting, submit your vote promptly so that we can be assured of having a quorum present at the Meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend.

For Proposal 1, directors are elected by a plurality of the votes cast by holders of shares entitled to vote thereon at the Meeting (in person or by proxy). Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the Meeting that are not voted for a particular nominee or shares present by proxy where the stockholder properly withheld authority to vote for such nominee (including broker non-votes, see below) will not be counted toward such nominee’s achievement of a plurality, but will be counted for quorum purposes. The affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon at the Meeting (in person or by proxy) is required for ratification of Proposals 2, 3, 4 and 5. See below for a discussion of the effect of abstentions and broker non-votes.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal, usually because the nominee has not received voting instructions from the beneficial owner in a timely fashion and does not have discretionary voting power with respect to that matter because it is considered non-routine. Under the current rules of the New York Stock Exchange, brokers have discretionary authority with respect to the ratification of the appointment Friedman LLP as the Company’s independent registered public accounting firm for the 2015 fiscal year, and may therefore vote your shares with respect to such proposal if such broker does not receive instructions from you. However, brokers or other nominees may not exercise discretionary voting power with respect to any of the other matters to be considered at the Meeting, as each of such other matters are considered to be non-routine. Therefore, if a broker or other nominee has not received voting instructions from the beneficial owner with respect to the election of directors or other non-routine matters, such nominee cannot vote the relevant shares on the proposal(s) for which no voting instructions have been received. As a result, it is important that you provide appropriate instructions to your brokerage firm with respect to your vote.

Effect of Abstentions and Broker Non-Votes: If your shares are treated as an abstention or broker non-vote, your shares will be included in the number of shares represented for purposes of determining whether a quorum is present. However, abstentions and broker non-votes will not be considered in determining the number of votes cast on a particular matter. Therefore, with respect to any matter requiring the approval of the affirmative vote of a majority of the votes cast by holders of shares present in person or represented by proxy, abstentions and broker non-votes will be excluded when calculating the number of votes cast on the matter.

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PROPOSAL 1
ELECTION OF DIRECTORS

General

The Company’s by-laws provide that the Board of Directors (the “Board of Directors” or the “Board”) shall consist of up to eleven members but shall not be less than one member. The number of directors constituting the Board of Directors, as determined by the Board, is currently fixed at seven, and at present, there are seven directors serving on the Board. At the Meeting, the holders of Common Stock will be asked to vote for the election of six nominees to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are elected and qualified. Further, at the Meeting, the Preferred Stock holders of the Company will be asked to vote for the election of one nominee to serve on the Board of Directors until the next annual meeting of stockholders and until their respective successors are elected and qualified.

If a proxy is properly executed but does not contain voting instructions, it will be voted “FOR” the election of each of the nominees named below as a director of the Company. Proxies cannot be voted for a greater number of persons than seven. Management has no reason to believe that any of the nominees named below will not be a candidate or will be unable to serve as a director.

Director Nominees, Current Directors and Executive Officers of the Company

The authorized number of directors to constitute our Board of Directors is seven. Executive officers are appointed by the Board of Directors and serve at its pleasure. Set forth below are the names, ages and descriptions of the backgrounds, as of April 20, 2015, of each of the director nominees, current directors and executive officers of the Company.

Name	Age	Position	Date Named to Board of Directors or as Executive Officer

John H. Abeles(1)	70	Director	August 23, 2013

Larry D. Altstiel(1)	65	Director	September 12, 2014

Paul E. Freiman(1)	80	Director and Chairman of the Board	October 18, 2013

James Gottlieb(1)	67	Director	December 10, 2013

Jay M. Haft(2)	79	Director	August 23, 2013

Charles S. Ramat(1)	64	Director, President, and Chief Executive Officer	June 13, 2014

William S. Singer(1)	74	Director; Vice-Chairman of the Board	August 23, 2013

Robert Weinstein	55	Executive Vice President, Chief Financial Officer, Secretary and Treasurer	August 23, 2013

(1) Common Stock director nominee

(2) Preferred Stock director nominee

Our Board of Directors is currently comprised of seven members: Mr. Haft, who is the Preferred Stock nominee; Messrs. Abeles and Altstiel, who are the Abeles Designees (as defined below); Messrs. Singer and Gottlieb, who are the NRV Designees (as defined below); and Mr. Freiman and Mr. Ramat who are nominated by the Board. See “Director Nominations” below.

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The principal occupation and business experience during the past five years for our executive officers and directors is as follows:

Dr. John H. Abeles, 70, who serves on our Nominating and Corporate Governance Committee, was first elected to the Board on August 23, 2013. Until June 13, 2014, Dr. Abeles served as Chairman of the Board of Directors. Dr. Abeles is the President and founder of MedVest, Inc., which has provided consulting services to health care and high technology companies since 1980. He is also the Managing Member of Dalyda Finance LLC, a family company engaging promising artistic and performing talent.

Dr. Abeles practiced Medicine in London, before joining the pharmaceutical industry as a Senior Medical Executive, with Sterling Drug, Pfizer Inc. and Revlon Health Care. From 1975 until 1980, he was a Wall Street healthcare analyst with Kidder Peabody.

Since March 1992, Dr. Abeles has been the Founder, Sole Investor and General Partner of Northlea Partners LLLP, a private venture capital and private capital family office headquartered in Boca Raton, Florida.

Since 1998, he has served as the Chairman of UniMedica Inc., a web-enabled medical school education consulting and publishing firm, and as Assistant Professor of Clinical Pharmacology and Therapeutics at the International University of Health Sciences. He has served as a Director of Higuchi Bio-Science Institute, University of Kansas since 1997, and as a Director of the College of Chemistry Advisory Board at the University of California at Berkeley since 2001. Further, since 2004, Dr. Abeles has served as a director of Medite Cancer Diagnostics, Inc. since May of 1999.

Dr. Abeles received his medical degree as well as a degree in pharmacology from the University of Birmingham, England. He is a Fellow of the Royal Society of Medicine, London. The Board of Directors believes Dr. Abeles is qualified to serve as a director of the Company due to his experience on many boards, both past and present, providing him with a unique perspective to counsel emerging companies on their strategic planning functions, capital raising activities, and operational effectiveness, as well as well as his insight into the challenges faced by emerging growth companies, stemming from his years of experience providing consulting services to healthcare and high technology companies, as well as his extensive medical and pharmaceutical experience.

Dr. Larry D. Altstiel, 65, who serves as Chairman of our Nominating and Corporate Governance Committee, and as a member of our Audit Committee and Compensation Committee, was first elected to the Board on September 12, 2014. He has been the Chief Executive Officer of Provectra Therapeutics, Inc., an early-stage biotechnology company developing novel gene therapy for neurodegenerative diseases, since February 2013. He also serves as a member of our Scientific Advisory Board. From 2007 to 2013, Dr. Altstiel was Vice President Neuroscience Clinical Development, Neuroscience Therapeutic Area Clinical Lead, at Pfizer Inc. Dr. Altstiel's other positions included Senior Vice President, Head of Global Clinical Development, at Schwarz Biosciences, Inc.; Vice President for Research Operations at Eisai Medical Research Inc. and Schering-Plough; and Senior Clinical Research Physician and Group Leader for Neurodegenerative Diseases Clinical and Discovery Research for Alzheimer's Disease, Parkinson's Disease and Stroke at Eli Lilly and Company. Dr. Altstiel also has extensive experience in the fields of psychiatry and neurology from Mount Sinai School of Medicine, Columbia Presbyterian Medical Center and Hospital and The Bronx Veteran's Administration Medical Center. The Board of Directors believes Dr. Altstiel is qualified to serve as a director of the Company due to his prior and current senior management experience in the global and biotechnology sectors of the pharmaceutical industry, as well as his breadth of experience in the development and marketing of specialty pharmaceuticals.

Paul E. Freiman, 80, retired, was first elected to the Board on October 18, 2013. On June 13, 2014, he was appointed Co-Chairman of the Board of Directors. On July 16, 2014, the Board appointed Mr. Freiman to serve as Co-Chief Executive Officer, on an interim basis, of the Company and of Neurotrope BioScience Inc., a wholly owned consolidated operating subsidiary of the Company. On September 12, 2014, Mr. Paul E. Freiman’s appointment as interim Co-Chief Executive Officer terminated and he became the sole Chairman of the Board. Mr. Freiman has extensive pharmaceutical and biotechnology industry operating experience as a board member and Chief Executive Officer of private and publicly-traded companies. Mr. Freiman also currently serves as an independent pharmaceutical and biotechnology industry consultant. He serves as Chairman of Chronix BioMedical, Inc. Since May 2002, he has also been a member of the Board of Directors of NovaBay Pharmaceuticals, Inc. In the past, Mr. Freiman served on the boards of Otsuka America, Inc., and several biotechnology companies based in the United States and Singapore. Prior to his current consulting and board member roles, Mr. Freiman was a partner of Burrill Brasil Investimentos based in Rio de Janiero, Brazil. He also served as President and Chief Executive Officer of Neurobiological Technologies, Inc., as well as a member of its Board of Directors.

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Mr. Freiman also served as Chairman and Chief Executive Officer of Syntex Corporation, which was sold to The Roche Group during his tenure. He was involved with the marketing of Syntex’s lead product, Naprosyn® and was responsible for moving the product to over-the-counter status, marketed as Aleve®.

Mr. Freiman served on the Board of the Pharmaceutical Research and Manufacturers Association of America (PhRMA) and was its Chairman. He served on a number of industry task forces both domestically and internationally. He also served as Chairman of the University of California (UCSF) Foundation, The United Way of Silicon Valley and a number of not-for-profit organizations over the years.

Mr. Freiman received a B.S. in pharmacy from Fordham University and an honorary doctorate from the Arnold & Marie Schwartz College of Pharmacy. The Board of Directors believes Mr. Freiman is qualified to serve as a director of the Company due to his significant experience in the pharmaceutical and biotechnology industries, particularly stemming from his years of experience as a board member and Chief Executive Officer of private and publically-traded companies.

James Gottlieb, 67, who serves as Chairman of our Compensation Committee, and as a member of our Audit Committee and Compensation Committee, was first elected to the Board on December 10, 2013.

Since 2010 to the present, Mr. Gottlieb has been a partner with Capitol Counsel LLC, where he leads the commerce team. His clients include entities representing a broad range of industries, including healthcare, aviation, telecommunications, e-commerce, oversight and investigations and mergers & acquisitions. Prior to joining Capitol Counsel LLC and based upon his in-depth experience in legislation, oversight and investigations (including with the FDA) and political roles on Capitol Hill, and foundation management, consulting and strategic advisory roles outside of government, Mr. Gottlieb formed Gottlieb Strategic Consulting, a government affairs firm.

In 1977, Mr. Gottlieb served as the chief of staff for Representative Ted Weiss (D-NY) and later the Subcommittee on Human Resources & Government Relations of the House Committee on Government Operations (now Committee on Oversight & Government Reform) from 1983 to 1992, where he directed a wide range of oversight investigation and legislation in health, education, and veterans’ matters. Mr. Gottlieb served as Senator Jay Rockefeller’s chief counsel and staff director for the Senate Committee on Veterans Affairs from 1992-2003. He also served as Senator Rockefeller’s Chief-of-Staff and was responsible for the Senator’s legislative community, economic development and political operations.

Mr. Gottlieb then served as chief management consultant to BRNI as a strategic policy and advocacy advisor and managed the restructuring of this multi-million dollar medical research facility for the study of brain disorders and continued to serve as legal counsel and policy advisor to Senator Rockefeller, BRNI’s Chairman, from 2003 to 2005. He serves as a Board of Directors member of BRNI and serves as Treasurer of Friends of Jay Rockefeller.

Mr. Gottlieb received a B.A. in Business Administration from Michigan State University in 1969, a Master of Education from New York University in 1970 and a law degree from New York Law School in 1974. The Board of Directors believes Mr. Gottlieb is qualified to serve as a director of the Company due to his legislative, oversight and policy experience regarding healthcare and regulatory matters, as well as his position as a board member of BRNI.

Jay M. Haft, 79, who serves as Chairman of our Audit Committee, and as a member of our Compensation Committee and Nominating and Corporate Governance Committee, was first elected to the Board on August 23, 2013. Since 2005 to the present, Mr. Haft has been a partner of Columbus Nova, a private investment arm of the Renova Group. Mr. Haft served as Chairman of the Board of Directors of DUSA Pharmaceuticals, Inc., a publicly-traded pharmaceutical company, from 2008 until December 2012, when the company merged with an affiliate of Sun Pharmaceutical Industries, Inc. From 1989 to 1994 he was a senior corporate partner of the law firm of Parker, Duryee, Rosoff and Haft, and was of counsel to that firm from 1994 until 2002. He is currently of counsel to the law firm of Reed Smith LLP. Mr. Haft has served on approximately 30 corporate boards, including his tenure as Chairman of the Executive Committee of Emerson Radio Corporation. He is also active in the non-profit sector as well, particularly in the areas of education and art. Mr. Haft earned his Bachelor’s degree and graduated Phi Beta Kappa from Yale University and earned his law degree from Yale Law School. The Board of Directors believes Mr. Haft is qualified to serve as a director of the Company due to his wealth of knowledge and insight into the challenges faced by emerging growth companies, including successful companies in the medical device field, as well as his expertise in counseling companies on strategic matters.

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Charles S. Ramat, 64, our President and Chief Executive Officer, was first elected to the Board as Co-Chairman of the Board on June 13, 2014. On July 16, 2014, the Board appointed him to serve as Co-Chief Executive Officer, on an interim basis, of the Company and of Neurotrope BioScience. On September 12, 2014, Mr. Ramat’s appointment as interim Co-Chief Executive Officer terminated and he was appointed as our sole President and Chief Executive Officer. Additionally, on September 12, 2014, Mr. Ramat’s appointment as Co-Chairman of the Company’s Board of Directors terminated. Mr. Ramat remains a member of the Board. Mr. Ramat, a self-employed consultant, is currently a private investor and has extensive operational and general business experience in several industries including: biotechnology, medical devices, commercial finance, real estate and mobile communications. Until December 2013, Mr. Ramat was a principal investor and consultant to Continental Home Loans, the third largest FHA mortgage originator in New York State, with operations in 22 states and with annual originations and servicing portfolio both in excess of $1 billion. Since 2006, he has developed land, principally 1,000 acres of private gated communities, with a strong emphasis on environmentally friendly practices, in upstate New York. From 2002 to 2005, Mr. Ramat was the President and Chief Executive Officer of Kushner Companies, managing 25,000 apartment units and a commercial portfolio exceeding five million square feet.

From 1988 to 2002, Mr. Ramat was Chairman and Chief Executive Officer of Aris Industries, Inc., a publicly-traded apparel maker. Aris owned and licensed several major apparel brands and Mr. Ramat was active in the Company’s branding effort both domestically and internationally. During this tenure, annual sales rose from under $50 million to more than $400 million. Prior to 1988, Mr. Ramat had acquired various luxury residential buildings in Manhattan where he executed co-op conversions resulting in over $100 million in sales. Also, he was a principal in United Restaurant Corporation which held significant national restaurant franchise rights and a Vice President at Landall Corporation, a publicly-traded real estate development company.

Mr. Ramat has served on various business company boards, philanthropies and trade organizations. Mr. Ramat graduated cum laude with a B.A. from Yeshiva University and earned a Juris Doctor degree from Columbia Law School. The Board of Directors believes Mr. Ramat is qualified to serve as a director of the Company due to his extensive senior management experience, as well as his broad general business experience.

William S. Singer, 74, was first elected to the Board of Directors on August 23, 2013 and has served as Vice-Chairman of the Board of Directors since that date. Mr. Singer serves as President of Blanchette Rockefeller Neurosciences Institute (“BRNI”) and is also on its board of directors. He was a partner in the Chicago office of the law firm of Kirkland & Ellis LLP from 1980 until 2006 and has been of counsel to that firm since that time, concentrating his practice on corporate, real estate, and legislative matters. Since 2006, he also has been the sole proprietor of Singer Consulting LLC, which advises clients on federal legislation. He has been listed in Crain’s Who’s Who in Chicago Business in the 2000, 2001, 2002, 2003, and 2004 editions.

Mr. Singer has been prominently active in Chicago public service, serving as an Alderman for several years and as a candidate for Mayoral office. The Board of Directors believes that Mr. Singer is qualified to serve as a director of the Company because his extensive experience as President of BRNI and his legal and strategic capabilities.

Robert Weinstein, 55, has served as Chief Financial Officer, Secretary and Treasurer since August 23, 2013 and Executive Vice President since October 1, 2013 pursuant to his employment agreement. Mr. Weinstein joined the Company in June 2013 as its acting Chief Financial Officer. He has extensive accounting and finance experience, spanning more than 25 years, as a public accountant, investment banker, healthcare private equity fund principal and chief financial officer.

Since September 2011, Mr. Weinstein has been an independent consultant for several healthcare companies in the pharmaceutical and biotechnology industries. From March 2010 to August 2011, he was the Chief Financial Officer of Green Energy Management Services Holdings, Inc., a publicly-traded energy consulting company. From August 2007 to February 2010, Mr. Weinstein served as Chief Financial Officer of Xcorporeal, Inc., a publicly-traded, development-stage medical device company which was sold in March 2010 to Fresenius Medical USA, the largest provider of dialysis equipment and services worldwide.

Mr. Weinstein received his MBA degree in finance and international business from the University of Chicago Graduate School of Business, is a Certified Public Accountant (inactive), and received his BS degree in accounting from the State University of New York at Albany.

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Other Key Personnel and Advisors

Warren Wasiewski, 63, has served as the Executive Vice President, Development and Chief Medical Officer of Neurotrope BioScience since November 1, 2014. Dr. Wasiewski is a physician scientist and a Fellow of the American Academy of Pediatrics. From 2012 through 2014, he served as the Vice President of Clinical Development for Neurology at Alexion Pharmaceuticals. From 2011 to 2012, Dr. Wasiewski was an Associate Professor of Neurology at the Penn State Children’s Hospital. He also was the Vice President of Clinical Development and Chief Medical Officer for InfaCare Pharmaceutical Corporation from 2009 to 2011, where he lead and oversaw all clinical and operational components of a Phase IIb study in infants for the treatment of jaundice in high risk infants. Dr. Wasiewski also served as the Chief Medical Officer of Neurobiological Technologies, Inc. from 2007 to 2009, where he oversaw medical, clinical operations, commercial and regulatory affairs. Dr. Wasiewski attained an Associate Degree in Biology from Nassau Community College, a Bachelor’s Degree in Biology from Rutgers College, a Master’s Degree in Biochemistry from the State University of New York Downstate Medical Center and a Doctor of Medicine degree from State University of New York at Buffalo. He completed his residency at the Children’s Hospital in Buffalo, New York in 1984 and a fellowship in pediatric neurology at the Texas Children’s Hospital at Baylor College of Medicine in Houston, Texas in 1987.

Dr. Daniel Alkon, 72, has been the Chief Scientific Officer of the Company and an advisor to Neurotrope BioScience since its formation. Dr. Alkon has been the founding Scientific Director of BRNI since 1999. He received his undergraduate degree in chemistry in 1965 at the University of Pennsylvania. After earning his M.D. at Cornell University and finishing an internship in medicine at the Mount Sinai Hospital in New York, he joined the staff of the National Institutes of Health where during his 30 year career he became a Medical Director in the U.S. Public Health Service at the NINDS and Chief of the Laboratory of Adaptive Systems. Dr. Alkon occupies the Toyota Chair in Neuroscience at BRNI. In this position, he and his team conduct multidisciplinary research on the molecular and biophysical mechanisms of memory and memory dysfunction in psychiatric and neurological disorders, particularly AD. He is also a Professor at BRNI and a Professor of Neurology at West Virginia University. Dr. Alkon is not an employee of Neurotrope BioScience.

Ira Weisberg, 66, has been the Vice President, Commercial Operations of Neurotrope BioScience since January 16, 2014. Mr. Weisberg is an accomplished pharmaceuticals and biotech executive with over 35 years in business and corporate development experience managing companies, fund raising, product development, sales and distribution channels, compliance, regulatory, managed care, reimbursement systems, licensing, and other corporate and business development transactions in both the U.S. and international markets. Mr. Weisberg worked in both large pharmaceutical companies including American Home Products, Cooper Laboratories and emerging pharmaceutical and biotech companies including Interferon Sciences and LifeCycle Pharma. He has led or been involved with corporate partnering, mergers and acquisitions, new venture formation and financing within a number of therapeutic areas such as cancer and cardiovascular medicine. Mr. Weisberg was President and CEO of AlphaVax, an emerging cancer vaccine development company. He has also led product launches in the pharmaceutical, biopharmaceutical and biotechnology sectors, including managing the Critical Care business for Aventis Behring.

Mr. Weisberg earned his B.S. in Microbiology at St. John’s University.

David Crockford, 70, has been the Vice President, Regulatory Affairs of Neurotrope BioScience since January 1, 2014. Mr. Crockford has more than 30 years of professional experience in the biotechnology and pharmaceutical industries. From March 2005 to December 31, 2013, Mr. Crockford was the Vice President of Clinical and Regulatory Affairs of RegeneRX Biopharmaceuticals, Inc. There, he led the development and obtained marketing approval of 18 drug products, 17 immunodiagnostic tests, and an intraoperative medical device. Mr. Crockford has organized, presented and led discussions in many face-to-face meetings and teleconferences with a variety of Divisions and Centers (CBER, CDER and CDRH) at the FDA. He provided the regulatory strategy and direction and led the clinical development of a regenerative peptide for the treatment of patients with certain ailments including neurodegenerative diseases.

Mr. Crockford is the author of a number of articles and sole inventor/co-inventor of approximately twenty patents and applications disclosing compositions, methods of drug use and delivery. He earned a Bachelor of Arts degree in biology from Boston University’s College of Arts and Sciences and completed seminars in clinical chemistry, sponsored by Princeton University/Princeton Hospital, and reproductive medicine at Wayne State’s Mott Center for Human Growth and Development and UCLA Medical School.

There are no family relationships among any of the director nominees, current directors or executive officers of the Company.

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Board of Directors

Our Board of Directors is authorized to consist of seven members and currently consists of seven members. A majority of the authorized number of directors constitutes a quorum of the Board of Directors for the transaction of business. The directors must be present at the meeting to constitute a quorum. However, any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors individually or collectively consent in writing to the action.

Management has been delegated the responsibility for meeting defined corporate objectives, implementing approved strategic and operating plans, carrying on the Company’s business in the ordinary course, managing cash flow, evaluating new business opportunities, recruiting staff and complying with applicable regulatory requirements. The Board of Directors exercises its supervision over management by reviewing and approving long-term strategic, business and capital plans, material contracts and business transactions, and all debt and equity financing transactions and stock issuances.

Director Independence

We are not currently subject to listing requirements of any national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be “independent” and, as a result, we are not at this time required to have our Board of Directors comprised of a majority of “independent directors.” Nevertheless, our Board of Directors has determined that each of Messrs. Abeles, Altstiel, Gottlieb and Haft are “independent” under the applicable federal securities laws and regulations and the rules of the NASDAQ Stock Market.

Board Committees and Meetings

Our Board of Directors has established three committees:

•	The Audit Committee consists of Mr. Haft, as Chairman, Dr. Altstiel and Mr. Gottlieb.

•	The Compensation Committee consists of Mr. Gottlieb, as Chairman, Dr. Altstiel and Mr. Haft.

•	The Nominating and Corporate Governance Committee consists of Dr. Altstiel, as Chairman, Dr. Abeles, Mr. Gottlieb and Mr. Haft.

Each of the Committees has a written charter adopted by the Board of Directors; a current copy of each such charter is available to security holders on our web site, www.neurotropebioscience.com.

It has been the policy of the Board to hold at least four regularly scheduled meetings per year. In addition, the Board holds special meetings whenever requested by the Chairman of the Board, the Chief Executive Officer, the President or any director. During 2014, the Board of Directors held ten meetings, and took action by unanimous written consent in lieu of a meeting zero times. During 2014, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which he or she has been a director); and (ii) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served).

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee assists the Board in (i) identifying qualified individuals to become directors, (ii) determining the composition of the Board and its committees, (iii) developing succession plans for executive officers, (iv) monitoring a process to assess Board effectiveness, and (v) developing and implementing the Company’s corporate governance procedures and policies.

The Nominating and Corporate Governance Committee was established on December 11, 2013, and held one meeting in 2014. The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director in accordance with the rules of The NASDAQ Stock Market and applicable federal securities laws and regulations.

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The Nominating and Corporate Governance Committee considers any timely submitted and qualified director candidates recommended by any security holder entitled to vote in an election of Directors. To date no security holders have made any such recommendations.

Pursuant to our by-laws, nominations of persons for election to the Board of Directors at an annual meeting or at any special meeting of stockholders for the purpose of electing directors may be made by or at the direction of the Board of Directors, by any nominating committee or person appointed for such purpose by the Board of Directors, or by any stockholder of record entitled to vote for the election of directors at the meeting who complies with the following notice procedures. Such nominations, other than those made by, or at the direction of, or under the authority of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Company by a stockholder of record at such time. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company (a) in the case of an annual meeting, not less than 90 nor more than 120 days prior to the one-year anniversary of the date of the annual meeting of the previous year; provided, however, that if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not earlier than 120 days prior to such annual meeting and not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders for the purpose of electing directors, not earlier than 120 days prior to such special meeting and not later than the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. Such stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company, if any, which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Exchange Act or other applicable law; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination will be disregarded. See “Director Nominations” below for more information.

Audit Committee

The Audit Committee (a) assists the Board of Directors in fulfilling its oversight of: (i) the quality and integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements relating to the Company’s financial statements and related disclosures; (iii) the qualifications and independence of the Company’s independent auditors; and (iv) the performance of the Company’s independent auditors; and (b) prepares any reports that the rules of the SEC require be included in the Company’s annual proxy statement.

The Audit Committee was established on December 11, 2013, and held four meetings in 2014. The Board has determined that each member of the Audit Committee is an independent director in accordance with the rules of The NASDAQ Stock Market and applicable federal securities laws and regulations. In addition, the Board has determined that Jay M. Haft is an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K and has designated him to fill that role. Mr. Haft has held various positions in which he was responsible for receiving financial information relating to such entities. He has, or has developed, an understanding of financial statements generally and how those statements are used to assess the financial position of a company and its operating results. Mr. Haft also has a significant understanding of the business in which the Company is engaged in and has an appreciation for the relevant accounting principles for the business of the Company. See “Director Nominees, Current Directors and Executive Officers of the Company” above for descriptions of the relevant education and experience of each member of the Audit Committee.

At no time since the commencement of the Company’s most recently completed fiscal year was a recommendation of the Audit Committee to nominate or compensate an external auditor not adopted by the Board of Directors.

The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board of Directors and such other matters as specified in the Committee’s charter or as directed by the Board. Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us (or to nominate the independent registered public accounting firm for stockholder approval), and each such registered public accounting firm must report directly to the Audit Committee. Our Audit Committee must approve in advance all audit, review and attest services and all non-audit services (including, in each case, the engagement and terms thereof) to be performed by our independent auditors, in accordance with applicable laws, rules and regulations.

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Compensation Committee

The Compensation Committee (i) assists the Board of Directors in discharging its responsibilities with respect to compensation of the Company’s executive officers and directors, (ii) evaluates the performance of the executive officers of the Company, and (iii) administers the Company’s stock and incentive compensation plans and recommends changes in such plans to the Board as needed.

The Compensation Committee was established on December 11, 2013, and held 2 meetings in 2014. The Board of Directors has determined that each member of the Compensation Committee is an independent director in accordance with the rules of The NASDAQ Stock Market and applicable federal securities laws and regulations.

Code of Ethics

We have adopted a Code of Ethics and Business Conduct (“Code of Ethics”) applicable to all of our employees, officers and directors (including our principal executive officer, principal financial officer and principal accounting officer) that complies with SEC regulations. The Code of Ethics is available free of charge on our website at www.neurotropebioscience.com and is attached as Exhibit 14.1 to our annual report on Form 10-K filed with the SEC on April 15, 2014 and incorporated by reference herein.

We intend to timely disclose any amendments to, or waivers from, our code of ethics and business conduct that are required to be publicly disclosed pursuant to rules of the SEC and any securities exchange on which our shares may be listed by filing such amendment or waiver with the SEC.

Director Nominations

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Directors are elected by a plurality of the votes cast at the annual meeting of stockholders and hold office until the expiration of the term for which he or she was elected and until a successor has been elected and qualified.

The authorized number of directors to constitute our Board of Directors is seven. Pursuant to the terms of the Merger Agreement (as defined below), the Company’s Board of Directors, as of the date of the closing of the Merger consisted of five (5) members, of whom four (4) members were designated by the controlling stockholders of Neurotrope BioScience prior to the Merger and one (1) other member who was independent (as defined in applicable SEC rules and the rules of The Nasdaq Stock Market). Pursuant to the Merger Agreement, the size of the Board of Directors was increased to seven (7) members, including two additional independent directors, one of whom, Paul Freiman, was nominated by Hannah Rose Holdings, LLC (the “HRH Designee”). Pursuant to the Voting Agreement (as defined in Certain Relationships and Related Transactions—Voting Agreement), NRV, James New, Northlea Partners LLLP, and Dan Alkon agreed to vote all of the common stock that each beneficially owned in favor of electing the HRH Designee. For the avoidance of doubt, NRV, Northlea Partners LLLP, James New and Dan Alkon agreed to vote their common stock in favor of electing the HRH Designee only at the time of such individual’s initial appointment to the Company’s Board of Directors, and nothing obligated NRV, Northlea Partners LLLP, James New or Dan Alkon to vote in favor of the election of any other individual as an HRH Designee or in favor of the continuing service of the HRH Designee once elected to the Board. See “Certain Relationships and Related Transactions—Voting Agreement” below.

Currently, the holders of issued and outstanding common stock, exclusively and as a separate class, are entitled to elect six (6) directors of the Company, and pursuant to the Certificate of Designations, Preferences and Rights of the Preferred Stock, the holders of record of the shares of issued and outstanding Preferred Stock, exclusively and as a separate class, are entitled to elect one director of the Company. Pursuant to the Common Stockholder’s Agreement (as defined below) and the Voting Agreement, the following five persons are nominated and elected to the Company’s Board of Directors: (i) two (2) representatives designated by NRV (each, an “NRV Designee”); (ii) two (2) representatives designated by the holders of a majority in interest of the shares of common stock held by James New and Northlea Partners LLLP (each, an “Abeles Designee”); and (iii) one (1) independent representative designated by the Board of the Company (the “Neurotrope Designee”). See “Certain Relationships and Related Transactions—Common Stockholders’ Agreement” below.

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Stockholder Nominations of Directors

Stockholders may nominate persons for election to our board of directors at a meeting of stockholders in the manner provided in our By-laws, which include a requirement to comply with certain notice procedures. Nominations shall be made pursuant to written notice addressed to our principal executive offices set forth on page 1 of this proxy statement, and for the Annual Meeting of Stockholders in 2016, must be received not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2015 Annual Meeting of Stockholders, or no later than March 11, 2016 and no earlier than February 10, 2016. See “Nominating and Corporate Governance Committee” under “Board Committees and Meetings” above for more information.

Board Leadership Structure and Role in Risk Oversight

The leadership structure of the Board currently consists of a Chairman of the Board who oversees the Board meetings and a Vice-Chairman of the Board. The Company separates the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles. Our Board believes this division of responsibility is an effective approach for addressing the risks we face. All of our Committees are comprised of only independent directors. All Board committees are chaired by independent directors who report to the full Board whenever necessary. We believe this leadership structure helps facilitate efficient decision-making and communication among our directors and fosters efficient Board functioning at meetings.

Our management is primarily responsible for managing the risks we face in the ordinary course of operating our business. The Board oversees potential risks and our risk management activities by receiving operational and strategic presentations from management which include discussions of key risks to our business. The Board also periodically discusses with management important compliance and quality issues. In addition, the Board has delegated risk oversight to each of its key committees within their areas of responsibility. For example, the Audit Committee assists the Board in fulfilling its oversight of the quality and integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements relating to the Company’s financial statements and related disclosures. The Compensation Committee assists the Board in its risk oversight function by overseeing strategies with respect to our incentive compensation programs and key employee retention issues. We believe our Board leadership structure facilitates the division of risk management oversight responsibilities among the Board committees and enhances the Board’s efficiency in fulfilling its oversight function with respect to difference areas of our business risks and our risk mitigation practices.

Involvement in Certain Legal Proceedings

None of our directors, director nominees or executive officers has been involved in any of the following events during the past ten years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time, except that Mr. Weinstein was the Chief Financial Officer of Able Laboratories, Inc., until November 2004; that company filed for bankruptcy protection in July 2005;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•	being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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Stockholder Communication with the Board

The Board believes that the most efficient method of stockholders and other interested parties to raise issues and ask questions and to get a response is to direct such communications through the Investor Relations team at the address provided in the “Contact Us” section of our website, www.neurotropebioscience.com. The address listed for our Investor Relations team on our website is supervised by Neurotrope, which will promptly forward to the Board any communication intended for them.

Director Attendance at Annual Meetings

Each of our directors is expected to be present at annual meetings of our stockholders absent exigent circumstances that prevent their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, we will arrange for the director's participation by means where the director can hear, and be heard by, those present at the meeting. Last year, we did not hold an annual meeting of stockholders. All directors and nominees are expected to attend the 2015 Meeting.

Vote Required and Recommendation of the Company’s Board of Directors

The terms of each of the Company’s incumbent directors will expire on the date of the Meeting. Accordingly, seven persons are to be elected to serve as members of the Board at the Meeting. The Nominating and Corporate Governance Committee considered possible Board nominees in accordance with its policies, as well as the rights of certain parties to designate nominees. Following its review, the Nominating and Corporate Governance Committee recommended to the Board a slate of nominees for consideration and election by the holders of Common Stock and a sole nominee for consideration and election by the holders of the Preferred Stock. Following a presentation by the Chairman of the Nominating and Corporate Governance Committee to the Board at a meeting of the Board held on March 19, 2015, the Board approved the nominees. The nominee for election by the holders of the Preferred Stock is Jay M. Haft (the “Preferred Stock Nominee”). The nominees for election by the holders of the Company’s Common Stock to one of the six positions are John H. Abeles, Larry D. Altstiel, Paul E. Freiman, James Gottlieb, Charles S. Ramat and William S. Singer (collectively, the “Common Stock Nominees”). Please see “Director Nominees, Current Directors and Executive Officers of the Company” above for information concerning each of the nominees.

For the Preferred Stock Nominee, if a quorum is present at the Meeting, and the nominee receives a plurality of the votes of the Preferred Stock holders, the nominee will be elected as a director of the Company, to serve until the next annual meeting of the Company’s stockholders or until their respective successors are elected and qualified. For the Common Stock Nominees, if a quorum is present at the Meeting, the six nominees receiving the highest number of votes cast “FOR” will be elected as directors of the Company, each to serve until the next annual meeting of the Company’s stockholders or until their respective successors are elected and qualified.

The Company’s board of directors unanimously recommends that you vote “FOR” the election of each of the nominees named above to the Company’s board of directors. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” EACH NOMINEE UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

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AUDIT COMMITTEE REPORT

The Board of Directors has determined that the Audit Committee is composed of independent directors, as defined in accordance with the rules of The NASDAQ Stock Market and applicable federal securities laws and regulations. The Audit Committee operates under a written charter adopted by the board of directors. The current members of the Company’s Audit Committee are Jay M. Haft, Larry D. Altstiel and James Gottlieb.

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2014. The information contained in this report shall not be deemed to be soliciting material or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

In connection with the preparation and filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014:

(1)	The Audit Committee reviewed and discussed the audited financial statements with management;

(2)	The Audit Committee discussed with Friedman LLP, the Company’s independent auditors, the matters required to be discussed by Auditing Standard No. 16, “Communicating with Audit Committees” issued by the Public Company Accounting Oversight Board (the “PCAOB”); and

(3)	The Audit Committee reviewed the written disclosures and the letter from Friedman LLP required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence.

Based on the review and discussion referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC.

AUDIT COMMITTEE

Jay M. Haft
Larry D. Altstiel
James Gottlieb

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the total compensation paid or accrued by us during the last two fiscal years ended December 31, 2014, to (i) all individuals that served as our principal executive officers or acted in a similar capacity for us at any time during the fiscal year ended December 31, 2014; (ii) the two most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2014; and (iii) up to two additional individuals for whom disclosure would have been required pursuant to clause (ii) above but for the fact that the individual was not serving as an executive officer at December 31, 2014 (collectively, the “named executive officers”). The Compensation Committee of the Board of Directors is responsible for determining executive compensation.

Name & Principal Position	Fiscal Year ended December 31	Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)(9)	Non–Equity Incentive Plan Compensation ($)	Non–Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(10)	Total ($)

Charles S. Ramat, President and CEO (1)	2014	$206,667	–		–	$477,916	–	–	–	$684,583

Paul Freiman, Chairman (2)	2014	$110,000	–		–	$372,117	–	–	–	$482,117

Robert Weinstein,	2014	$240,000	$50,000	(6)	–	–	–	–	$524	$290,524
CFO, Secretary and Executive Vice President (3)	2013	$65,531	$35,000	(7)	–	$529,040	–	–	$80,094	$709,665

Warren Wasiewski, Executive Vice President, Development and Chief Medical Officer of Neurotrope BioScience (4)	2014	$54,167	$17,014		–	$155,583	–	–	–	$226,764

James New, Former President	2014	$135,417	–		–	–	–	–	$268,477	$403,894
and CEO (5)	2013	$220,873	$50,000	(8)	–	$562,540	–	–	$41,666	$825,079

(1)	Mr. Ramat was appointed by our Board on July 16, 2014 to serve as our Co-Chief Executive Officer, on an interim basis. On September 12, 2014, Mr. Ramat’s appointment as interim Co-Chief Executive Officer terminated, and he was appointed as our sole President and Chief Executive Officer. Mr. Ramat’s 2014 amount includes consulting fees that Mr. Ramat received for his services as Co-CEO and CEO, as well consulting fees he receives under a consulting agreement with the Company.

(2)	Mr. Freiman was appointed by our Board on July 16, 2014 to serve as our Co-Chief Executive Officer, on an interim basis. On September 12, 2014, Mr. Freiman’s appointment as interim Co-Chief Executive Officer terminated. Mr. Freiman’s 2014 amount includes consulting fees that Mr. Freiman received for his service as Co-CEO and Chairman of the Board.

(3)	Mr. Weinstein became our Chief Financial Officer on August 23, 2013. The Company is party to an employment agreement dated as of October 1, 2013, with Mr. Weinstein, pursuant to which he serves as the Company’s Chief Financial Officer and Executive Vice President.

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(4)	Dr. Wasiewski was appointed as our Executive Vice President, Development and Chief Medical Officer of Neurotrope BioScience on November 1, 2014. For more information, see “Employment Agreements; Separation Agreement–– Warren Wasiewski” below.

(5)	Reflects compensation received from Neurotrope BioScience, which was formed in 2012, through August 23, 2013. Salary was accrued in 2012 but paid in 2013. On August 23, 2013, Dr. New was appointed as our Chief Executive Officer and President. Effective as of July 16, 2014, Dr. New’s employment as Chief Executive Officer and President of the Company was terminated. See “Employment Agreements; Separation Agreement—James New” below.

(6)	Represents a $50,000 bonus paid to Mr. Weinstein in 2015 for services rendered in 2014.

(7)	Represents a $35,000 bonus paid to Mr. Weinstein in 2014 for services rendered in 2013.

(8)	Represents a $50,000 bonus paid to Dr. New in 2014 for services rendered in 2013.

(9)	Option awards represent the grant date fair value of awards. Grant date fair value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the grant date fair value, see Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(10)	Dr. New’s 2013 amount represents compensation earned as a consultant prior to becoming an employee. Dr. New’s 2014 amount represents (a) the amount paid to him pursuant to the Separation Agreement and General Release, effective as of July 16, 2014, which is comprised of severance, vacation and healthcare payments, and (b) life insurance premiums we paid on behalf of Dr. New. Mr. Weinstein’s 2013 amount represents compensation earned as a consultant prior to becoming an employee. Mr. Weinstein’s 2014 amount represents life insurance premiums we paid on behalf of Mr. Weinstein.

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Outstanding Equity Awards at Fiscal Year-End

We have one compensation plan approved by our stockholders, the 2013 Plan. The following table provides information regarding 2013 Plan awards for each named executive officer outstanding as of December 31, 2014.

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Charles S. Ramat	170,302	129,699	–	$1.00	08/23/2023(1)	–	–	–	–
	54,404	0		1.75	08/23/2023(2)
	67,808	182,192		1.00	08/23/2023(3)
	222,055	177,945		(4)	07/23/2024(4)
	250,000	0		0.60	09/12/2024(5)
Paul Freiman	60,137	189,863	–	$1.50	10/18/2023(6)	–	–	–	–
	10,575	39,425		1.55	12/10/2023(7)
	5,274	19,726		1.64	12/11/2023(8)
	222,055	177,945		(9)	07/23/2024(9)
	50.000	0		0.60	09/12/2024(10)
Robert Weinstein	162,500	487,500	–	$1.00	10/01/2023(11)	–	–	–	–
Warren Wasiewski	0	250,000	–	$0.71	11/01/2024(12)	–	–	–	–

(1)	The options vested with respect to 88,864 shares as of the date of grant, with the balance vesting at a rate of 164 shares per day such that the option shall be fully vested as of February 28, 2017 (assuming continued service through such date). Vesting is subject to acceleration in the event of a change in control or termination of the consulting agreement between Neurotrope, Inc. and Mr. Ramat for good reason.

(2)	The options vested as of the date of grant.

(3)	The options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of August 23, 2018.

(4)	One-half of the options granted to Mr. Ramat have an exercise price $1.11 per share and were fully vested upon the date of grant. The second-half of the options granted to Mr. Ramat have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018.

(5)	The options vested as of the date of grant.

(6)	The options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of October 18, 2018 (assuming continued service through such date). Vesting is subject to the acceleration in the event of a change in control.

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(7)	The options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of December 10, 2018 (assuming continued service through such date).

(8)	The options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of December 11, 2018 (assuming continued service through such date).

(9)	One-half of the amount of options granted to Mr. Freiman have an exercise price $1.11 per share and are fully vested upon date of grant. The second-half of the amount of options granted to Mr. Freiman have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018.

(10)	The options vested as of the date of grant.

(11)	25% of these options vest on each of the first four anniversaries of the date of grant (October 2, 2013).

(12)	50,000 options will vest on each of the first five anniversaries of the grant date, and as such, 50,000 options will vest on each of November 1, 2015, November 1, 2016, November 1, 2017, November 1, 2018 and November 1, 2019 (assuming continued service through such date). Vesting may be subject to acceleration in the event of a change in control.

We have no plans in place and have never maintained any plans that provide for the payment of retirement benefits or benefits that will be paid primarily following retirement including, but not limited to, tax qualified deferred benefit plans, supplemental executive retirement plans, tax-qualified deferred contribution plans and nonqualified deferred contribution plans.

Except as indicated below, we have no contracts, agreements, plans or arrangements, whether written or unwritten, that provide for payments to the named executive officers listed above. In 2014, we hired five additional employees (through Neurotrope BioScience), including one employee with whom we also have an employment agreement.

Employment Agreements; Separation Agreement

Warren Wasiewski. Neurotrope BioScience and Dr. Wasiewski executed an employment agreement dated as of November 1, 2014 pursuant to which Dr. Wasiewski serves as Executive Vice President, Development and Chief Medical Officer (the “Wasiewski Employment Agreement”). The Wasiewski Employment Agreement provides for an initial term from November 1, 2014 to November 1, 2015 (the “Initial Term”). The term of the Wasiewski Employment Agreement shall thereafter be automatically extended for additional one-year periods (each, an “Extension Term”) unless Neurotrope BioScience or Dr. Wasiewski provides at least 90 days’ notice not to extend the term, or until such employment is earlier terminated in accordance with termination provisions set forth in the Wasiewski Employment Agreement (the Initial Term and any Extension Term(s), collectively, the “Employment Term”). The Wasiewski Employment Agreement provides that Dr. Wasiewski will receive an initial base salary of $325,000. During the Employment Term, Dr. Wasiewski’s salary may be reviewed at least annually and may be adjusted as determined by the President of the Company. In addition, Dr. Wasiewski is eligible to receive an annual incentive bonus opportunity of 50% of his base salary commencing in 2015 to be earned and payable based upon attainment of both corporate and individual annual performance goals. Additionally, Dr. Wasiewski is entitled to receive a sign-on bonus in the amount of $102,083 payable in 12 equal monthly installments. In accordance with the terms and limitations in the Wasiewski Employment Agreement, Dr. Wasiewski is entitled to be reimbursed for his relocation expenses up to $15,000 and his lodging expenses of up to $15,000. Dr. Wasiewski will also be entitled to four weeks of paid vacation per annum and general expense reimbursement for pre-approved business related expenses incurred in the performance of Dr. Wasiewski’s job duties. Dr. Wasiewski will also be eligible for all benefits and retirement, life, disability, medical and dental plan benefits generally available to Neurotrope BioScience’s officers in accordance with the terms of those plans.

On November 1, 2014, Dr. Wasiewski was granted non-qualified stock options under the 2013 Plan to purchase 250,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on such date (the “Sign-On Options”). Twenty percent (20%) of the Sign-On Options will vest on each anniversary of the grant date for a period of five years from the grant date.

If Dr. Wasiewski’s employment is terminated by Neurotrope BioScience for any reason, he is entitled to his accrued benefits. In addition, if Dr. Wasiewski’s employment is terminated by Neurotrope BioScience for a reason other than cause, and subject to his compliance with other terms of the Wasiewski Employment Agreement, then Neurotrope BioScience will pay him a severance amount equal to six months of his annual base salary, payable in a single lump sum. If Dr. Wasiewski’s employment is terminated by non-renewal or due to his death or disability, he is not entitled to any severance, and shall only be entitled to his accrued benefits.

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Dr. Wasiewski’s employment agreement contains non-competition, non-solicitation and non-disclosure covenants.

Robert Weinstein. The Company is party to an employment agreement dated as of October 1, 2013, with Robert Weinstein, pursuant to which he serves as the Company’s Chief Financial Officer and Executive Vice President. Under the terms of Mr. Weinstein’s employment agreement, the Company will pay Mr. Weinstein an annual base salary of not less than $240,000 per year for the period from the effective date to December 31, 2014; and $275,000 per year for the period January 1, 2015 to December 31, 2015. Such annual base salary may be reviewed annually and increased (but not decreased) at the discretion of the Board or a committee thereof, provided, however, that the salary will, at a minimum, be increased annually, beginning January 1, 2016, based upon the percentage increase in the Consumer Price Index for the immediately preceding year. The Company will pay Mr. Weinstein an annual incentive bonus of no less than $35,000 for the year ending December 31, 2013; an annual bonus of no less than $50,000 for the year ending December 31, 2014; and an annual bonus targeted at 50% of his annual base salary for all years beginning January 1, 2015, to be earned and payable based upon attainment of annual performance goals as determined by the Board or a committee thereof. Mr. Weinstein’s annual bonus opportunity may be periodically reviewed and increased at the discretion of the Board or a committee thereof. Mr. Weinstein will also be eligible to participate in all Company benefits generally available to the Company’s officers in accordance with the terms of those benefit plans and all retirement, life, disability, medical and dental plan benefits generally available to the Company’s officers in accordance with the terms of those plans.

Pursuant to the employment agreement, the Company’s Board of Directors granted an incentive stock option to Mr. Weinstein under the 2013 Plan to purchase 650,000 shares of the Company’s common stock. The option vests with respect to 162,500 shares on each of the first, second, third and fourth anniversaries of October 1, 2013, subject to the executive’s continued employment with the Company on each such day. Mr. Weinstein will be entitled to additional options and/or equity-based awards as determined in the discretion of the Board or a committee thereof. All of his options and/or equity awards will cease vesting as of the date of termination of the employment agreement, provided that in the event of (i) Mr. Weinstein’s termination for good reason or (ii) termination of his employment by the Company without cause, his options and any other equity awards will be deemed to have vested as of the date of termination with respect to that number of shares that would have vested had his employment with the Company continued for a period of one year after the date of termination, and provided, further, that if Mr. Weinstein’s termination for Good Reason or the termination of his employment by the Company without Cause occurs within six months after the occurrence of a change of control of the Company, then all of his options and any other equity awards will be deemed to have vested as of the date of termination.

If Mr. Weinstein’s employment is terminated by the Company for a reason other than cause or by him for good reason, and subject to his compliance with other terms of Mr. Weinstein’s employment agreement, and certain other conditions, then the Company will pay him a severance amount equal to his annual base salary, payable in a single lump sum. In addition, if he elects health care continuation coverage under COBRA, the Company will pay for such health insurance coverage for a period of 18 months following the termination of his employment, as the same rate as it pays for health insurance coverage for its active employees (with Mr. Weinstein required to pay for any employee-paid portion of such coverage). If Mr. Weinstein’s employment is terminated by non-renewal or due to his death or disability, he will be entitled to any unpaid prorated Annual Bonus for the year in which his employment terminates.

The Company reimbursed Mr. Weinstein $4,800 for reasonable attorney’s fees and expenses that he incurred in connection with the negotiation, preparation and execution of his employment agreement.

Subject to earlier termination by Mr. Weinstein’s death or disability, or by the Company for Cause, the term of Mr. Weinstein’s employment agreement is four years and will be extended automatically for successive one-year periods, unless either party gives written notice of termination to the other party at least 90 days prior to the end of the then-current term.

James New. Effective as of July 16, 2014, Dr. James New’s employment as Chief Executive Officer and President of the Company was terminated. Accordingly, the employment agreement by and between Neurotrope BioScience and Dr. New dated February 25, 2013 (the “New Employment Agreement”) terminated as of July 16, 2014. On October 9, 2014, Neurotrope BioScience and Dr. New entered into a Separation Agreement and General Release (the “Separation Agreement”) pursuant to which Neurotrope BioScience paid or will pay or provide to Dr. New the following: (a) $2,684.02 within three days of the execution of the Separation Agreement by Dr. New, representing reimbursement of business expenses; (b) a lump sum equal to the total gross amount of $233,000 (less all applicable income and employment taxes and other required or elected withholdings, for which a Form W-2 will be issued to Dr. New); (c) a gross amount of $25,477.59 (less all applicable income and employment taxes and other required or elected withholdings) for Dr. New’s accrued, unused vacation; (d) reimbursement for the cost of continuing Dr. New’s current health care insurance in the same amount as the net reimbursement amounts paid to Dr. New on a monthly basis immediately prior to July 16, 2014 ($2,974 per month) until the earlier of the date on which Dr. New becomes eligible for medical insurance coverage with a new employer or July 16, 2015; (e) director’s and officer’s insurance coverage covering Dr. New’s actions while a director and/or officer of Neurotrope BioScience until July 16, 2020; and (f) $17,000 for reimbursement of Dr. New’s attorneys fees. In addition, the parties agreed that Dr. New’s ownership of any common shares of the company is not affected by the Separation Agreement and that any equity awards Dr. New received pursuant to the 2013 Equity Incentive Plan will be governed exclusively by the terms of such plan.

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Consulting Arrangements

On July 16, 2014, the Board appointed Charles S. Ramat and Paul E. Freiman to serve as Co-Chief Executive Officers, on an interim basis, of the Company and of Neurotrope BioScience. In consideration of the services that Mr. Freiman and Mr. Ramat provided to the Company as interim Co-Chief Executive Officers, the Company paid each of them consulting fees in the amount of $20,000 per month. In addition, on July 23, 2014, Messrs. Freiman and Ramat were each granted non-qualified options to purchase 400,000 shares of the Company’s common stock for their roles as directors, Co-Chairmen of the Board and Co-Chief Executive Officers. On September 12, 2014, Messrs. Freiman’s and Ramat’s appointments as interim Co-Chief Executive Officers terminated effective on such date. See “Executive Compensation––Outstanding Equity Awards at Fiscal Year-End.”

On September 12, 2014, Mr. Ramat was appointed to serve as the Company’s President and Chief Executive Officer, effective as of such date. In consideration of Mr. Ramat’s services as President and Chief Executive Officer, the Company has agreed to pay Mr. Ramat a salary of $400,000 per year. This arrangement may be terminated by the Company or Mr. Ramat on 60 days’ notice. Mr. Ramat’s salary for his duties as President and Chief Executive Officer will be paid in addition to the consulting fees he receives under a Consulting Agreement with the Company pursuant to which he receives $50,000 per year. In addition, in connection with his appointment as President and Chief Executive Officer, Mr. Ramat was granted non-qualified stock options pursuant to the Company’s 2013 Equity Incentive Plan, with a term of ten years, to purchase 250,000 shares of common stock of the Company at an exercise price of $.60 per share, the closing price of the shares on September 12, 2014, the date of grant. All of the options vested as of September 12, 2014.

Also on September 12, 2014, Mr. Freiman was appointed to serve as the sole Chairman of the Company’s Board of Directors. In consideration of Mr. Freiman’s services as Chairman, the Company agreed to continue to pay Mr. Freiman $20,000 per month, being the same level as the consulting fees he was receiving as Co-Chief Executive Officer prior to September 12, 2014. In addition, in connection with his appointment as Chairman of the Company’s Board of Directors, Mr. Freiman was granted non-qualified stock options pursuant to the Company’s 2013 Equity Incentive Plan, with a term of ten years, to purchase 50,000 shares of common stock of the Company at an exercise price of $0.60 per share, the closing price of the shares on September 12, 2014, the date of grant. All of the options vested as of September 12, 2014.

Director Compensation

The Company currently does not pay any cash compensation to members of its Board of Directors for their services as directors of the Company. However, the Company reimburses its directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors. Historically, the Company has granted to each new director, at the time of such director's appointment, a one-time option to purchase 250,000 shares of common stock. In addition, new directors who are expected to participate in one or more committees have been granted an additional option to purchase an additional 50,000 shares of common stock. Consistent with such practice, at the time of his initial appointment on September 12, 2014, Dr. Altstiel was granted an option to purchase 250,000 shares of the Company’s common stock and a separate option to purchase 50,000 shares of the Company’s common stock upon his election to the Board of Directors and to the Audit, Compensation and Nominating and Corporate Governance Committees. The options granted to Dr. Altstiel have a term of ten years, are exercisable at $0.60, which represents the fair market value per share of the common stock on the date of grant, and will vest 20% per year for each of five years after the date of grant (subject to acceleration of vesting upon a change of control of the Company).

Furthermore, on July 23, 2014, each of Messrs. Gottlieb, Haft and Singer received an option grant to purchase 100,000 shares of the Company’s common stock for the extraordinary services they provided to the Company and for their future services to the Company. 50,000 shares underlying such option have an exercise price of $1.11 per share, or 110% of the Company’s last trading price on July 23, 2014 and were fully vested upon grant. The remaining 50,000 shares underlying such option have an exercise price of $2.22 per share, based upon two times the exercise price of $1.11 per share, and vest on a daily basis up to 25% per year through July 23, 2018. See “Executive Compensation” above for a discussion regarding Messrs. Freiman’s and Ramat’s compensation for their services as executive officers and consultants of the Company.

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The following table provides information concerning the compensation of our directors for the year ended December 31, 2014.

				Non-equity	Nonqualified
	Fees earned	Stock	Option	incentive plan	deferred
	or paid in	awards	awards	compensation	compensation	All other	Total
Name	cash ($)	($)	($)	($)	earnings ($)	compensation($)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

John H. Abeles[1]	$108,000	-	$-	-	-	-	$108,000

Larry Altstiel[2]	15,000	-	158,698	-	-	-	173,698

Paul E. Freiman[3]	-	-	-	-	-	-	-

James Gottlieb	0	-	86,417	-	-	-	86,417

Jay M. Haft	0	-	86,417	-	-	-	86,417

Charles S. Ramat[4]	-	-	-	-	-	-	-

William S. Singer	0	-	86,417	-	-	-	86,417

(1) Dr. Abeles received $108,000 for consulting services provided to the Company in 2014.

(2) Dr. Altstiel joined the Company’s Board of Directors on September 12, 2014. Dr. Altstiel received $15,000 for consulting services provided to the Company in 2014.

(3) Mr. Freiman’s compensation for services on behalf of the Company is fully reflected in the Summary Compensation Table above.

(4) Mr. Ramat joined the Company’s Board of Directors on June 13, 2014. Mr. Ramat’s compensation for services on behalf of the Company is fully reflected in the Summary Compensation Table above.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information with respect to the beneficial ownership of our common stock as of the Determination Date (as defined below) by (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock or Preferred Stock (our only classes of voting securities), (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock or Preferred Stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. Other than the Reverse Merger (as defined below), to our knowledge, there is no arrangement, including any pledge by any person of securities of the Company or any of its parents, the operation of which may at a subsequent date result in a change in control of the Company.

Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of March 19, 2015, the Determination Date, through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement, and such shares are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Beneficial ownership percentages are calculated based on 26,851,040 shares of our common stock outstanding as of the Determination Date.

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Unless otherwise indicated in the following table, the address for each person named in the table is c/o Neurotrope, Inc., 50 Park Place, Newark, New Jersey 07102.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned(1)	Preferred Stock Beneficially Owned	Percent of Preferred Stock Beneficially Owned(1)

Neurosciences Research Ventures, Inc.(2) 364 Patteson Drive, #279 Morgantown, WV 26505	10,236,250	35.9%	0	-

Dr. John H. Abeles/Northlea Partners LLLP(3) 2365 NW 41st Street Boca Raton, Florida 33431	6,719,862	23.5%	750,000	2.8%

Dr. James New(4)
10732 Hawk’s Vista Street
Plantation, Florida 33324	3,646,100	13.6%	0	-

Hannah Rose Holdings, LLC(5) 101 Grovers Mill Road Suite #200 Lawrenceville, NJ 08648	3,389,424	12%	1,375,000	5.1%

E. Jeffrey Peierls(6) 73 South Holman Way Golden, CO 80401	2,004,800	6.9%	2,000,000	7.4%

Charles S. Ramat(7) c/o Neurotrope, Inc. 50 Park Place, Suite 1401 Newark, New Jersey 07102	1,825,062	6.4%	1,000,000	3.7%

Paul E. Freiman(8)	391,521	1.4%	0	-

Larry D. Altstiel (9)	307,000	1.1%	0	-

Jay M. Haft(10)	235,308	0.9%	74,000	0.3%

William S. Singer(11)	164,295	0.6%	0	-

Robert Weinstein(12)	162,500	0.6%	0	-

James Gottlieb(13)	139,185	0.5%	0	-

All directors and executive officers as a group (8 persons)	8,120,733	31.2%	1,824,000	6.8%

(1)	Applicable percentage ownership is based on 26,851,040 shares of our common stock outstanding and 18,782,394 shares of our Preferred Stock outstanding as of the Determination Date, together with securities exercisable or convertible into shares of our common stock or Preferred Stock, respectively, within 60 days of the Determination Date for each stockholder. Each share of our Preferred Stock is convertible into our common stock at the option of the holder currently on a one-for-one basis. However, each share of our Preferred Stock will convert into more than one share of our common stock in the event that we sell certain securities of the Company at a price per share that is less than the conversion price, which is currently set at $1.00 per share. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. The shares issuable pursuant to the exercise or conversion of such securities are deemed outstanding for the purpose of computing the percentage of ownership of the security holder, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.

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(2)	Includes 1,662,500 shares underlying stock options held by Neurosciences Research Ventures, Inc. that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 451,250 Indemnification Escrow Shares that Neurosciences Research Ventures, Inc. may be entitled to receive under the Indemnification Escrow Agreement (as defined below), which the Indemnification Representative has the sole right to vote. (See “Certain Relationships and Related Transactions—Merger Agreement” below.) Neurosciences Research Ventures, Inc. is an affiliate of the Blanchette Rockefeller Neurosciences Institute. In addition to such shares, Neurosciences Research Ventures, Inc. may be deemed to be in a group with Dr. Daniel Alkon, Northlea Partners LLLP, Dr. James New, HRH and Gottbetter Capital Group, Inc. (“Gottbetter”), and thereby deemed to beneficially own any shares that are beneficially owned by such stockholders, as a result of their agreement to vote their shares in the Company in favor of certain matters pursuant to an Amended and Restated Stockholders Agreement and a Voting Agreement, each dated August 23, 2013 (see also “Certain Relationships and Related Transactions”).

(3)	Includes 1,042,212 shares underlying stock options held by Dr. Abeles that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include (i) 163,288 shares underlying stock options that will not vest within 60 days after the Determination Date and (ii) 259,350 Indemnification Escrow Shares that Dr. Abeles may be entitled to receive under the Indemnification Escrow Agreement, which the Indemnification Representative, has the sole right to vote. (See “Certain Relationships and Related Transactions— Merger Agreement” below.) The shares of our common stock and Preferred Stock indicated as beneficially owned by Dr. John H. Abeles are held by Northlea Partners LLLP. Dr. Abeles is an affiliate of Northlea Partners LLLP and has sole power to vote or direct the vote, and to dispose or direct the disposition, of such shares of common stock and Preferred Stock. In addition to such shares, Dr. Abeles and Northlea Partners LLLP may be deemed to be in a group with Neurosciences Research Ventures, Inc., Dr. Daniel Alkon, Dr. James New, HRH and Gottbetter, and thereby deemed to beneficially own any shares that are beneficially owned by such stockholders, as a result of their agreement to vote their shares in the Company in favor of certain matters pursuant to an Amended and Restated Stockholders Agreement and a Voting Agreement, each dated August 23, 2013 (see also “Certain Relationships and Related Transactions”)

(4)	As of December 31, 2014, as reported on Schedule 13G filed with the SEC by Dr. New on February 17, 2015, the shares of our common stock indicated as beneficially owned include 3,646,100 shares of our common stock.

(5)	HRH is controlled by Matt Rosenblum. In addition to such shares, HRH and Mr. Rosenblum may be deemed to be in a group with Neurosciences Research Ventures, Inc., Dr. Daniel Alkon, Dr. James New, Northlea Partners LLLP and Gottbetter, and thereby deemed to beneficially own any shares that are beneficially owned by such stockholders, as a result of their agreement to vote their shares in the Company in favor of certain matters pursuant to a Voting Agreement dated August 23, 2013. (See also “Certain Relationships and Related Transactions”).

(6)	As of December 31, 2014, as reported on Schedule 13G filed with the SEC by Mr. Peierls on February 17, 2015. The shares of our common stock and Preferred Stock indicated as beneficially owned by E. Jeffrey Peierls include shares of Preferred Stock that are owned by Brian E. Peierls, includes 4,800 shares of common stock and 2,000,000 shares of our Preferred Stock that are immediately convertible into common stock. E. Jeffrey Peierls has the sole voting over 4,800 shares of our common stock and 691,000 shares of our Preferred Stock. E. Jeffrey Peierls has the sole voting over 175,000 shares of our Preferred Stock.

(7)	Includes 825,062 shares underlying stock options beneficially owned by Mr. Ramat that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 429,342 shares underlying stock options that will not vest within 60 days after the Determination Date. The shares of our common stock and Preferred Stock indicated as beneficially owned by Charles Ramat are held by Mr. Ramat, Ramat Consulting and NTR21 Holdings, LLC. Mr. Ramat is an affiliate of each of Ramat Consulting and NTR21 Holdings, LLC, and has sole power to vote or direct the vote, and to dispose or direct the disposition, of such shares of our common stock and Preferred Stock.

(8)	Includes 391,521 shares underlying stock options held by Mr. Freiman that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 383,479 shares underlying stock options that will not vest within 60 days after the Determination Date.

(9)	Includes 307,000 shares underlying stock options held by Dr. Altstiel that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 28,000 shares underlying stock options that will not vest within 60 days after the Determination Date.

(10)	Includes 235,308 shares underlying stock options held by Mr. Haft that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 238,692 shares underlying stock options that will not vest within 60 days after the Determination Date.

(11)	Includes 164,295 shares underlying stock options held by Mr. Singer that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 235,705 shares underlying stock options that will not vest within 60 days after the Determination Date.

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(12)	Includes 162,500 shares underlying stock options held by Mr. Weinstein that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 487,500 shares underlying stock options that will not vest within 60 days after the Determination Date.

(13)	Includes 139,185 shares underlying stock options held by Mr. Gottlieb that are vested as of the Determination Date or will vest within 60 days thereafter, but does not include 235,815 shares underlying stock options that will not vest within 60 days after the Determination Date.

Certain Relationships and Related Transactions

SEC rules require us to disclose any transaction or currently proposed transaction in which we are a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000.00 or one percent (1%) of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s common stock, or an immediate family member of any of those persons. The Board as a whole is charged with reviewing and approving all related party transactions.

Common Stockholders’ Agreement

On August 23, 2013, a wholly owned subsidiary of Neurotrope, Inc. (formerly “BlueFlash Communications, Inc.”), Neurotrope Acquisition, Inc., a corporation formed in the State of Nevada on August 15, 2013 (“Acquisition Sub”), the Company and Neurotrope BioScience entered into an Agreement and Plan of Merger and Reorganization, or the Merger Agreement, which closed on the same date. Pursuant to the terms of the Merger Agreement, Acquisition Sub merged (the “Reverse Merger”) with and into Neurotrope BioScience, which was the surviving corporation and thus became a wholly-owned subsidiary of Neurotrope, Inc.

Concurrently with the closing of the Reverse Merger and in contemplation of the Reverse Merger, Neurotrope BioScience held a closing of its private placement offering (the “PPO”) in which it sold 11,533,375 shares of Neurotrope BioScience Preferred Stock, at a price of $1.00 per share, for gross proceeds (before deducting commissions and expenses of the offering) of $11,533,375. This closing of the PPO and the closing of the Reverse Merger were conditioned upon each other.

Furthermore, the Company entered into an Amended and Restated Stockholders Agreement, or the Common Stockholders Agreement, dated August 23, 2013, with all of the holders of Neurotrope BioScience Common Stock prior to the Reverse Merger, including Neurosciences Research Ventures, Inc., or NRV, Dr. Daniel Alkon, Northlea Partners LLLP, or Northlea, and Dr. James New, which amended and restated in its entirety the agreement between such stockholders and Neurotrope BioScience in effect prior to the Reverse Merger. Pursuant to the Common Stockholders Agreement, the parties agreed to certain corporate governance matters pertaining to the Company (including with respect to the composition of the Board of Directors) and to certain restrictions on the transfer of shares of common stock held by such parties. Each stockholder who is a party to the Common Stockholders Agreement agreed that:

•	the authorized number of directors of the Company will be seven, with six directors elected by the holders of a majority of the outstanding common stock, voting as a separate class, each, a Common Director, and one director elected by the holders of a majority of the outstanding Preferred Stock, voting as a separate class on an as-converted basis;

•	the following five persons shall be nominated and elected to the Board as Common Directors, as follows:

○	two representatives designated by NRV, each, an NRV Designee (who are currently William S. Singer and James Gottlieb);

○	two representatives designated by the “Majority Abeles Stockholders” (as defined therein), each, an Abeles Designee (who are currently Dr. John Abeles and Dr. Larry D. Altstiel); and

○	one independent representative designated by the Board, or the Neurotrope Designee; and

•	subject to the provisions of applicable law, no NRV Designee, Abeles Designee or Neurotrope Designee shall be removed from the Board unless such removal is requested in writing by the party that designated such designee.

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In addition, each stockholder who is a party to the Common Stockholders Agreement granted the other parties (including the Company) certain rights of first refusal with respect to the sale or transfer of his or its shares of common stock in the Company. Each stockholder who is a party to the Common Stockholders Agreement also agreed to certain tag-along rights and drag-along obligations with respect to their shares of common stock in the Company.

Voting Agreement

The Company, NRV, Northlea, Dr. New, Dr. Alkon, Hannah Rose Holdings LLC (“HRH”), and Gottbetter entered into a Voting Agreement, or Voting Agreement, dated as of August 23, 2013, pursuant to which HRH and such other stockholder (which holds 488,079 shares of common stock) agreed to vote all of their common stock such that:

•	the authorized number of directors of the Company will be seven, with six directors elected by the holders of a majority of the outstanding common stock, voting as a separate class (each, a “Common Director”) and one director elected by the holders of a majority of the outstanding Preferred Stock, voting as a separate class on an as-converted basis;

•	five persons were nominated and elected to the Board as Common Directors, as follows:

○	two NRV Designees (who are currently William S. Singer and James Gottlieb);

○	two Abeles Designees (who are currently Dr. John Abeles and Dr. Larry D. Altstiel); and

○	one independent Neurotrope Designee; and

•	subject to the provisions of applicable law, no NRV Designee, Abeles Designee or Neurotrope Designee shall be removed from the Board unless such removal is requested in writing by the party that designated such designee.

In addition, each of NRV, Northlea, Drs. New and Alkon agreed to vote all of their common stock in favor of electing as a Common Director after the Reverse Merger one representative designated by HRH as soon as practicable after such representative has been identified by HRH. NRV, Abeles, New and Alkon agree to vote their common stock in favor of the election of the HRH Designee only at the time of such individual's initial appointment to the Parent's Board, and nothing obligates them to vote in favor of the election of any other individual as an HRH Designee or in favor of the continuing service of the HRH Designee once elected to the Board.

As mentioned above, on August 5, 2014, following receipt of a notice from Northlea Partners LLLP removing Dr. James New as one of Northlea’s director designees pursuant to the Common Stockholders Agreement, stockholders of the Company, representing not less than two-thirds of the voting power of the issued and outstanding common stock entitled to vote, acted by written consent to remove Dr. James New from the Company’s Board of Directors, effective as of August 5, 2014. On September 12, 2014, the Company’s Board of Directors elected Dr. Altstiel to fill the vacancy on the Board of Directors caused by Dr. New’s departure. Northlea nominated Dr. Altstiel to serve as one of the two designees to the Board appointed by the Majority Abeles Stockholder pursuant to the Common Stockholders’ Agreement.

For information on numbers of shares of our stock held by NRV, Abeles, New, Alkon and HRH, see “Security Ownership of Certain Beneficial Owners and Management” above.

Indemnification Escrow Agreement

Pursuant to the Merger Agreement, the pre-Merger common stockholders of Neurotrope BioScience received initially only 95% of the Company common stock that they were entitled to receive; the remaining 5% of such shares, totaling 950,000 shares (the “Indemnification Escrow Shares”) were placed in escrow pursuant to an Indemnification Escrow Agreement among the Company, Dr. James New, as the then Indemnification Representative, and Gottbetter & Partners, LLP, as escrow agent. In the event that the Company should have a claim for indemnification under the Merger Agreement against any of the pre-Merger common stockholders of Neurotrope BioScience, it would have the right to sell some or all of the Indemnification Escrow Shares to satisfy such claim, and such right of sale would be the Company’s exclusive remedy for such claims against such persons except in the case of fraud or willful misconduct by them. If not so sold, the Indemnification Escrow Shares will be released from escrow and distributed to such holders on or about August 23, 2015. The Indemnification Representative has sole power to vote the Indemnification Escrow Shares while they are in escrow. Currently, there is no Indemnification Representative.

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2013 Equity Incentive Plan

Before the Reverse Merger, our Board of Directors adopted, and our stockholders approved, the 2013 Equity Incentive Plan. On July 23, 2014, our Board of Directors approved Amendment No. 1 to our 2013 Equity Incentive Plan to increase the number of shares of our common stock issuable thereunder by an additional 3,000,000 shares, so that the Company’s officers, key employees, consultants and directors can be granted stock options and other equity incentive awards with respect to an aggregate of 10,000,000 shares of our common stock. The stockholders of the Company are being asked to ratify and approve Amendment No. 1 of the 2013 Equity Incentive Plan at the Meeting. See Proposal 3 below for more information regarding the 2013 Equity Incentive Plan.

Lock-up Agreements and Other Restrictions

In connection with the Reverse Merger, Drs. Abeles, Alkon and New, Messrs. Bean, Haft and Singer, and each person holding 10% or more of our common stock after giving effect to the Reverse Merger, the split-off of the Company’s pre-Reverse Merger operating assets and liabilities, and the PPO (collectively, the “Restricted Holders”), holding at that date in the aggregate 19,000,000 shares of our common stock, entered into agreements (the “Lock-Up and No Shorting Agreements”) whereby they are restricted for a period of 24 months after the Reverse Merger from certain sales or dispositions of our common stock held by them immediately after the Reverse Merger, except in certain limited circumstances, the Lock-Up.

Further, for a period of 24 months after the Reverse Merger, each Restricted Holder has agreed in the Lock-Up and No Shorting Agreements to be subject to restrictions on engaging in certain transactions, including effecting or agreeing to effect short sales, whether or not against the box, establishing any “put equivalent position” with respect to our common stock, borrowing or pre-borrowing any shares of our common stock, or granting other rights (including put or call options) with respect to our common stock or with respect to any security that includes, relates to or derives any significant part of its value from our common stock, or otherwise seeks to hedge his position in our common stock.

BRNI License

On February 4, 2015, Neurotrope BioScience, BRNI and NRV II, LLC entered into an Amended and Restated Technology License and Services Agreement (the “BRNI License”), which further amended and restated the Technology License and Services Agreement dated as of October 31, 2012, as amended by Amendment No. 1 dated as of August 21, 2013.

Pursuant to the BRNI License, Neurotrope BioScience maintained its exclusive (except as described below), non-transferable (except pursuant to the BRNI License’s assignment provision), world-wide, royalty-bearing right, with a right to sublicense (in accordance with the terms and conditions described below), under BRNI’s and NRV II’s respective right, title and interest in and to certain patents and technology owned by BRNI or licensed to NRV II, LLC by BRNI as of or subsequent to October 31, 2012 to develop, use, manufacture, market, offer for sale, sell, distribute, import and export certain products or services for therapeutic and diagnostic applications for AD and other cognitive dysfunctions in humans or animals (the “Field of Use”). Additionally, the BRNI License specifies that all patents that issue from a certain patent application, shall constitute licensed patents and all trade secrets, know-how and other confidential information claimed by such patents constitute licensed technology under the BRNI License.

Notwithstanding the above license terms, BRNI and its affiliates retain rights to use the licensed intellectual property in the Field of Use to engage in research and development and other non-commercial activities and to provide services to Neurotrope BioScience or to perform other activities in connection with the BRNI License.

Under the BRNI License, Neurotrope BioScience may not enter into sublicense agreements with third parties except with BRNI’s prior written consent, which consent shall not be commercially unreasonably withheld. Furthermore, the BRNI License dated February 4, 2015 revises the agreement that was entered into as of October 31, 2012 and amended on August 21, 2013, in that it provides that any intellectual property developed, conceived or created in connection with a sublicense agreement that Neurotrope BioScience entered into with a third party pursuant to the terms of the BRNI License will be licensed to BRNI and its affiliates for any and all non-commercial purposes, on a worldwide, perpetual, non-exclusive, irrevocable, non-terminable, fully paid-up, royalty-free, transferable basis, with the right to freely sublicense such intellectual property. Previously, the agreement had provided that such intellectual property would be assigned to BRNI.

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Under the BRNI License, we are required to pay to BRNI a royalty in an amount of up to 5% of our revenues in connection with the licensed technology depending upon the percentage of our ownership held by Neuroscience Research Ventures, Inc., which is an affiliate of BRNI (the amount of the royalty generally increases as the percentage ownership by Neuroscience Research Ventures, Inc. decreases). Within 30 days after our receipt of any amount of capital raised in a financing prior to a public offering, we are required to pay to BRNI 5% of such amount as an advance payment of future royalties. In addition, upon the February 28, 2013 closing on the sale of Neurotrope BioScience Series A Stock, we were required to pay BRNI a fee in the amount of approximately $1.6 million.

Under the BRNI License, BRNI and Neurotrope BioScience will jointly own data, reports and information that is generated on or after February 28, 2013, pursuant to the license agreement dated October 31, 2012 and amended on August 21, 2013, by Neurotrope BioScience, on behalf of Neurotrope BioScience by a third party or by BRNI pursuant to a statement of work that the parties enter into pursuant to the BRNI License, in each case to the extent not constituting or containing any data, reports or information generated prior to such date or by BRNI not pursuant to a statement of work (the “Jointly Owned Data”). BRNI has agreed not to use the Jointly Owned Data inside or outside the Field of Use for any commercial purpose during the term of the BRNI License or following any expiration of the BRNI License other than an expiration that is the result of a breach by Neurotrope BioScience of the BRNI License that caused any licensed patent to expire, become abandoned or be declared unenforceable or invalid or caused any licensed technology to enter the public domain (a “Natural Expiration”) provided, however, BRNI may use the Jointly Owned Data inside or outside the Field of Use for any commercial purpose following any termination of the BRNI License. Also, BRNI granted Neurotrope BioScience a license during the term and following any Natural Expiration, to use certain BRNI data in the Field of Use for any commercial purposes falling within the scope of the license granted to Neurotrope BioScience under the BRNI License.

The BRNI License further requires us to pay BRNI (i) a fixed research fee equal to a pro-rata amount of $1 million in the year during which we close on a $25 million round of financing, (ii) a fixed research fee of $1 million per year for each of the five calendar years following the completion of such financing and (iii) an annual fixed research fee in an amount to be negotiated and agreed upon no later than 90 days prior to the end of the fifth calendar year following the completion of such financing to be paid with respect to each remaining calendar year during the term of the BRNI License.

The term of the BRNI License continues until the later of the date (i) the last of the licensed patents expires, is abandoned or is declared unenforceable or invalid (in each case, determined in accordance with the BRNI License) and (ii) the last of the licensed technology enters the public domain. BRNI has the right to terminate the BRNI License after 30 days prior notice in certain circumstances, including if we were to materially breach any provisions of the BRNI License and does not cure such material breach within 60-days from notice of such material breach from the non-breaching party, for breaches that are capable of being cured, in the event of certain bankruptcy or insolvency proceedings or in the event of the termination of that certain Stockholders Agreement dated August 23, 2013, with respect to us.

Our rights to develop, commercialize and sell our proposed products are dependent upon the BRNI License with BRNI. Neurosciences Research Ventures, Inc., which is an affiliate of BRNI, beneficially owns 38.7% of our outstanding common stock, and Dr. Dan Alkon, who is the Scientific Director of BRNI and the Chief Scientific Officer of the Company, beneficially owns 4.8% of our outstanding common stock. We are required to pay significant fees and royalties to BRNI pursuant to the BRNI License.

The Company’s director, William S. Singer, also currently serves as President of BRNI and serves as a member of BRNI’s board of directors.

Statements of Work

Effective August 28, 2013, we signed a statement of work (the “2013 SOW”) with BRNI pursuant to the BRNI License, whereby we contracted for the further development of its AD diagnostic product. The project is intended to validate each of three biomarkers in a heterogeneous patient population to determine sensitivity and selectivity parameters for each biomarker, or combination of biomarkers, to detect AD. The three biomarkers to be evaluated are: the PKCe levels, the Erk1/2 ratios, and the fibroblast morphology test. Pursuant to the 2013 SOW, we paid BRNI a total of $1,645,470 in twelve equal monthly installments of $137,123. These payments were for operating expenses associated with BRNI’s diagnostic laboratories.

Effective November 13, 2013, we agreed to a statement of work with BRNI pursuant in which we contracted for the further development of our potential therapeutic product. Pursuant to this statement of work, we paid BRNI $251,939 for related personnel and research services. The services provided pursuant to this statement of work were completed in 2014.

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As of March 12, 2014, we entered into a statement of work with BRNI to continue pre-clinical activities relating to the commercialization of our therapeutic product. We paid BRNI the entire total pursuant to this statement of work of approximately $465,000 during the nine months ended September 30, 2014. The services provided pursuant to this statement of work were completed in 2014.

On February 4, 2015, we entered into a Statement of Work and Account Satisfaction Agreement with BRNI (the “February 2015 SOW”), which was effective as of October 1, 2014 and continues until September 30, 2015. Under the February 2015 SOW, we agreed, among other things, to pay BRNI $20,000 in quarterly payments during the twelve months from the date of the February 2015 SOW in exchange for advising and consulting services by BRNI’s chief scientist regarding our contract with Icahn School of Medicine at Mt. Sinai Hospital for the use of bryostatin in the treatment of Niemann Pick disease.

The February 2015 SOW terminated and replaced the 2013 SOW and the parties agreed that neither party has or shall have any rights, claims damages or obligations for services or costs pursuant to the 2013 SOW. Under the February 2015 SOW, Neurotrope BioScience agreed, among other things, that within a reasonable time, it will reimburse a third party for services BRNI received from such third party in the amount of $150,000 in connection with BRNI’s former diagnostic trial program with such third party so that BRNI can receive certain codes to unblind patient data from its earlier program and perform the services specified under the February 2015 SOW. Also, under certain conditions, Neurotrope BioScience has agreed to enter into an agreement with a specified research institution for the analysis of tissue samples and autopsy results for a validation trial as part of the development process for the diagnostic test. If Neurotrope BioScience does not proceed with a certain portion of such agreement by June 30, 2015, then the rights to the diagnostic test will revert to BRNI and Neurotrope BioScience will no longer be licensed thereto.

In addition to the terms of the February 2015 SOW described above, under the February 2015 SOW, Neurotrope BioScience also agreed to pay BRNI $2,400,000 in service fees and other amounts payable at a rate of $200,000 per month for each month from October 1, 2014 through September 30, 2015. The parties agreed that the first $600,000 of payments satisfy certain outstanding amounts owed to BRNI. In consideration for the February 2015 SOW, in addition to the terms described above, BRNI also agreed to (a) use commercially reasonable efforts to enroll at least four (4) additional compassionate use or expanded access patients, in trials of BRNI’s Alzheimer’s therapeutic drug platform during the term of the February 2015 SOW, (b) perform certain services requested by Neurotrope BioScience for the further development of BRNI’s Alzheimer’s therapeutic drug platform, (c) perform certain services for the further development of BRNI’s Alzheimer’s diagnostic test, (d) to the extent permitted by applicable law, transfer all of its rights and regulatory obligations, except for those relating to the compassionate use expanded access trials, associated with BRNI’s IND 71,276 to Neurotrope BioScience, and (e) conduct initial research on the application of its PKC epsilon platform to treat Fragile X disease. Furthermore, BRNI agreed to transfer a certain amount of bryostatin drug substance and bryostatin kits containing drug substance for non-human use to a third-party for storage.

Letter of Intent

On March 30, 2015, Neurotrope BioScience entered into a Letter of Intent for Services (the “Letter of Intent”) with Worldwide Clinical Trials, Inc. (together with its affiliates, “WCT”) related to Neurotrope BioScience’s clinical development program for use of bryostatin-1 to treat Alzheimer’s disease and particularly with respect to the planning for the Company’s next human trial: a Phase 2b clinical study in moderately severe to severe patients. These services will include pre-enrollment activities, such as review and finalization of the protocol, internal training of clinical research associates and study teams, preparing informed consent forms, identifying trial sites, and development of site budgets. The Letter of Intent will expire sixty days from March 30, 2015 unless extended by mutual agreement. Neurotrope BioScience is planning to raise additional funds, though no transaction is imminent, and the parties intend to enter into a definitive agreement as soon as sufficient funds are available to complete the clinical study.

Pursuant to the Letter of Intent, the Neurotrope BioScience is required to pay WCT a cash advance in the amount of $298,150.91, consisting of $248,150.91 for direct fees and $50,000.00 for pass through costs.

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PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Relationship with Independent Public Accountants

On August 23, 2013, Lake & Associates CPA’s LLC, was dismissed as our independent registered public accountant. On the same date, Friedman LLP was engaged as our new independent public accounting firm. The Board of Directors of the Company approved the dismissal of Lake & Associates CPA’s LLC and the engagement of Friedman LLP as our independent auditor.

None of the reports of Lake & Associates CPA’s LLC on our financial statements for the fiscal years ended January 31, 2013 and January 31, 2012 contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that our audited financial statements contained in our Annual Reports on Form 10-K for the fiscal years ended January 31, 2013, and January 31, 2012, filed with the SEC, included a going concern qualification in the report of Lake & Associates CPA’s LLC.

During the Company’s fiscal years ended January 31, 2013 and 2012, and the subsequent interim periods preceding their dismissal, there were no disagreements with Lake & Associates CPA’s LLC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Lake & Associates CPA’s LLC, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements.

During the two most recent fiscal years and the interim periods preceding the engagement, and through the date of this report, neither the Company nor anyone on its behalf has previously consulted with Friedman LLP regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided nor oral advice was provided to the Company that Friedman LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (b) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) or a reportable event (as described in paragraph 304(a)(1)(v)) of Regulation S-K).

Friedman LLP has been the Company’s independent auditors since August 23, 2013 and the Board of Directors desires to continue to engage the services of this firm for the fiscal year ending December 31, 2015. Accordingly, the Board of Directors, upon the recommendation of the Audit Committee, has reappointed Friedman LLP to audit the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2015 and to report on these financial statements. Although the selection and appointment of independent auditors is not required to be submitted to a vote of stockholders, the Board of Directors deems it desirable to obtain the stockholders’ ratification and approval of this appointment. Representatives of Friedman LLP are expected to be present at the Meeting and will have the opportunity to make statements if they so desire and to respond to appropriate questions from the Company’s stockholders.

Tax Fees

There were no tax fees billed for all respective services for the years ended December 31, 2014 and 2013.

All Other Fees

There were no fees billed for all other non-audit services for the years ended December 31, 2014 and 2013.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Our Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by us for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for us, and each such registered public accounting firm must report directly to the Audit Committee. Our Audit Committee must approve in advance all audit, review and attest services and all permissible non-audit services (including, in each case, the engagement fees therefore and terms thereof) to be performed by our independent auditors, in accordance with applicable laws, rules and regulations.

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Prior to the formation of our Audit Committee, our Board of Directors selected Friedman LLP as our independent registered public accountants for purposes of auditing our financial statements for the years ended December 31, 2014 and 2013. Friedman LLP was pre-approved by the Board to perform these audit services for us prior to its engagement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 2 RELATING TO THE RATIFICATION OF THE SELECTION OF Friedman LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015. PROXIES SOLICITED BY THE BOARD WILL BE VOTED “FOR” RATIFICATION OF Friedman LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM UNLESS STOCKHOLDERS SPECIFY A CONTRARY VOTE.

PROPOSAL 3.
RATIFICATION OF AN AMENDMENT TO THE 2013 EQUITY INCENTIVE PLAN, PROVIDING FOR AN ADDITIONAL 3,000,000 SHARES OF COMMON STOCK THAT MAY BE AVAILABLE FOR FUTURE GRANTS UNDER THE PLAN

General

On August 22, 2013, our Board of Directors adopted and our stockholders approved our 2013 Equity Incentive Plan (as amended, the “2013 Plan”), which reserved a total of 7,000,000 shares of our common stock for issuance pursuant to awards granted under the plan. On July 23, 2014, our Board of Directors approved Amendment No. 1 to our 2013 Equity Incentive Plan to increase the number of shares of common stock issuable thereunder by an additional 3,000,000 shares, so that the Company’s officers, key employees, consultants and directors can be granted stock options and other equity incentive awards with respect to an aggregate of 10,000,000 shares of our common stock. Pursuant to the Internal Revenue Code, this amendment must be approved by our stockholders within one year in order to allow for incentive stock option grants to be made.

As of March 19, 2015, the market value of the securities underlying the outstanding options, warrants and rights under the 2013 Plan was $13,075,432.

The following table provides information as of December 31, 2014, with respect to the shares of our common stock that may be issued under our existing equity compensation plan:

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Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1)	7,769,202	$1.395	2,230,798

Equity compensation plans not approved by security holders	0	0	0
Total	7,769,202	$1.395	2,230,798

(1) The 2013 Plan

As described below, incentive awards authorized under the 2013 Plan include, but are not limited to, incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, the Code. If an award granted under the 2013 Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with the exercise of an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the 2013 Plan.

The number of shares of our common stock subject to the 2013 Plan or any number of shares subject to (a) any numerical limit in the 2013 Plan, (b) to the terms of any incentive award or (c) to any combination of the foregoing, is expected to be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

Administration

The Compensation Committee of our Board of Directors, or our Board of Directors, administers the 2013 Plan. Subject to the terms of the 2013 Plan, the Compensation Committee or our Board of Directors has complete authority and discretion to determine the terms of awards under the 2013 Plan.

Grants

The 2013 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Code and stock appreciation rights, as described below:

•	Options granted under the 2013 Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of our common stock covered by an option generally cannot be less than the fair market value of our common stock on the date of grant unless agreed to otherwise at the time of the grant. In addition, in the case of an incentive stock option granted to an employee who, at the time the incentive stock option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary, the per share exercise price will be no less than 110% of the fair market value of our common stock on the date of grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the Compensation Committee or Board of Directors, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The Compensation Committee or Board of Directors may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

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•	The 2013 Plan authorizes the granting of stock awards. The Compensation Committee or Board of Directors will establish the number of shares of our common stock to be awarded and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights entitle the participant to receive a distribution in an amount not to exceed the number of shares of our common stock subject to the portion of the stock appreciation rights exercised multiplied by the difference between the market price of a share of our common stock on the date of exercise of the stock appreciation rights and the market price of a share of our common stock on the date of grant of the stock appreciation rights

The maximum aggregate number of shares of common stock that may be awarded and sold under the 2013 Plan is 10,000,000.

Duration, Amendment, and Termination

The Board of Directors has the power to amend, suspend or terminate the 2013 Plan without stockholder approval or ratification at any time or from time to time. No change may be made that increases the total number of shares of our common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders within one year. Unless sooner terminated, the 2013 Plan will terminate ten years after it is adopted.

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New Plan Benefits

No determination has been made as to which of the individuals eligible to participate in the 2013 Plan will receive awards under the 2013 Plan in the future and, therefore, the future benefits to be allocated to any individual or to various groups of eligible participants are not presently determinable. Set forth in the table below is information on non-qualified stock option awards granted under the 2013 Plan on or after July 23, 2014 (the date of the Board’s adoption of Amendment No. 1 to the 2013 Plan) to the named individuals below, all current executive officers as a group, all current directors who are not executive officers as a group, and all employees who are not executive officers as a group out of the additional 3,000,000 shares of common stock authorized for the issuance by our Board pursuant to Amendment No. 1 to the 2013 Plan.

	Amendment No. 1 to 2013 Equity Incentive Plan
Name and Position	Dollar Value(1)	Number of Units

Charles Ramat, Director, President, CEO	$477,916	650,000	(2)

Paul E. Freiman, Director and Chairman of the Board	372,117	450,000	(3)

William S. Singer, Director and Vice Chairman of the Board	86,417	100,000	(4)

Larry D. Altstiel, director	158,698	300,000	(5)

James Gottlieb	86,417	100,000	(6)

Jay M. Haft	86,417	100,000	(7)

Executive Group	477,916	650,000	(2)

Non-Executive Director Group	790,066	1,050,000	(8)

Non-Executive Officer Employee Group	0	0
Total	$1,267,982	1,700,000

(1)	Dollar value is based on the Black-Scholes option pricing model on the date of grant. For additional discussion on the valuation assumptions used in determining the grant date fair value, see Note 10 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2014.

(2)	400,000 of the options reflected in the above table were granted to Mr. Ramat on July 23, 2014: 200,000 of such options have an exercise price of $1.11 per share (being $.10 above, or 110% of, the issuer's last trading price on July 23, 2014) and were fully vested upon the date of grant and 200,000 of such options have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018. 250,000 of the options reflected in the above table were granted to Mr. Ramat on September 12, 2014 and were vested as of the date of the grant.

(3)	400,000 of the options reflected in the above table were granted to Mr. Freiman on July 23, 2014: 200,000 of such options have an exercise price of $1.11 per share (being $.10 above, or 110% of, the issuer's last trading price on July 23, 2014) and were fully vested upon the date of grant and 200,000 of such options have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018. 50,000 of the options reflected in the above table were granted to Mr. Freiman on September 12, 2014 and were vested as of the date of the grant.

(4)	The options reflected in the above table were granted to Mr. Singer on July 23, 2014: 50,000 of such options have an exercise price of $1.11 per share (being $.10 above, or 110% of, the issuer's last trading price on July 23, 2014) and were fully vested upon the date of grant and 50,000 of such options have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018.

(5)	The options reflected in the above table were granted to Dr. Altstiel on September 12, 2104: the options vest daily over five years from the date of grant, such that the options will have vested with respect to all shares as of September 12, 2019 (assuming continued service through such date); vesting is subject to the acceleration in the event of a change in control.

(6)	The options reflected in the above table were granted to Mr. Gottlieb on July 23, 2014: 50,000 of such options have an exercise price of $1.11 per share (being $.10 above, or 110% of, the issuer's last trading price on July 23, 2014) and were fully vested upon the date of grant and 50,000 of such options have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018.

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(7)	The options reflected in the above table were granted to Mr. Haft on July 23, 2014: 50,000 of such options have an exercise price of $1.11 per share (being $.10 above, or 110% of, the issuer's last trading price on July 23, 2014) and were fully vested upon the date of grant and 50,000 of such options have an exercise price of $2.22 per share and vest on a daily basis up to 25% per year through July 23, 2018.

(8)	The options granted to Mr. Freiman under Amendment No. 1 to the 2013 Plan are reflected in the Non-Executive Director Group.

Federal Income Tax Consequences

The following discussion is intended only as a summary of the general income tax laws that apply to incentive stock options (“ISOs”) granted under the 2013 Plan. This summary is based on federal income tax laws in effect as of the date of this Proxy Statement. Tax laws are complex and subject to change. State and local taxes also may apply, and the rules governing such taxes may vary from federal income tax rules. Your actual income tax consequences depend upon your individual circumstances. Accordingly, the Company strongly advises you to seek the advice of a qualified tax adviser regarding your own particular situation.

Recipient’s Tax Consequences

ISOs are intended to qualify for the special treatment available under Section 422 of the Code. ISO holders generally are not required to include any amount in income as a result of the grant or exercise of ISOs.

Any gain generally will be taxed at long-term capital gain rates if an ISO holder sells shares of common stock that were purchased through the exercise of an ISO more than two years after the date of grant, and more than one year after the date of exercise.

However, if such holder sell shares of common stock purchased through the exercise of an ISO within the two-year or one-year holding periods described above, generally any gain up to the difference between the value of the shares of common stock on the date of exercise and the exercise price will be treated as ordinary income. Any additional gain generally will be taxable at long-term or short-term capital gain rates, depending on whether the holding period for the Shares is more than one year.

If an ISO holder sell shares of common stock that were purchased through the exercise of an ISO within either of the above holding periods in a transaction in which he or she would not recognize a loss (if sustained) (for example, a gift), the excess of the value of the shares of common stock on the date of exercise over the exercise price will be treated as ordinary income.

Any loss that an ISO holder recognizes upon disposition of shares of common stock purchased through the exercise of an ISO, whether before or after expiration of the two-year and one-year holding periods described above, will be treated as a capital loss. Such loss will be long-term or short-term depending on whether the holding period for the shares of common stock is more than one year.

If an ISO holder is subject to the alternative minimum tax, the rules that apply to ISOs described above do not apply. Instead, alternative minimum taxable income generally is computed under rules similar to those that apply to NSOs. If an ISO holder is subject to the alternative minimum tax, he or she should be sure to consult with his or her qualified tax adviser before exercising any ISOs.

If any person is granted a non-statutory stock option, which is an option that is not an ISO (“NSO”) or stock appreciation right (“SAR”) under the 2013 Plan, such person will not be required to include an amount in income at the time of grant. However, when a SAR holder exercises the SAR, he or she will have ordinary income in an amount equal to the cash received and the fair market value of any shares received. When a NSO holder exercises the NSO, he or she will have ordinary income to the extent the fair market value of the shares on the date of exercise (and any cash) he or she receives is greater than the exercise price he or she pays. If an NSO holder exercises a NSO through payment of the exercise price in shares, or in a combination of shares and cash, he or she will have ordinary income upon exercise to the extent that the value (on the date of exercise) of the shares he or she purchases is greater than the value of the shares he or she surrenders, less the amount of any cash paid upon exercise.

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Any gain or loss any person recognizes upon the sale or exchange of shares that such person acquires generally will be treated as capital gain or loss and will be long-term or short-term depending on whether he or she held the shares for more than one (1) year.

The Company’s Tax Consequences

The Company generally will receive a deduction for federal income tax purposes in connection with an award in an amount equal to the ordinary income the participant realizes. The Company will be entitled to such deduction at the time that the participant recognizes the ordinary income.

In addition, Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to certain of the Company’s executive officers. In general, The Company may deduct annual compensation that it pays to any of these executive officers only to the extent that it does not exceed $1 million. However, the Company can preserve the deductibility found in Section 162(m) of the Code of annual compensation in excess of the $1 million limit if the Company complies with certain conditions. The Plan has been designed to permit the Board to grant awards that will be fully deductible to the Company.

Vote Required and Recommendation of the Board of Directors

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Amendment No. 1 to the 2013 Plan. If the stockholders do not ratify Amendment No. 1 to the 2013 Plan, the Board will not be able to issue incentive stock option awards to the Company’s employees (but will continue to be permitted to award other forms of equity compensation under the 2013 Plan). A copy of the amendment to the Plan is attached to this proxy statement as Appendix A. A copy of the 2013 Equity Incentive Compensation Plan was filed with the Securities and Exchange Commission, and any stockholder who wishes to obtain a copy of the Plan may do so by written request to Robert Weinstein, Secretary, Neurotrope, Inc., 50 Park Place, Newark, New Jersey 07102.

PROPOSAL 4.
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 14A of the Exchange Act, which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that, not less frequently than once every three years, we provide stockholders with an advisory vote on the compensation of our named executive officers as disclosed herein. Accordingly, we are requesting your advisory (non-binding) approval of the compensation of our named executive officers as disclosed in the compensation tables and related narrative disclosures in this proxy statement. This non-binding advisory vote is commonly referred to as a “Say-on-Pay” vote. Please read the executive compensation section of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2014 compensation of our named executive officers.

We are asking you to indicate your support for the compensation of our named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. Rather, this vote relates to the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we are asking you to vote, on an advisory basis, “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Neurotrope, Inc. (the “Company”) hereby approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and related narrative disclosures in this Proxy Statement.”

As an advisory vote, this proposal is not binding on the Company, and will not require us to take any action or overrule any decisions we have made. Furthermore, because this advisory vote primarily relates to compensation that has already been paid or contractually committed to our named executive officers, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the compensation of named executive officers as disclosed in this proxy statement, we will consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.

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The affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon at the Meeting (in person or by proxy) is required for approval of the resolution with respect to the compensation of the Company’s named executive officers.

THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE FOREGOING RESOLUTION. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

PROPOSAL 5.
ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE
ON EXECUTIVE COMPENSATION

As described in Proposal 4 above, stockholders are being provided the opportunity to cast an advisory vote on our executive compensation program, commonly referred to as a “Say-on-Pay Vote.” This Proposal 5 affords stockholders the opportunity to cast an advisory vote on how often we should include a Say-on-Pay Vote in our proxy materials for future annual stockholder meetings. Stockholders may vote to have the Say-on-Pay Vote every year, every two years or every three years.

Accordingly, we are requesting an advisory, non-binding vote on how frequently we should seek an advisory Say-on-Pay vote from our stockholders. This non-binding advisory vote is commonly referred to as a “Say-on-Frequency” vote. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board recommends that our stockholders select a frequency of one year, or an annual vote. Our Board has determined that an advisory vote on executive compensation every year is the best approach for us based on a number of considerations, including the following:

•	Since executive compensation disclosures are made annually, by conducting annual advisory votes on executive compensation, stockholders are able to express their views on our executive compensation program and provide us with more direct and immediate feedback on our compensation disclosures;

•	A one-year vote cycle gives stockholders the opportunity to react promptly to emerging trends in compensation, provide feedback before those trends become pronounced over time, and give the Board and the Compensation Committee the opportunity to evaluate individual compensation decisions each year in light of the ongoing feedback from shareholders; and

•	An annual vote will provide a regular and consistent means for the Company’s stockholders to provide feedback to the Board regarding the Company’s executive compensation programs.

Our stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation. As discussed above under “Stockholder Communication with the Board,” we provide stockholders with an opportunity to communicate directly with our Board, including on issues of executive compensation.

We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this Proposal 5. You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote.

You are not voting to approve or disapprove our Board’s recommendation. While this advisory Say-on-Frequency vote is non-binding on us, and we may hold Say-on-Pay Vote more or less frequently than the preference receiving the highest number of votes of our stockholders, our Board and Compensation Committee will give careful consideration to the choice that receives the most votes when considering the frequency of future Say-on-Pay Votes.

Generally, the affirmative vote of a majority of the votes cast by holders of shares entitled to vote thereon at the Meeting (in person or by proxy) is required for a particular matter to be deemed an act of the stockholders, provided a quorum is present. However, given that this vote is advisory and non-binding, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders. In such instance, while none of the three alternatives will have been approved, stockholders will still have the ability to communicate their preference with respect to this vote.

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THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT AN ADVISORY VOTE REGARDING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS BE INCLUDED IN THE COMPANY’S PROXY STATEMENT FOR STOCKHOLDER CONSIDERATION EVERY CALENDAR YEAR. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

OTHER MATTERS

The Meeting will take place at the offices of the Robert Treat Hotel, 50 Park Place, Newark, New Jersey 07102, on Tuesday, June 9, 2015. To obtain directions to be able to attend the Meeting, contact Robert Weinstein at (973) 242-0005.

The Board of Directors knows of no business that will be presented for consideration at the Meeting other than those items stated above. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them. The final results of the balloting at the Meeting are required to be included in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission within four business days of the Meeting.

The Company will bear the cost of soliciting proxies, including the cost of preparing, assembling and mailing the proxy card, proxy statement and other material, which may be sent to the stockholders in connection with this solicitation. To date, the Company has paid approximately $1,000 for proxy services and estimates the total cost of solicitation not to exceed $40,000. In addition to the solicitation of proxies by use of the mails, directors, officers and other employees may solicit the return of proxies in person or by telephone, telegram or other means of communication. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and fax. Directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses incurred in connection with such solicitation. Arrangements will be made with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy materials to beneficial owners of shares held of record by such brokerage houses, custodians, nominees and fiduciaries and for reimbursement of their reasonable expenses incurred in connection therewith.

The Company will only send one set of proxy materials to two or more stockholders who share one address, unless we have received contrary instructions from one or more of the stockholders at that address. This procedure is referred to as “householding.” Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual proxy materials to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of proxy materials for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Robert Weinstein, Secretary, Neurotrope, Inc., 50 Park Place, Newark, New Jersey 07102 or call us at (973) 242-0005. Likewise, if your household currently receives multiple copies of proxy materials and you would like to receive one set, please contact us at the address and telephone number provided.

The Company will provide without charge to each person being solicited by this proxy statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2014 as filed with the SEC, including the financial statements, notes, exhibits and schedules thereto. All such requests should be directed to: Robert Weinstein, Secretary, Neurotrope, Inc., 50 Park Place, Newark, New Jersey 07102.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and each person who owns more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock and our other equity securities. Reporting Persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on the Company’s review of the copies of the forms received by it during the fiscal year ended December 31, 2014 and written representations that no other reports were required, the Company believes that each person who, at any time during such fiscal year, was a director, officer or beneficial owner of more than ten percent of the Company’s Common Stock complied with all Section 16(a) filing requirements during such fiscal year.

37

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
TO BE PRESENTED AT THE NEXT ANNUAL MEETING

Under our By-laws, no business, including nominations of a person for election as a director, may be brought before an Annual Meeting unless it is specified in the notice of the Annual Meeting or is otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder who meets the requirements specified in our By-laws and has delivered timely notice to us (containing the information specified in the By-laws).

To be timely, a stockholder's notice for matters to be brought before the Annual Meeting of Stockholders in 2016 must be delivered to and received at our principal executive office specified on page 1 of this proxy statement not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the 2015 Annual Meeting of Stockholders, or no later than March 11, 2015 and no earlier than February 10, 2015. These requirements are separate from and in addition to the SEC's requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Stockholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Stockholders in 2016 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals must be received by our Secretary at our principal executive office specified on page 1 of this proxy statement, no later than February 10, 2016.

By Order of the Board of Directors,

Robert Weinstein
Secretary
Dated: April 29, 2015

38

Appendix A

AMENDMENT NO. 1

TO THE

NEUROTROPE, INC.

2013 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE NEUROTROPE, INC. 2013 EQUITY INCENTIVE PLAN (this “Amendment”) is made and adopted by Neurotrope, Inc. (the “Company”), effective as of July 23, 2014 (the “Effective Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Neurotrope Inc. 2013 Equity Incentive Plan (the “2013 Plan”).

WHEREAS, the Company adopted the 2013 Plan to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives to individuals who perform services for the Company, and to promote the success of the Company’s business; and

WHEREAS, the 2013 Plan currently provides for the granting to officers, key employees, consultants and directors of stock options and other equity incentive awards with respect to an aggregate of 7,000,000 shares of the Company’s common stock, $0.001 par value per share (“Common Stock”); and

WHEREAS, the Company desires to amend the 2013 Plan to increase the maximum number of shares of Common Stock that may be awarded and sold under the 2013 Plan to Ten Million (10,000,000); and

WHEREAS, the Company desires to amend the 2013 Plan to limit the number of shares of Common Stock underlying equity compensation awards that each director of the Company can receive for director services (it being understood that such limitation shall not apply to any awards to a person for service to the Company in any other capacity) ; and

WHEREAS, as of the Effective Date, the Company’s Board of Directors has approved this Amendment.

NOW, THEREFORE, the Company hereby amends the 2013 Plan, as of the Effective Date, as follows:

1.	Section 3(a) of the 2013 Plan is hereby deleted and replaced with the following:

“3(a) Subject to the provisions of Section 14 hereof, the maximum number of Shares that may be awarded and sold under the Plan is Ten Million (10,000,000) Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.”

2.	A new Section 6(a)(iii) is hereby added to the 2013 Plan which will read as follows:

“(iii) The maximum aggregate number of Shares underlying Awards made to each director of the Company (only with respect to such director’s service as a director of the Company) is limited to an aggregate of 1,000,000 Shares, except to the extent that the aggregate amount of Awards held by a director (for service as a director) as of the Effective Date of this Amendment exceeds such amount as a result of the actions taken by the Administrator prior to and on the Effective Date (including the grant of Options to certain directors on the Effective Date).”

3.	In all other respects, the provisions of the 2013 Plan are hereby ratified and confirmed, and they shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company hereby executes and adopts this Amendment No. 1 to the Neurotrope, Inc. 2013 Equity Incentive Plan this 23rd day of July, 2014.

NEUROTROPE, INC.

By:	/s/ Robert Weinstein

Name:	Robert Weinstein

Title:	Chief Financial Officer

PROXY FOR COMMON STOCK
NEUROTROPE, INC.
50 Park Place, Newark, New Jersey 07102

This Proxy is Solicited on Behalf of the Board of Directors
of Neurotrope, Inc.

The undersigned hereby appoints Messrs. Ramat and Weinstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Neurotrope, Inc. held of record by the undersigned on April 20, 2015, at the Annual Meeting of Stockholders to be held on Tuesday, June 9, 2015 or any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3 and 4, and vote for ONE YEAR for Proposal 5.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

1.	Election of directors:

01. Charles S. Ramat	02. Paul Freiman	03. William Singer	04. John H. Abeles

05. Larry D. Altstiel	06. James Gottlieb

☐ FOR all six of the nominees listed (except as marked to the contrary above. See the instruction immediately below.)

☐ WITHHOLD AUTHORITY (Instruction: To withhold authority to vote for a nominee strike a line through the nominee’s name above)

2.	Proposal to ratify the selection of Friedman LLP as Neurotrope, Inc.’s independent registered public accountants for the year ending December 31, 2015.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to ratify Amendment No. 1 to the 2013 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal to consider an advisory resolution approving the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Proposal to consider and act upon an advisory vote on the frequency of holding an advisory vote on executive compensation.

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

Dated: __________________________, 2015

Signature: ________________________________________

Signature if held jointly : _____________________________

When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY FOR PREFERRED STOCK
NEUROTROPE, INC.
50 Park Place, Newark, New Jersey 07102

This Proxy is Solicited on Behalf of the Board of Directors
of Neurotrope, Inc.

The undersigned hereby appoints Messrs. Ramat and Weinstein as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Preferred Stock of Neurotrope, Inc. held of record by the undersigned on April 20, 2015, at the Annual Meeting of Stockholders to be held on June 9, 2015 or any adjournment thereof. The undersigned hereby revokes any proxy previously given with respect to such shares.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposals 1, 2, 3 and 4, and vote for ONE YEAR for Proposal 5.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement.

1.	Election of Jay M. Haft as a director.

☐ FOR the nominee listed

☐ WITHHOLD AUTHORITY

2.	Proposal to ratify the selection of Friedman LLP as Neurotrope, Inc.’s independent registered public accountants for the year ending December 31, 2015.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Proposal to ratify Amendment No. 1 to the 2013 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	Proposal to consider an advisory resolution approving the compensation of the Company’s named executive officers.

☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	Proposal to consider and act upon an advisory vote on the frequency of holding an advisory vote on executive compensation.

☐ ONE YEAR	☐ TWO YEARS	☐ THREE YEARS	☐ ABSTAIN

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

Dated: __________________________, 2015

Signature: ________________________________________

Signature if held jointly : _____________________________

When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2015

or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from __________________ to __________________

Commission File Number:   333-172647

Neurotrope, Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-3522381
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

50 Park Place, Suite 1401

Newark, New Jersey 07102

(973) 242-0005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes ☒  No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).  Yes ☒  No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act) Yes ☐ No ☒

As of May 7, 2015, there were 27,490,540 shares of the registrant’s common stock, $ 0.0001 par value per share, issued and outstanding.

2

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this report contain or may contain forward-looking statements. These statements, identified by words such as “plan,” “anticipate,” “believe,” “estimate,” “should,” “expect” and similar expressions, include our expectations and objectives regarding our future financial position, operating results and business strategy. These statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. These factors include, but are not limited to, our ability to secure suitable financing to continue with our existing business or change our business and conclude a merger, acquisition or combination with a business prospect, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk, U.S. and global competition, and other factors. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. Readers should carefully review this report in its entirety, including but not limited to our financial statements and the notes thereto and the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the Securities and Exchange Commission (the “SEC”). We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our quarterly reports on Form 10-Q and our current reports on Form 8-K. Except for our ongoing obligations to disclose material information under the Federal securities laws, we undertake no obligation to publicly release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.

OTHER INFORMATION

When used in this report, the terms, “we,” the “Company,” “our,” and “us” refer to Neurotrope, Inc., a Nevada corporation (formerly BlueFlash Communications, Inc., a Florida corporation) and its consolidated subsidiary Neurotrope BioScience, Inc.

3

PART I – FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS.

Neurotrope, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,477,133	$8,010,357
Prepaid expenses	56,965	97,073

TOTAL CURRENT ASSETS	5,534,098	8,107,430

Fixed Assets, net of accumulated depreciation	55,225	53,618

TOTAL ASSETS	$5,589,323	$8,161,048

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$963,397	$778,753
Accrued expenses	56,150	310,435
Accounts payable and accrued expenses - related party	-	200,000

TOTAL CURRENT LIABILITIES	1,019,547	1,289,188

Commitments and contingencies

Convertible redeemable preferred stock, Series A, $.0001 par value, 50,000,000 shares authorized; 18,757,394 and 21,363,000 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively. Liquidation preference of $18,757,394 plus dividends accruable at 8% per annum of $2,748,241 as of March 31, 2015 and Liquidation preference of $21,363,000 plus dividends accruable at 8% per annum of $2,687,835 at December 31, 2014	16,267,659	18,524,163

SHAREHOLDERS' DEFICIT
Common stock - 300,000,000 shares authorized, $.0001 par value; 26,876,040 issued and outstanding at March 31, 2015; 24,034,094 shares issued and outstanding at December 31, 2014	2,688	2,403
Additional paid-in capital	8,948,387	6,627,983
Accumulated deficit	(20,648,958)	(18,282,689)

TOTAL SHAREHOLDERS' DEFICIT	(11,697,883)	(11,652,303)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$5,589,323	$8,161,048

See accompanying notes to condensed consolidated financial statements.

4

Neurotrope, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2015	2014

OPERATING EXPENSES:
Research and development - related party	$600,000	$651,859
Research and development	492,657	-
General and administrative - related party	27,000	27,000
General and administrative	1,186,358	845,147
Stock-based compensation - related party	43,336	66,763
Stock-based compensation	18,486	104,157

TOTAL OPERATING EXPENSES	2,367,837	1,694,926

OTHER INCOME:
Interest income	1,568	4,429

Net loss before income taxes	(2,366,269)	(1,690,497)

Provision for income taxes	-	-

Net loss	$(2,366,269)	$(1,690,497)

Preferred Stock dividends	$(2,748,241)	$(1,471,050)

Net loss attributable to common shareholders	$(5,114,510)	$(3,161,547)

PER SHARE DATA:

Basic and diluted loss per common share	$(0.20)	$(0.14)

Basic and diluted weighted average common shares outstanding	25,016,000	21,881,000

See accompanying notes to condensed consolidated financial statements.

5

Neurotrope, Inc. and Subsidiary

Condensed Consolidated Statement of Changes in Shareholders’ Deficit

(Unaudited)

			Additional
	Common Stock		Paid-In	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2015	24,034,094	$2,403	$6,627,983	$(18,282,689)	$(11,652,303)

Conversion of Series A preferred stock to common stock	2,605,606	261	2,256,243	-	2,256,504

Stock based compensation	-	-	61,822	-	61,822

Exercise of common stock warrants	236,340	24	2,339		2,363

Net loss	-	-	-	(2,366,269)	(2,366,269)

Balance March 31, 2015	26,876,040	$2,688	$8,948,387	$(20,648,958)	$(11,697,883)

See accompanying notes to condensed consolidated financial statements.

6

Neurotrope, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Three Months	Three Months
	ended	ended
	March 31, 2015	March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,366,269)	$(1,690,497)
Adjustments to reconcile net loss to net cash used by operating activities
Stock based compensation	61,822	170,920
Depreciation expense	1,436	-
Change in assets and liabilities
Increase in prepaid expenses	40,108	8,590
Decrease in accounts payable and accrued expenses - related party	(200,000)	(136,631)
Increase in accounts payable	184,644	15,522
Decrease in accrued expenses	(254,285)	(10,129)
Total adjustments	(166,275)	48,272

Net Cash Used in Operating Activities	(2,532,544)	(1,642,225)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(3,043)	-

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of common stock warrants	2,363	-

Net Cash Provided by Financing Activities	2,363	-

NET DECREASE IN CASH	(2,533,224)	(1,642,225)

CASH AT BEGINNING OF PERIOD	8,010,357	15,211,744

CASH AT END OF PERIOD	$5,477,133	$13,569,519

DISCLOSURE OF NON-CASH FINANCING ACTMTIES:

Conversion of Series A convertible redeemable preferred stock to common stock	$2,256,504	$132,378

See accompanying notes to condensed consolidated financial statements.

7

NEUROTROPE INC. AND SUBSIDIARY

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 – Organization and Nature of Planned Business:

References in these notes to the unaudited condensed consolidated financial statements to “Neurotrope, Inc.,” “we,” “us,” “our Company” refer to Neurotrope, Inc. and its consolidated subsidiary Neurotrope Bioscience, Inc. (“Neurotrope BioScience”). Neurotrope BioScience was incorporated in Delaware on October 31, 2012. Neurotrope BioScience was formed to advance new therapeutic and diagnostic technologies in the field of neurodegenerative disease, primarily Alzheimer’s disease (“AD”). Neurotrope BioScience is collaborating with the Blanchette Rockefeller Neurosciences Institute (“BRNI”), a related party, in this process. The exclusive rights to the licensed technology transferred to the Company on February 28, 2013 (see Note 6).

On August 23, 2013, a wholly-owned subsidiary of Neurotrope, Inc. (formerly “BlueFlash Communications, Inc.”), Neurotrope Acquisition, Inc., a corporation formed in the State of Nevada on August 15, 2013 merged (the “Reverse Merger”) with and into Neurotrope BioScience. Neurotrope BioScience was the surviving corporation in the Reverse Merger and became the Company’s wholly-owned subsidiary. All of the outstanding Neurotrope BioScience common stock was converted into shares of Neurotrope, Inc. common stock on a one-for-one basis.

The transaction was accounted for as a reverse merger and recapitalization with Neurotrope BioScience as the acquirer for financial reporting purposes and Neurotrope, Inc. as the acquired company. Consequently, the assets and liabilities and the operations that are reflected in the historical financial statements are those of Neurotrope BioScience and are recorded at the historical cost basis of Neurotrope BioScience, and the consolidated financial statements after completion of the Reverse Merger include the assets and liabilities of Neurotrope BioScience and Neurotrope, Inc., and the historical operations of Neurotrope, Inc. and Neurotrope BioScience from the closing date.

As a result of the Reverse Merger, Neurotrope, Inc. discontinued its pre-Reverse Merger business and acquired the business of Neurotrope BioScience, which it is continuing to operate through Neurotrope BioScience. The common stock of Neurotrope, Inc. is traded under the ticker symbol “NTRP.”

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (U.S. GAAP) have been condensed or omitted. These consolidated financial statements should be read in conjunction with the Consolidated Financial Statements and Notes to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2014.

Note 2 – Going Concern:

The unaudited consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the consolidated financial statements, we have generated no revenues to-date, have incurred substantial losses during the Company’s development stage and have substantial contractual commitments pursuant to various agreements to which we are a party.

Our ability to continue existence is dependent upon our continuing efforts to obtain additional financing to carry out our business plan during the development stage. We intend to fund our operations through equity and/or debt financing arrangements and any revenues generated in the future. However, there can be no assurance that these arrangements, if any, will be sufficient to fund our ongoing capital expenditures, working capital, and other cash requirements. The outcome of these matters cannot be predicted at this time.

There can be no assurance that any additional financings will be available to us on satisfactory terms and conditions, if at all. These conditions raise substantial doubt as to our ability to continue as a going concern.

The consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should we be unable to continue as a going concern.

Note 3 - Summary of Significant Accounting Policies:

Use of Estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

8

Reclassifications:

Certain reclassifications have been made to the 2014 financial statements to conform to the consolidated 2015 financial statement presentation. These reclassifications had no effect on net loss or cash flows as previously reported.

Cash and Cash Equivalents:

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents. At March 31, 2015, the Company’s cash balances may exceed the current insured amounts under the Federal Deposit Insurance Corporation.

Property and Equipment:

Property and equipment is capitalized and depreciated on a straight line basis over the useful life of the asset, which is deemed to be between three and ten years. Property and equipment consist of the following:

	March 31, 2015	December 31, 2014
Property and equipment	$57,987	$54,943
Accumulated depreciation	$(2,762)	$(1,325)
Property and equipment, net	$55,225	$53,618

Depreciation expense for the three months ended March 31, 2015 and 2014 was $1,436 and $0, respectively.

Research and Development Costs:

All research and development costs, including costs to maintain or expand the Company’s patent portfolio that do not meet the criteria for capitalization are expensed when incurred. FASB ASC Topic 730 requires companies involved in research and development activities to capitalize non-refundable advance payments for such services pursuant to contractual arrangements because the right to receive those services represents an economic benefit. Such capitalized advances will be expensed when the services occur and the economic benefit is realized. There were no capitalized research and development services at March 31, 2015 and December 31, 2014.

Income Taxes:

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due and deferred taxes. Deferred taxes are recognized for differences between the bases of assets and liabilities for financial statement and income tax purposes and the tax effects of net operating loss and other carryforwards. The deferred tax assets and liabilities represent the future tax consequences of those differences and carryforwards, which will either be taxable or deductible when the related assets, liabilities or carryforwards are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company applies the provisions of FASB ASC 740-10, Accounting for Uncertain Tax Positions, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The standard also provides guidance on de-recognition, classification, interest and penalties, and accounting in interim periods, disclosure and transitions.

The Company has concluded that there are no significant uncertain tax positions requiring recognition in the accompanying financial statements. The tax period that is subject to examination by major tax jurisdictions is from October 31, 2012 (inception) through March 31, 2015.

In the event the Company was to receive an assessment for interest and/or penalties, it will be classified in the financial statements as selling, general and administrative expense when assessed.

Risks and Uncertainties:

The Company operates in an industry that is subject to rapid technological change, intense competition and significant government regulation. The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risk. Such factors include, but are not necessarily limited to, the results of clinical testing and trial activities, the ability to obtain regulatory approval, the ability to obtain favorable licensing, manufacturing or other agreements for its product candidates and the ability to raise capital to achieve strategic objectives.

9

Stock Compensation:

The Company accounts for stock-based awards to employees in accordance with applicable accounting principles, which requires compensation expense related to share-based transactions, including employee stock options, to be measured and recognized in the financial statements based on a determination of the fair value of the stock options. The grant date fair value is determined using the Black-Scholes-Merton (“Black-Scholes”) pricing model. For all employee stock options, we recognize expense over the employee’s requisite service period (generally the vesting period of the equity grant). The Company’s option pricing model requires the input of highly subjective assumptions, including the expected stock price volatility, expected term, and forfeiture rate. Any changes in these highly subjective assumptions significantly impact stock-based compensation expense.

Options awarded to purchase shares of common stock issued to non-employees in exchange for services are accounted for as variable awards in accordance with applicable accounting principles. Such options are valued using the Black-Scholes option pricing model.

Note 4 – Contractual Commitments:

Effective as of July 16, 2014, the Company’s former President’s employment as Chief Executive Officer and President of Neurotrope BioScience and the Company was terminated. In connection with the termination, effective as of July 16, 2014, Neurotrope BioScience and its former President entered into a separation agreement and general release on October 9, 2014 (the “Separation Agreement”).

The Separation Agreement states that Neurotrope BioScience will pay or provide to the former President the following: (a) $2,684 within three days of the execution of the Separation Agreement by him, representing reimbursement of business expenses; (b) a lump sum equal to the total gross amount of $233,000; (c) a gross amount of $25,478 for his accrued, unused vacation; (d) reimbursement for the cost of continuing his current health care insurance in the same amount as the net reimbursement amounts paid to him on a monthly basis immediately prior to July 16, 2014 ($2,974 per month) until the earlier of the date on which he becomes eligible for medical insurance coverage with a new employer or July 16, 2015; (e) director’s and officer’s insurance coverage covering his actions while a director and/or officer of Neurotrope BioScience until July 16, 2020; and (f) $17,000 for reimbursement of his attorneys fees. In addition, the parties agreed that his ownership of any common shares of the company is not affected by the Separation Agreement and that any equity awards he received pursuant to the 2013 Equity Incentive Plan will be governed exclusively by the terms of such plan. Approximately $282,000 was paid to him pursuant to the Separation Agreement in 2014.

Effective February 28, 2013, the Company executed an agreement with Ramat Consulting Corp. (“Ramat”), a related party to the Company’s current President and CEO Charles S. Ramat, for consulting services, including business development and marketing consulting, for a five-year period, subject to annual renewals thereafter. The Ramat agreement was amended on February 2, 2015 to add Mr. Ramat’s duties as the Company’s President and CEO. Ramat's annual fee is $50,000, payable in monthly installments of $4,167, plus pre-approved travel and other reimbursable expenses. Ramat was issued a non-qualified option, with a term of ten years, to purchase 300,000 shares of common stock of the Company at an exercise price of $1.00 per share. The option vested with respect to 20% of the shares as of February 28, 2013, and the balance vest on a daily basis over the four-year period beginning on February 28, 2013. Vested options will terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (a) ten years from the date of grant; (b) the expiration of one year from the date of death or the termination of optionee as a service provider by reason of disability; or (c) the expiration of twelve months from the date of termination of optionee’s service as a service provider for any reason whatsoever other than termination of service for death or disability. An entity related to Ramat purchased 1,000,000 shares of the Company’s Series A Preferred Stock on the effective date of the consulting agreement described in this paragraph. (See Note 12 – “Subsequent Events” for additional information regarding Mr. Ramat’s compensation arrangement).

On October 1, 2013, the Company executed a four-year employment agreement, effective October 1, 2013, with Robert Weinstein, its current Executive Vice President, Chief Financial Officer, Treasurer and Secretary. This agreement provides for an annual salary of $240,000, which increased to an annual salary of $275,000 beginning January 1, 2015 plus a bonus arrangement of 50% of base salary for all subsequent years. On October 1, 2013, the Company’s Board of Directors (the “Board”) granted an incentive stock option to Mr. Weinstein under the Company’s 2013 Equity Incentive Plan (the “2013 Plan”) to purchase 650,000 shares of the Company’s common stock, with a term of ten years, exercisable at $1.00 per share. These options vest 25% per year over four years, with accelerated vesting of 25% upon a termination without cause or for good reason.

On January 16, 2014, the Company executed a four-year employment letter with Neurotrope BioScience’s Vice President – Commercial Operations. This employment letter provides for an annual salary of $210,000 which shall increase at the discretion of the Company’s Compensation Committee. In addition, the employment letter provides for a discretionary bonus of up to 35% of base salary for all years. On January 23, 2014, the Board granted an incentive stock option to its Vice President – Commercial Operations under the 2013 Plan to purchase 100,000 shares of the Company’s common stock, with a term of ten years, exercisable at $1.76 per share. These options vest 20% per year over five years. Vested options will terminate, to the extent not previously exercised, upon the occurrence of the first of the following events: (a) ten years from the date of grant; or (b) the expiration of one year from the date of death, disability or the termination of employment.

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On January 22, 2014, the Company executed a four-year employment agreement with Neurotrope BioScience’s former Vice President and Chief Medical Officer. This agreement provided for an annual salary of $210,000. On January 23, 2014, the Board granted an incentive stock option to its former Vice President and Chief Medical Officer under the 2013 Plan to purchase 125,000 shares of the Company’s common stock, with a term of ten years, exercisable at $1.76 per share. On October 31, 2014, the Company terminated Neurotrope BioScience’s former Vice President and Chief Medical Officer without cause. Upon termination without cause and conditioned upon the execution of a release, he received severance and accelerated vesting of a portion of his incentive stock option to purchase 31,250 shares of the Company’s common stock. These options have lapsed. Approximately $217,000 was accrued for this severance arrangement in 2014 and paid in February 2015.

On June 1, 2014, the Company executed a four-year employment letter, with Neurotrope BioScience’s Executive Director – Pharmacology. This employment letter provides for an annual salary of $180,000 which shall increase at the discretion of the Company’s Compensation Committee. In addition, the employment letter provides for a discretionary bonus of up to 25% of base salary for all years. On July 16, 2014, the Board granted an incentive stock option to the Executive Director for the purchase of 50,000 shares of the Company’s common stock (see Note 10 – “Stock Options” for details).

On July 16, 2014, the Board appointed Charles S. Ramat and Paul E. Freiman to serve as Co-Chief Executive Officers, on an interim basis, of the Company and of Neurotrope BioScience. Mr. Freiman has served on the Board since October 18, 2013, and was appointed Co-Chairman of the Board on June 13, 2014. Mr. Ramat was elected to the Board on June 13, 2014 and was immediately appointed Co-Chairman of the Board.

In consideration of the services to be provided by Mr. Freiman and Mr. Ramat to the Company as Co-Chief Executive Officers, the Company agreed to pay each of them consulting fees in the amount of $20,000 per month for a term not to exceed six months, which fees would be reduced upon the employment of a permanent Chief Executive Officer to $10,000 per month for two months to aid in the transition of responsibilities to the new Chief Executive Officer. In addition, on July 23, 2014, Messrs. Freiman and Ramat were each granted non-qualified options to purchase 400,000 shares of the Company’s common stock for their roles as directors, Co-Chairmen of the Board and Co-Chief Executive Officers. Options to purchase 200,000 shares have an exercise price of $1.11 per share, or 110% of the Company’s last trading price on July 23, 2014 and were fully vested upon grant. Options to purchase the remaining 200,000 shares have an exercise price of $2.22 per share based upon two times the exercise price of $1.11 per share and vest on a daily basis up to 25% per year through July 23, 2018. See below regarding further changes to Messrs. Ramat and Freiman’s roles with the Company.

On September 4, 2014, the Company entered into a long-term lease for 4,000 square feet of office space in Newark, New Jersey. The lease commenced September 1, 2014 and expires December 1, 2017 and has two (2) one-year renewal options. The base rent is payable, commencing December 1, 2014, at an annual rate of $88,000 with no increases during the lease term and renewal terms. In addition, commencing September 1, 2014, the Company is obligated to pay its share of common area charges. The Company is amortizing the total base rent due over 39 months.

On September 12, 2014, the Board elected Mr. Ramat to be the Company’s President and Chief Executive Officer and Mr. Freiman to be the Company’s Chairman of the Board. In consideration of the services that Mr. Ramat will provide to the Company as President and CEO, the Company agreed to pay Mr. Ramat a consulting fee of $400,000 per year with a bonus opportunity of up to 50% of his consulting fee after one (1) year of service, which arrangement could have been terminated by either party on 60 days’ notice, but has been amended to 180 days’ notice (See Note 12 – “Subsequent Events”). Mr. Ramat’s consulting fee replaces the $20,000 per month consulting fee of July 16, 2014. Mr. Freiman’s compensation remains at $20,000 per month as Chairman of the Board. In addition to his salary for services as President and Chief Executive Officer of the Company, Mr. Ramat will continue to be paid the consulting fees under a Consulting Agreement with the Company pursuant to which he receives $50,000 per year.

In addition, on September 12, 2014, Messrs. Ramat and Freiman were granted non-qualified options to purchase 250,000 and 50,000 shares of the Company’s common stock, respectively, which have an exercise price of $0.60 per share, are fully vested upon grant, and have a ten-year life.

As of November 1, 2014, Neurotrope BioScience entered into an employment agreement for one (1) year with provisions for automatic renewals, with its Executive Vice President, Development and Chief Medical Officer. This agreement provides for an annual salary of $325,000 which shall increase at the discretion of the Company’s President. In addition, the employment agreement provides for a signing bonus of $102,083 in total, payable $8,507 monthly (if employed during the applicable payment cycle) and a discretionary bonus of up to 50% of base salary. In connection with his employment and as of his date of hire, the Company’s Compensation Committee authorized a grant of a non-qualified stock option to Neurotrope BioScience’s Executive Vice President and Chief Medical Officer under the 2013 Plan to purchase 250,000 shares of the Company’s common stock, with a term of ten years, exercisable at $0.71 per share. These options vest 20% per year over five years commencing November 1, 2015.

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Note 5 – Collaborative Agreements:

On May 12, 2014, the Company entered into a license agreement (the “Stanford Agreement”) with The Board of Trustees of The Leland Stanford Junior University (“Stanford”), pursuant to which Stanford has granted to the Company a revenue-bearing, world-wide right and exclusive license, with the right to grant sublicenses (on certain conditions), under certain patent rights and related technology for the use of bryostatin structural derivatives, known as “bryologs,” for use in the treatment of central nervous system disorders, lysosomal storage diseases, stroke, cardio protection and traumatic brain injury, for the life of the licensed patents.

Pursuant to the Stanford Agreement, in 2014, the Company paid Stanford a total of $60,850, of which $48,564 was expensed by the Company in 2014. The Company is also obligated to pay Stanford: (a) a $10,000 annual license maintenance fee; (b) milestone payments in the aggregate amount of up to $3,700,000 upon the achievement of certain product development events commencing upon the filing of the first IND application through approval of an applicable product; and (c) low single-digit royalties on net sales of licensed products.

Each party has the right to terminate the Stanford Agreement for an uncured material breach of the other party. Additionally, the Company may terminate the Stanford Agreement at any time upon 60 days’ written notice to Stanford.

On May 15, 2014, the Company entered into an agreement with a contract research organization (“CRO”) to conduct a clinical trial relating to AD. The Company has agreed to pay fees to the CRO totaling $715,159, based upon signing of the agreement and the CRO achieving certain clinical trial milestones, plus reasonable out-of-pocket expenses. On November 19, 2014, the CRO agreement was amended, requiring the Company to pay a reduced amount totaling $657,238 plus third party pass through expenses. The Company has incurred a total of $687,112 in fees, $377,225 and $417,877 of which are included in the balance sheet as payables as of March 31, 2015 and December 31, 2014, respectively.

On July 14, 2014, Neurotrope BioScience entered into an Exclusive License Agreement (the “Mount Sinai Agreement”) with Icahn School of Medicine at Mount Sinai (“Mount Sinai”). Pursuant to the Mount Sinai Agreement, Mount Sinai granted Neurotrope BioScience a revenue-bearing, world-wide right and (a) exclusive license, with the right to grant sublicenses (on certain conditions), under Mount Sinai’s interest in certain joint patents held by the Company and Mount Sinai (the “Joint Patents”) as well as in certain results and data (the “Data Package”) and (b) non-exclusive license, with the right to grant sublicenses on certain conditions, to certain technical information, both relating to the diagnostic, prophylactic or therapeutic use for treating diseases or disorders in humans relying on activation of PKC epsilon, which includes Niemann-Pick C Disease (the “Mount Sinai Field of Use”). The Mount Sinai Agreement allows Neurotrope BioScience to research, discover, develop, make, have made, use, have used, import, lease, sell, have sold and offer certain products, processes or methods that are covered by valid claims of Mount Sinai’s interest in the Joint Patents or an Orphan Drug Designation Application covering the Data Package (“Mount Sinai Licensed Product(s)”) in the Mount Sinai Field of Use.

Pursuant to the Mount Sinai Agreement, Neurotrope BioScience is obligated to pay a $25,000 license initiation fee to Mount Sinai. Neurotrope BioScience is also obligated to pay Mount Sinai (a) a $10,000 annual license maintenance fee until minimum royalty payments are due, (b) milestone payments in the aggregate amount of up to $3,500,000 upon the achievement of certain product development events relating to the approval of a Mount Sinai Licensed Product in the United States and other jurisdictions, (c) low single-digit royalties on net sales of the Mount Sinai Licensed Products, and (d) a portion of sublicense fees ranging from a significant double-digit percentage based on sublicensing before completion of in vivo proof-of-concept experiments to a mid-single digit percentage after product approval. In 2014, the Company paid Mount Sinai $25,000, which represents the license initiation fee described above. Of this $25,000, the Company expensed $11,458 in 2014. Also in 2014, the Company accrued $12,000 as an expense to Mount Sinai for certain consulting services that the Company paid in the fiscal quarter ended March 31, 2015.

Each party has the right to terminate the Mount Sinai Agreement for an uncured material breach of the other party. Additionally, Neurotrope BioScience may terminate the Mount Sinai Agreement at any time upon 60 days’ written notice to Mount Sinai. Further, upon termination, Neurotrope BioScience may continue to sell any and all Mount Sinai Licensed Products, provided that Neurotrope BioScience will pay Mount Sinai a reduced royalty for Mount Sinai Licensed Products that are indicated as therapeutics or diagnostics for Niemann Pick disease which are sold following the termination of the Mount Sinai Agreement.

The term of the Mount Sinai Agreement began upon signing and will expire with respect to each Mount Sinai Licensed Product on a Mount Sinai Licensed Product-by-Mount Sinai Licensed Product basis and country-by-country basis, from first commercial sale until the later of: (a) expiration of the last to expire Joint Patent Rights covering such Mount Sinai Licensed Product in such country; (b) expiration of any market exclusivity period granted by a regulatory agency with respect to such Mount Sinai Licensed Product in such country; or (c) ten years after the first commercial sale of such Mount Sinai Licensed Product in such country.

On March 30, 2015, Neurotrope Bioscience signed a letter of intent with Worldwide Clinical Trials (“WCT”) to commence pre-patient enrollment activities for the conduct of a Phase 2b clinical trial of the Company’s compound, bryostatin-1, for the treatment of Alzheimer’s disease. The letter of intent outlines the scope of the services that WCT will provide to the Company. The Company will pay WCT approximately $300,000 for the services and related third-party costs pursuant to the terms of the letter of intent.

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Note 6 – Related Party Transactions and Licensing / Research Agreements:

Two directors of the Company, James Gottlieb and William Singer, are also directors of BRNI. Mr. Singer is the president of BRNI. BRNI is a stockholder of a corporation, Neuroscience Research Ventures, Inc. (“NRVI”), which owned 33.6% of the Company's outstanding common stock as of March 31, 2015.

Effective October 31, 2012, Neurotrope BioScience executed a Technology License and Services Agreement with BRNI, a related party, and NRV II, LLC, another affiliate of BRNI. As of February 4, 2015, the parties entered into an Amended and Restated Technology License and Services Agreement (the “BRNI License Agreement”). The BRNI License Agreement further amended and restated that certain Technology License and Services Agreement executed as of October 31, 2012, which was previously amended by Amendment No. 1 to the Technology License and Services Agreement as of August 21, 2013. Under the terms of the BRNI License Agreement, BRNI provides research services and granted Neurotrope BioScience the exclusive and nontransferable license right to certain patent and intellectual property which became effective upon the Neurotrope BioScience’s completion of a Series A Preferred Stock financing generating net proceeds to Neurotrope BioScience of at least $8,000,000 on February 28, 2013. The BRNI License Agreement terminates on the later of the date (a) the last of the licensed patent expires, is abandoned, or is declared unenforceable or invalid or (b) the last of the intellectual property enters the public domain.

After the initial Series A Preferred Stock financing, the BRNI License Agreement requires Neurotrope BioScience to enter into scope of work agreements with BRNI as the preferred service provider, for any research and development services or other related scientific assistance and support services. Neurotrope BioScience is not permitted to engage any other person other than BRNI to perform research or development services or other related scientific assistance without prior written consent of BRNI, except under certain circumstances. BRNI and Neurotrope may agree to have a third party provide services identical or similar to such services to Neurotrope in the case where BRNI is demonstrably unable to do so or such third party is demonstrably in a superior position to do so.

In addition, the BRNI License Agreement requires the Company to pay BRNI a “Fixed Research Fee,” commencing the date that the Company completes a Series B Preferred Stock financing resulting in net proceeds of at least $25,000,000 (the “Series B Financing”). The fixed research fee is (a) a pro-rata amount of $1,000,000 in the year the Company completes such financing (b) $1,000,000 per year for five calendar years subsequent to such financing and (c) an annual fixed research fee in an amount to be negotiated and agreed upon no later than 90 days prior to the end of the fifth calendar year following the completion of such financing to be paid with respect to each remaining calendar year during the term of the BRNI License Agreement. The Company has not yet completed this Series B Financing (see Note 9) and, accordingly, no such fees are due.

The BRNI License Agreement also requires the payment of royalties ranging between 2% and 5% of the Company’s revenues generated from the licensed patents and other intellectual property, dependent upon the percentage ownership that NRVI holds in the Company. Under the BRNI License Agreement, the Company is required to prepay royalty fees at a rate of 5% of all investor funds raised in the Series A or Series B Preferred Stock financings or any subsequent rounds of financing prior to a public offering, less commissions.

Pursuant to the BRNI License Agreement, on February 4, 2015, Neurotrope BioScience and BRNI entered into a new Statement of Work and Account Satisfaction Agreement, or the February 2015 SOW. The February 2015 SOW is effective as of October 1, 2014 and continues until September 30, 2015.

Pursuant to the February 2015 SOW, Neurotrope BioScience agreed to pay BRNI $2,400,000 in service fees and other amounts payable at a rate of $200,000 per month for each month from October 1, 2014 through September 30, 2015. The parties agreed that the first $600,000 of payments satisfy certain outstanding amounts owed to BRNI. Of this $600,000, $400,000 was paid in 2014, and the remaining $200,000 was paid in 2015. Neurotrope BioScience also agreed to pay BRNI $20,000 in quarterly payments during the twelve months from the date of the SOW in exchange for advising and consulting services by BRNI’s chief scientist regarding Neurotrope BioScience’s contract with the Icahn School of Medicine at Mt. Sinai Hospital for the use of bryostatin in the treatment of Niemann Pick disease.

In consideration for the February 2015 SOW, BRNI agrees to (a) use commercially reasonable efforts to enroll at least four (4) additional compassionate use or expanded access patients, in trials of BRNI’s Alzheimer’s therapeutic drug platform during the term of the SOW, (b) perform certain services requested by Neurotrope BioScience for the further development of BRNI’s Alzheimer’s therapeutic drug platform, (c) perform certain services for the further development of BRNI’s Alzheimer’s diagnostic test, (d) to the extent permitted by applicable law, transfer all of its rights and regulatory obligations, except for those relating to the compassionate use expanded access trials, associated with BRNI’s Investigative New Drug Application (IND) 71,276 to Neurotrope BioScience, (e) conduct initial research on the application of its PKC epsilon platform to treat Fragile X disease, (f) conduct initial research on polyunsaturated fatty acid derivatives for the purpose of developing a commercially usable PKC epsilon activator, and (g) provide assistance, advice and other similar services to Neurotrope BioScience regarding Neurotrope BioScience’s analysis of bryologs pursuant to Neurotrope BioScience’s agreement with Stanford University, for the purpose of developing a commercially usable PKC epsilon activator. Furthermore, BRNI agreed to transfer a certain amount of bryostatin drug substance and bryostatin kits containing drug substance for non-human use to a third-party for storage and handling for Neurotrope BioScience’s pre-clinical and clinical use, which was completed on March 10, 2015.

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In order for BRNI to perform certain of the services described in (c) above, Neurotrope BioScience agrees, at a reasonable time, to reimburse a third party for services BRNI received from such third party in the amount of $150,000 in connection with BRNI’s former diagnostic trial program with such third party. Also, under certain conditions, Neurotrope BioScience has agreed to enter into an agreement with a specified research institution for the analysis of tissue samples and autopsy results for a validation trial as part of the development process for the diagnostic test. If Neurotrope BioScience does not proceed with a certain portion of such agreement by June 30, 2015, then the rights to the diagnostic test will revert to BRNI and Neurotrope BioScience will no longer be licensed thereto.

For the three months ended March 31, 2015, Neurotrope BioScience incurred $600,000 in expenses relating to the February 2015 SOW.

See Note 4 for additional related party transactions.

Note 7– Income Taxes:

The Company incurred a net operating loss for income tax purposes of $15,990,210 for the period from October 31, 2012 (inception) through March 31, 2015. Income tax effects of share-based payments are recognized in the financial statements for those awards that will normally result in tax deductions under existing tax law. Under current U.S. federal tax law, the Company would receive a compensation expense deduction related to non-qualified stock options only when those options are exercised. Accordingly, the financial statement recognition of compensation cost for non-qualified stock options creates a deductible temporary difference which results in a deferred tax asset of approximately $250,000 as of March 31, 2015. The Company does not recognize a tax benefit for compensation expense related to incentive stock options (ISOs) unless the underlying shares are disposed of in a disqualifying disposition. Accordingly, compensation expense related to ISOs is treated as a permanent difference for income tax purposes. These deferred tax assets are reduced to zero by an offsetting valuation allowance. As a result, there is no provision for income taxes.

Note 8 – Common Stock:

During the quarter ended March 31, 2015, 19 holders of 2,605,606 total shares of Preferred Stock converted that Preferred Stock into 2,605,606 shares of Neurotrope’s common stock and seven holders of 236,340 warrants exercisable at $0.01 per share of common stock exercised their warrants into 236,340 shares of Neurotrope’s common stock. During the year ended December 31, 2014, ten holders of 1,637,000 total shares of Preferred Stock converted that Preferred Stock into 1,637,000 shares of Neurotrope’s common stock and five holders of 613,228 warrants exercisable at $0.01 per share of common stock exercised their warrants into 613,228 shares of Neurotrope’s common stock.

Note 9 – Preferred Stock:

As of September 2, 2014, the Company and the holders of a majority of the Company’s Series A Preferred Stock entered into an amendment (the “Amendment”) to the Preferred Stockholders Agreement, dated as of August 23, 2013 (the “Preferred Stockholder Agreement”). Under the terms of the Amendment, the parties removed provisions relating to the right of first refusal and certain prohibitions relating to transfers, which were set forth in the Preferred Stockholder Agreement. In addition, the parties made other technical changes to the terms of the Preferred Stockholder Agreement.

Note 10 – Stock Options:

Our Board of Directors adopted, and our stockholders approved, the 2013 Plan, which provides for the issuance of incentive awards of up to 7,000,000 shares of the Company’s common stock to officers, key employees, consultants and directors. Upon the closing of the Reverse Merger, options to purchase an aggregate of 5,154,404 shares of the Company’s common stock were issued. Of these options: (a) 3,500,000 options were issued to founding stockholders and 54,404 were granted to a consultant, each with a term of ten years, exercisable at $1.75 per common share, 100% of these options vested on the date of grant; (b) 1,050,000 options were issued to four directors (or their affiliates) and 250,000 to a consultant with a term of ten years, exercisable at $1.00 per common share, which vest 20% per year for each of five years after the date of grant; and, (c) 300,000 options were granted to a consultant with a term of ten years, exercisable at $1.00 per common share which vested 20% on the date of grant and vest 20% per year over the next four years. These options were issued in conversion of options issued by Neurotrope BioScience on February 28, 2013.

On January 23, 2014, the Company issued, under the 2013 Plan, 300,000 options to three employees, each with a term of ten years, exercisable at $1.76 per common share. 125,000 of these options vest 25% per year, with accelerated vesting of 25% upon a termination without cause or for good reason, with the remaining 175,000 vesting 20% per year. On March 21, 2014, the Company issued, under the 2013 Plan, 30,000 options to one employee with a term of ten years, exercisable at $2.30 per common share and vests 20% per year commencing on March 31, 2015.

On July 16, 2014, the Company issued incentive stock options to purchase 50,000 shares of common stock under the 2013 Plan to one employee with a term of ten years, exercisable at $1.24 per common share which vest 20% per year commencing July 16, 2015.

On July 23, 2014, the Company’s Board approved increasing the total shares available under the 2013 Plan by 3,000,000 to 10,000,000. The 3,000,000 additional shares will be issuable as non-qualified stock options, unless shareholder approval is received.

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Also, on July 23, 2014, the Board granted non-qualified stock options to three directors, each in the amount of 100,000 shares of common stock; 50,000 of which have an exercise price equal to $1.11, which vested on the date of the grant hereof; and 50,000 of which have an exercise price equal to two times the value of the exercise price of the first 50,000 options, or $2.22 which vest daily over four (4) years (assuming continued service on behalf of the Company), up to 25% per year, until the grant is fully vested on July 23, 2018.

On September 12, 2014, the Board granted the Company’s Chief Executive Officer and Chairman non-qualified options to purchase 250,000 and 50,000 shares of the Company’s common stock, respectively, which have an exercise price of $0.60 per common share, are fully vested upon grant and have a term of ten years. Also, the Board granted 300,000 non-qualified stock options to a newly appointed director with a term of ten years, exercisable at $0.60 per common share and vest daily over five years commencing September 12, 2014. The Company also granted incentive stock options to purchase 20,000 shares of the Company’s common stock to one employee with a term of ten years, exercisable at $0.60 per common share and vests 20% per year commencing September 12, 2015.

A summary of the Company’s stock option activity for the three months ending March 31, 2015 is as follows:

	Options Outstanding	Weighted-Average Exercise Price
Outstanding at January 1, 2015	7,769,202	$1.40
Options granted	70,000	$1.17
Options forfeited	(51,250)	$(1.52)
Options exercised	0	0
Outstanding at March 31, 2015	7,787,952	$1.39
Options exercisable March 31, 2015	4,738,294	$1.49

The weighted-average remaining contractual term of options exercisable and outstanding at March 31, 2015 was approximately 8.6 and 8.7 years, respectively.

The Company used the Black-Scholes valuation model to calculate the fair value of stock options. Stock-based compensation expense is recognized over the vesting period using the straight-line method.

The fair value of stock options issued for the three months ended March 31, 2015 was estimated at the grant date using the following weighted average assumptions: Dividend yield 0%; Volatility 91.85%; Risk-free interest rate 1.98%; weighted average grant date fair value of $1.02 per common share. There is no current allowance for forfeitures.

The total stock option-based compensation recorded as operating expense was $61,822 and $170,920 for the three months ended March 31, 2015 and 2014, respectively. All of the stock option-based compensation expense was classified as stock based compensation expense.

Note 11 – Common and Preferred Stock Reserved for Future Issuances:

Common stock reserved for future issuances consisted of the following at March 31, 2015:

Common Stock Reserved
Common stock warrants outstanding	1,375,432

Common stock options outstanding	7,787,952
Conversion of Series A Preferred Stock	18,757,394
Total	27,920,778

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On February 9, 2015, the holders of placement agent warrants to purchase an aggregate of 1,325,000 shares of our Series A Preferred Stock entered into Conversion Agreements with us pursuant to which such holders’ placement agent warrants to purchase Series A Preferred Stock were converted, for no additional consideration, into common stock purchase warrants to purchase an aggregate of 1,325,000 shares of our common stock.

Note 12 – Subsequent Events:

From April 1 through May 7, 2015, private placement investors converted a total of 614,500 shares of the Company’s Series A Preferred Stock (issued in 2013) into 614,500 shares of the Company’s common stock.

On April 10, 2015, the Board of Directors (the “Board”) of Neurotrope, Inc. approved an amendment to its compensation arrangement with Mr. Charles Ramat relating to his services as President and Chief Executive Officer of Neurotrope. The arrangement now provides that Mr. Ramat’s services as President and Chief Executive Officer of Neurotrope may be terminated by either the Company or Mr. Ramat on 180 days’ notice, instead of 60 days’ notice.

On the same date, the Board also agreed to grant Mr. Ramat a stock option exercisable for 100,000 shares of common stock of Neurotrope (the “Financing Option”) in the event the Company successfully completes a financing pursuant to which it raises at least ten million dollars ($10,000,000). The Financing Option will be issued to Mr. Ramat on the date of the closing of the applicable financing (assuming Mr. Ramat’s continued service as the President and Chief Executive Officer of Neurotrope as of such date), will be fully vested as of the date of grant, and will have an exercise price per share equal to the price per share paid by investors for securities of Neurotrope in the applicable financing.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This report contains forward-looking statements, including, without limitation, in the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere. Any and all statements contained in this report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future,” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable pharmaceuticals, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our inability to obtain adequate financing, the significant length of time associated with drug development and related insufficient cash flows and resulting illiquidity, our inability to expand our business, significant government regulation of pharmaceuticals and the healthcare industry, lack of product diversification, volatility in the price of our raw materials, existing or increased competition, results of arbitration and litigation, stock volatility and illiquidity, and our failure to implement our business plans or strategies. A description of some of the risks and uncertainties that could cause our actual results to differ materially from those described by the forward-looking statements in this report appears in the section captioned “Risk Factors” in our Annual Report for the fiscal year ended December 31, 2014, filed with the SEC and elsewhere in this report. Readers should carefully review this report in its entirety, including but not limited to our financial statements and the notes thereto and the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC. We advise you to carefully review the reports and documents we file from time to time with the SEC, particularly our quarterly reports on Form 10-Q and our current reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this report to reflect any new information or future events or circumstances or otherwise.

On August 23, 2013, our wholly-owned subsidiary, Neurotrope Acquisition, Inc., a corporation formed in the State of Nevada on August 15, 2013 merged with and into Neurotrope BioScience. Neurotrope BioScience was the surviving corporation in the Reverse Merger and became Neurotrope, Inc.’s wholly-owned subsidiary. All of the outstanding Neurotrope BioScience common stock was converted into shares of the Company’s common stock on a one-for-one basis, and all of the outstanding shares of Neurotrope BioScience Series A Preferred Stock were converted into shares of our Series A Preferred Stock, in each case on a one-for-one basis. As the result of the Reverse Merger and the change in business and operations of the Company, from engaging in the business of providing software solutions to deliver geo-location targeted coupon advertising to mobile internet devices, to the biotechnology business, including the development of a drug candidate called bryostatin for the treatment of Alzheimer’s disease, or AD, and, potentially, a diagnostic test for AD, a discussion of the past financial results of Neurotrope, Inc. (i.e., while operating as BlueFlash Communications, Inc.) is not pertinent, and under applicable accounting principles, the historical financial results of Neurotrope BioScience, the accounting acquirer, prior to the Reverse Merger, are considered our historical financial results.

The following discussion highlights our results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on the unaudited financial statements contained in this report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

References in this section to “Neurotrope,” “we,” “us,” “our,” the “Company” and our “Company” refer to Neurotrope, Inc. and its consolidated subsidiary, Neurotrope BioScience.

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The unaudited financial statements for our fiscal quarters ended March 31, 2015 and 2014, include a summary of our significant accounting policies and should be read in conjunction with the discussion below and our financial statements and related notes included elsewhere in this quarterly report.

Overview

Neurotrope BioScience was founded as a Delaware corporation in October 2012. Our activities since Neurotrope BioScience’s inception through March 31, 2015 have been devoted primarily to the research and development of AD therapeutic products and related diagnostics using patented technology and raising capital. This technology is licensed by us from the Blanchette Rockefeller Neuroscience Institute, or BRNI, and its affiliate, NRV II, LLC pursuant to the Amended and Restated Technology License and Services Agreement, or BRNI License, entered into on February 4, 2015. Prior to being licensed to us, the technology had been under development by BRNI since 1999 and was financed by BRNI from a variety of non-investor sources including not-for-profit foundations, the National Institutes of Health and individual philanthropists up until March 2013. From March 2013 forward, development of the licensed technology has been funded principally through collaboration by BRNI with Neurotrope BioScience. See the description of Neurotrope BioScience financings below in “Financial Condition, Liquidity and Capital Resources – Sources and Uses of Liquidity.” The Company has not, as of March 31, 2015, realized any revenues from its operations.

On February 4, 2015, Neurotrope BioScience entered into an Amended and Restated Technology License and Services Agreement with BRNI and NRV II, LLC. The agreement further amended and restated that certain Technology License and Services Agreement executed as of October 31, 2012, which was previously amended by Amendment No. 1 to the Technology License and Services Agreement as of August 21, 2013.

Pursuant to the BRNI License, Neurotrope BioScience maintained its exclusive (except as described below), non-transferable (except pursuant to the BRNI License’s assignment provision), world-wide, royalty-bearing right, with a right to sublicense (in accordance with the terms and conditions described below), under BRNI’s and NRV II’s respective right, title and interest in and to certain patents and technology owned by BRNI or licensed to NRV II, LLC by BRNI as of or subsequent to October 31, 2012 to develop, use, manufacture, market, offer for sale, sell, distribute, import and export certain products or services for therapeutic and diagnostic applications for AD and other cognitive dysfunctions in humans or animals (the “Field of Use”). Additionally, the BRNI License specifies that all patents that issue from a certain patent application, shall constitute licensed patents and all trade secrets, know-how and other confidential information claimed by such patents constitute licensed technology under the BRNI License.

Notwithstanding the above license terms, BRNI and its affiliates retain rights to use the licensed intellectual property in the Field of Use to engage in research and development and other non-commercial activities and to provide services to Neurotrope BioScience or to perform other activities in connection with the BRNI License.

Under the BRNI License, Neurotrope BioScience may not enter into sublicense agreements with third parties except with BRNI’s prior written consent, which consent shall not be commercially unreasonably withheld. Furthermore, the BRNI License dated February 4, 2015 revises the agreement that was entered into as of October 31, 2012 and amended on August 21, 2013, in that it provides that any intellectual property developed, conceived or created in connection with a sublicense agreement that Neurotrope BioScience entered into with a third party pursuant to the terms of the BRNI License will be licensed to BRNI and its affiliates for any and all non-commercial purposes, on a worldwide, perpetual, non-exclusive, irrevocable, non-terminable, fully paid-up, royalty-free, transferable basis, with the right to freely sublicense such intellectual property. Previously, the agreement had provided that such intellectual property would be assigned to BRNI.

We are required to pay to BRNI a royalty in an amount of up to 5% of our revenues in connection with the licensed technology depending upon the percentage of our ownership held by Neuroscience Research Ventures, Inc., which is an affiliate of BRNI (the amount of the royalty generally increases as the percentage ownership by Neuroscience Research Ventures, Inc. decreases). Within 30 days after our receipt of any amount of capital raised in a financing prior to a public offering, we are required to pay to BRNI 5% of such amount as an advance payment of future royalties.

Under the BRNI License, BRNI and Neurotrope BioScience will jointly own data, reports and information that is generated on or after February 28, 2013, by Neurotrope BioScience, on behalf of Neurotrope BioScience by a third party or by BRNI pursuant to a statement of work that the parties enter into pursuant to the BRNI License, in each case to the extent not constituting or containing any data, reports or information generated prior to such date or by BRNI not pursuant to a statement of work (the “Jointly Owned Data”). BRNI has agreed not to use the Jointly Owned Data inside or outside the Field of Use for any commercial purpose during the term of the BRNI License or following any expiration of the BRNI License other than an expiration that is the result of a breach by Neurotrope BioScience of the BRNI License that caused any licensed patent to expire, become abandoned or be declared unenforceable or invalid or caused any licensed technology to enter the public domain (a “Natural Expiration”) provided, however, BRNI may use the Jointly Owned Data inside or outside the Field of Use for any commercial purpose following any termination of the BRNI License. Also, BRNI granted Neurotrope BioScience a license during the term and following any Natural Expiration, to use certain BRNI data in the Field of Use for any commercial purposes falling within the scope of the license granted to Neurotrope BioScience under the BRNI License.

The BRNI License further requires us to pay BRNI (i) a fixed research fee equal to a pro-rata amount of $1 million in the year during which we close on a $25 million round of financing, (ii) a fixed research fee of $1 million per year for each of the five calendar years following the completion of such financing and (iii) an annual fixed research fee in an amount to be negotiated and agreed upon no later than 90 days prior to the end of the fifth calendar year following the completion of such financing to be paid with respect to each remaining calendar year during the term of the BRNI License.

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The term of the BRNI License continues until the later of the date (i) the last of the licensed patents expires, is abandoned or is declared unenforceable or invalid (in each case, determined in accordance with the BRNI License) and (ii) the last of the licensed technology enters the public domain. Either party has the right to terminate the BRNI License after 30 days prior notice in certain circumstances, including if either party were to materially breach any provisions of the BRNI License and does not cure such material breach within 60-days from notice of such material breach from the non-breaching party, for breaches that are capable of being cured, in the event of certain bankruptcy or insolvency proceedings or in the event of the termination of a certain Stockholders Agreement dated August 23, 2013, with respect to us.

Pursuant to the BRNI License, on February 4, 2015, Neurotrope BioScience and BRNI entered into a Statement of Work and Account Satisfaction Agreement, or the February 2015 SOW. The February 2015 SOW is effective as of October 1, 2014 and continues until September 30, 2015 (see details below).

On May 12, 2014, we entered into a license agreement (the “Stanford Agreement”), with The Board of Trustees of the Leland Stanford Junior University (“Stanford”) pursuant to which Stanford granted us a revenue-bearing, world-wide right and exclusive license, with the right to grant sublicenses (on certain conditions), under certain patent rights and related technology for the use of bryostatin structural derivatives, known as “bryologs,” for use in the treatment of central nervous system disorders, lysosomal storage diseases, stroke, cardio protection and traumatic brain injury, for the life of the licensed patents. Pursuant to the Stanford Agreement, we paid a $60,000 license initiation fee to Stanford. We will also pay Stanford (a) a $10,000 annual license maintenance fee, (b) milestone payments in the aggregate amount of up to $3,700,000 upon the achievement of certain product development events commencing upon the filing of the first IND application through approval of an applicable product, and (c) low single-digit royalties on net sales of the licensed products. Each party has the right to terminate the Stanford Agreement for an uncured material breach of the other party. Additionally, we may terminate the Stanford Agreement at any time upon 60 days written notice to Stanford.

Under the February 2015 SOW, BRNI agreed to, among other things, provide assistance, advice and other similar services to us regarding our analysis of bryologs pursuant to our agreement with Stanford University, for the purpose of developing a commercially usable protein kinase C (“PKC”) epsilon activator.

On May 15, 2014, we entered into an agreement with a contract research organization, or CRO, to conduct a Phase 2a clinical trial relating to the evaluation of bryostatin for the treatment of AD. We agreed to pay fees to the CRO totaling $715,159 based upon signing of the agreement and the CRO achieving certain clinical trial milestones, plus reasonable out-of-pocket expenses. During November 2014, we amended the original agreement which reduced the number of subjects in the clinical trial from 15 to nine, resulting in a reduced total cost estimate of $657,236. The trial was completed in early 2015 and the results were reported as described below.

On July 14, 2014, Neurotrope BioScience entered into an Exclusive License Agreement, or the “Mount Sinai Agreement”, with the Icahn School of Medicine at Mount Sinai, or Mount Sinai. Pursuant to the Mount Sinai Agreement, Mount Sinai granted Neurotrope BioScience a revenue-bearing, world-wide right and (i) exclusive license, with the right to grant sublicenses (on certain conditions), under Mount Sinai’s interest in certain joint patent rights, as well as in certain test results and data, and (ii) non-exclusive license, with the right to grant sublicenses on certain conditions, to certain technical information. The Mount Sinai Agreement allows Neurotrope BioScience to research, discover, develop, make, have made, use, have used, import, lease, sell, have sold and offer for sale the Mount Sinai licensed products relating to the diagnostic, prophylactic or therapeutic use for treating diseases or disorders in humans relying on activation of PKC epsilon, which includes Niemann-Pick C Disease. Pursuant to the Mount Sinai Agreement, Neurotrope BioScience paid $25,000 license initiation fee to Mount Sinai. Neurotrope BioScience will also pay Mount Sinai (a) a $10,000 annual license maintenance fee until minimum royalty payments are due, (b) milestone payments in the aggregate amount of up to $3,500,000 upon the achievement of certain product development events relating to the approval of a licensed product in the United States and other jurisdictions, (c) low single-digit royalties on net sales of the Mount Sinai licensed products, and (d) a portion of sublicense fees ranging from a significant double-digit percentage based on sublicensing before completion of in vivo proof-of-concept experiments to a mid-single digit percentage after product approval. Each party has the right to terminate the Mount Sinai Agreement for an uncured material breach of the other party. Additionally, Neurotrope BioScience may terminate the Agreement at any time upon 60 days written notice to Mount Sinai. Further, upon termination, Neurotrope BioScience may continue to sell any and all Mount Sinai licensed products, provided that Neurotrope BioScience will pay Mount Sinai a reduced royalty for Mount Sinai licensed products that are indicated as therapeutics or diagnostics for Niemann Pick disease which are sold following termination of the Mount Sinai Agreement.

On July 29, 2014, we announced that we initiated our Phase 2a clinical trial to evaluate bryostatin for the treatment of patients with AD. The trial was being conducted under an IND application filed by BRNI. BRNI transferred its rights and obligations arising under such IND application to us on February 4, 2015. We enrolled a total of nine patients in the randomized, double-blind, placebo-controlled, single dose study. Six patients were randomized to receive bryostatin by injection and three received a matching placebo control. The primary objective of the clinical trial was to assess the safety and tolerability of a single dose of bryostatin in the treatment of patients with AD. The secondary objectives of the study were the preliminary evaluation of the efficacy of a single dose of bryostatin in the treatment of patients with AD, its pharmacokinetics and pharmacodynamics and the evaluation of any correlation between changes in PKC epsilon with plasma levels of bryostatin and with improvement in cognitive function. On February 24, 2015, we announced that the Phase 2a clinical trial met its primary endpoint demonstrating preliminary safety and tolerability of bryostatin. On March 17, 2015, we announced that preliminary assessment of PKC epsilon levels in peripheral monocytes demonstrated a significant increase in total PKC protein levels at the end of the bryostatin infusion consistent with target engagement. An additional secondary objective of the study was the evaluation of efficacy following a single dose of bryostatin and there was no measurable improvement in cognition in this mildly impaired patient population.

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Pursuant to the February 2015 SOW, Neurotrope BioScience agreed to pay BRNI two million four hundred thousand dollars ($2,400,000) in service fees and other amounts payable at a rate of two hundred thousand dollars ($200,000) per month for each month from October 1, 2014 through September 30, 2015. The parties agreed that the first six hundred thousand dollars ($600,000) of payments satisfy certain outstanding amounts owed to BRNI. Of this $600,000, $400,000 was paid in 2014, and the remaining $200,000 was paid in 2015. Neurotrope BioScience also agreed to pay BRNI twenty thousand dollars ($20,000) in quarterly payments during the twelve months from the date of the February 2015 SOW in exchange for advising and consulting services by BRNI’s chief scientist regarding Neurotrope BioScience’s contract with the Icahn School of Medicine at Mt. Sinai Hospital for the use of bryostatin in the treatment of Niemann-Pick Type C disease.

Under the February 2015 SOW, BRNI agreed, among other things, to perform certain services for the further development of BRNI’s Alzheimer’s diagnostic test. In order for BRNI to perform such services, Neurotrope BioScience agreed, that within a reasonable time, it will reimburse a third party for services BRNI received from such third party in the amount of one hundred fifty thousand dollars ($150,000) in connection with BRNI’s former diagnostic trial program with such third party so that BRNI can receive certain codes to unblind patient data from its earlier program. Also, under certain conditions, Neurotrope BioScience has agreed to enter into an agreement with a specified research institution for the analysis of tissue samples and autopsy results for a validation trial as part of the development process for the diagnostic test. If Neurotrope BioScience does not proceed with a certain portion of such agreement by June 30, 2015, then the rights to the diagnostic test will revert to BRNI and Neurotrope BioScience will no longer be licensed thereto.

Strategy

One of the central tenets of BRNI’s and our research and development is the belief that the neurodegeneration underlying these neurological diseases can be halted and reversed if treatment is initiated early enough. We believe that the process of halting and reversing neurodegeneration may be achieved by an improvement in nerve cell viability and synaptic function through activation of an enzyme called PKC. This enzyme is actually a super family of isozymes (α, β, γ, δ, ε…) which have different activities in different tissues. The PKC epsilon variant has a very high concentration in the synapses of neurons, suggesting it plays a role in maintaining synaptic function. Deficient activity or low concentrations of PKC epsilon in aging subjects is thought to be one of the main causes of the neurodegeneration seen in AD. Through a variety of the latest biomedical techniques and animal models developed to map and quantify neuroregeneration, BRNI has established a central role for PKC epsilon in re-modeling or restoring synaptic function in both healthy and diseased neurons in the central nervous system.

The flagship product candidate in the Neurotrope armamentarium is bryostatin. This drug has previously been evaluated in 1,200 patients at the National Cancer Institute, or NCI, for the treatment of various forms of cancer. While bryostatin did not show sufficient anti-cancer effects to warrant commercialization of the compound, much useful information on the safety, pharmacodynamics, and toxicity of the drug was gleaned from these in-human trials.

It was discovered by BRNI that at a much lower dose than that which was used in these anti-cancer trials, bryostatin is a potent activator of PKC epsilon and may have efficacy in treating AD. Activation of PKC epsilon has now been shown to partially restore synaptic function in neurons damaged by AD, ischemic stroke or traumatic brain injury in in vitro and in vivo animal models.

In addition, BRNI is conducting an enhanced access program of Bryostatin-1 in patients with advanced AD. The purpose of the program is to provide experimental care to patients and to gain experience in understanding dosing, safety and efficacy of the drug in these patients. In this program, patients receive the drug, with informed consent, under the supervision of licensed physicians who are experts in the care of patients with advanced dementia. Treating physicians monitor safety and clinical outcomes. Thus far, three patients with advanced AD have been treated, two of which were treated under an IND cleared by the U.S. Food and Drug Administration, or FDA, which is held by BRNI. The study for one of these patients has concluded and the other patient is still being treated after 6 months on the protocol. On the basis of communication from caregivers and treating physicians, BRNI, with our support, has decided to enroll additional patients in the extended access program. We are providing funding and personnel support under the terms of our agreement with BRNI for a modest expansion of this clinical effort in AD in 2015. It is essential to note that this study is an open label study with no placebo control. We recognize that this study does not meet accepted scientific standards of a rigorous double blind placebo controlled clinical trial. Therefore information derived from this program is purely anecdotal and cannot be used to support any scientific claims regarding either safety or efficacy.

Again, we emphasize that this program does not provide rigorous data regarding safety and efficacy. However, it continues to supply important information that will help us optimize our ongoing clinical trial efforts.

The NCI has allowed BRNI access to the valuable chemical, animal and human data from its cancer studies, to which we, in turn, have access under the BRNI License to be used in our own research and regulatory programs.

Our strategy is to efficiently utilize our licensed proprietary and patented technologies to further the development of those technologies toward commercializing a therapeutic and, potentially, a diagnostic product for AD and potentially utilize these technologies to diagnose and treat other neurological diseases. We may also seek to acquire, by license or otherwise, other development stage products that are consistent with our product portfolio objectives and commercialization strategy. In addition, we plan to utilize technologies licensed from BRNI and Mount Sinai in order to pursue therapeutics for orphan drug indications, including Fragile X Syndrome and Niemann-Pick Type C disease. We have been granted orphan drug designation by the FDA for the use of bryostatin in the treatment Fragile X Syndrome.

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Critical Accounting Policies, Estimates, and Judgments

Our financial statements are prepared in accordance with accounting principles that are generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. We continually evaluate our estimates and judgments, the most critical of which are those related to accounting for equity compensation and our commitments to strategic alliance partners and the timing of the achievement of collaboration milestones. We base our estimates and judgments on historical experience and other factors that we believe to be reasonable under the circumstances. Materially different results can occur as circumstances change and additional information becomes known. Besides the estimates identified above that are considered critical, we make many other accounting estimates in preparing our financial statements and related disclosures. All estimates, whether or not deemed critical, affect reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. These estimates and judgments are also based on historical experience and other factors that are believed to be reasonable under the circumstances. Materially different results can occur as circumstances change and additional information becomes known, even for estimates and judgments that are not deemed critical.

Results of Operations

Comparison of the Quarters ended March 31, 2015 and March 31, 2014

Revenues

We did not generate any revenues for the quarters ended March 31, 2015 and 2014.

Operating Expenses

Overview

Total operating expenses for the quarter ended March 31, 2015 were $2,367,837 versus $1,694,926 for the quarter ended March 31, 2014, an increase of approximately 40%. The increase in operating expenses is due primarily to the acceleration of product research and development activities relating to efforts to commercialize pharmaceutical products for the treatment of neurodegenerative diseases and its collaboration with BRNI and an increase in general and administrative expenses to support product research and development activities.

Research and Development Expenses

	Quarter ended March 31, 2015							Quarter ended March 31, 2014
	Therapeutic		Diagnostic		Patents & Licenses		Total	Therapeutic	Diagnostic	Patents & Licenses	Total
Related Party (BRNI)	$	NA	$	NA	$	NA	$600,000	$106,531	$411,369	$133,959	$651,859
Non-Related Party		462,295		0		30,362	492,657	0	0	0	0
Total	$	NA	$	NA	$	NA	$1,092,657	$245,830	$873,495	$248,319	$651,859

For the three months ended March 31, 2015, we incurred $600,000 of research and development – related party expenses versus $651,859 for the quarter ended March 31, 2014. These expenses are incurred pursuant to our strategic alliance with BRNI for ongoing research and development principally relating to the development of our potential therapeutic and diagnostic products. In February 2015, we signed a new SOW with BRNI to pay them a flat fee of $200,000 per month which covers product development activities and maintenance of the licensed patent portfolio.

For the quarter ended March 31, 2015, we incurred $492,657 in research and development expenses with non-related parties versus $0 for the quarter ended March 31, 2014. These expenses were incurred pursuant to developing the potential AD therapeutic product and products relating to orphan drug indications. Of these expenses, for the quarter ended March 31, 2015, $325,939 related to conducting our AD Phase 2a clinical trial and related storing of drug product, $111,809 for clinical consulting services, $30,362 of licensing payment amortization relating to the Stanford and Mount Sinai license agreements, $14,547 for orphan drug development costs and $10,000 for development of alternative drug supply with Stanford University.

General and Administrative Expenses

We incurred related party general and administrative expenses totaling $27,000 and $27,000 for the three months ended March 31, 2015 and 2014, respectively. This amount is attributable to the payments to our prior Chairman for services provided to us.

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We incurred $1,186,358 and $845,147 of other general and administrative expenses for the three months ended March 31, 2015 and 2014, respectively, an increase of approximately 40%. Of the amounts for the three months ended March 31, 2015 versus the comparable 2014 period: $645,410 was incurred for wages, bonuses, vacation pay, taxes and insurance, for six employees plus our Chairman and our Chief Executive Officer, versus $390,102 for four employees for the 2014 comparable period; $274,372 for ongoing legal expenses versus $137,706 for ongoing legal expenses, $6,500 was incurred for outside operations consulting services versus $191,584; $58,977 was incurred for travel expenses, versus $61,240; $68,483 was incurred for investor relations services versus $20,630; $10,860 was incurred for professional fees associated with auditing, financial, accounting and tax advisory services versus $18,560; $63,203 was incurred for insurance versus $18,988, and; $56,552 was incurred for office rent and utilities, supplies, license fees, filing costs, rent, advertising and other, mostly relating to new office facilities in New Jersey, versus $6,338.

Stock Based Compensation Expenses

We incurred related party non-cash expenses totaling $43,336 versus $66,763 for the quarters ended March 31, 2015 and 2014, respectively, in connection with the issuance of stock options. The decrease is a result of personnel terminated in 2014.

We incurred $18,486 and $104,157 of non-related party non-cash expenses for issuance of stock options for the quarters ended March 31, 2015 and 2014, respectively. The decrease is a result of canceling previously issued stock options relating to personnel terminated in 2014 partially offset by the issuance of new stock options during the quarter ended March 31, 2015.

Other Income

We earned $1,568 of interest income for the quarter ended March 31, 2015 versus $4,429 for the quarter ended March 31, 2014 on funds temporarily deposited in an interest bearing money market account. This decrease is attributable to the reduction in cash balances.

Net loss and earnings (losses) per share

We incurred losses of $2,366,269 and $1,690,497 for the quarters ended March 31, 2015 and 2014, respectively. The increased loss was primarily due to our increased activities and new employee hiring during 2014. Earnings (losses) per common share were ($0.20) and ($0.14) for the quarters ended March 31, 2015 and 2014, respectively. The increase in loss per share is primarily attributable to the increase in our operating loss for the current period.

Financial Condition, Liquidity and Capital Resources

Since the inception of Neurotrope BioScience, we have primarily devoted our efforts to raising capital, negotiating the BRNI License and furthering the development of our therapeutic and diagnostic products candidates toward commercialization while conducting business planning and recruiting executive management.

Cash and Working Capital

Since inception, we incurred negative cash flows from operations. As of March 31, 2015, we had an accumulated deficit of $20,648,958 and had working capital of $4,514,552 as compared to working capital of $6,818,242 as of December 31, 2014. The $2,303,690 decrease in working capital was attributable to our expenditures relating principally to development of potential therapeutic products and potential diagnostic product and general and administrative expenses which resulted in a net loss of $2,366,269 and capital expenditures of $3,043 offset by non-cash expenses of $63,259 and proceeds from the exercise of common stock warrants of $2,363 for the quarter ended March 31, 2015.

Sources and Uses of Liquidity

Since inception, we have satisfied our operating cash requirements from the private placement of Series A Preferred Stock sold principally to outside investors.

In February 2013, through a private placement, we issued 9,073,300 shares of Series A preferred stock at $1.00 per share, resulting in gross proceeds of $9,073,300. In connection with the closing of the private placement, we paid a placement agent $882,330. In May 2013, we issued an additional 1,313,325 shares of Series A preferred stock at $1.00 per share, resulting in gross proceeds of $1,313,325, on which we paid a placement agent $131,332. In August 2013, through an additional private placement, we issued 11,533,375 of Series A preferred stock at $1.00 per share, resulting in gross proceeds of $11,533,375. In connection with the closing of the August 2013 private placement, we paid a placement agent $1,103,338. Further, Neurotrope BioScience became a wholly-owned subsidiary of a publicly traded company in the Reverse Merger. In October 2013, through an additional private placement, we issued 1,080,000 of Series A preferred stock at $1.00 per share, resulting in gross proceeds of $1,080,000. In connection with the closing of the private placement, we paid a placement agent $108,000.

As of March 31, 2015, we had cash and cash equivalents totaling approximately $5.5 million, which decreased to approximately $4.4 million as of May 7, 2015. Management believes we have sufficient capital to fund the Company through the end of the fiscal quarter ending on September 30, 2015 without curtailing our product development plans. (See “Going Concern” below). In October 2014, we engaged a consultant to assist us with fund-raising activities, though no transactions have occurred to date. In relation thereto, we agreed to issue 43,860 shares of common stock to the consultant as compensation for services to assist us with investment banking and capital raising activities.

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Going Concern

The accompanying unaudited condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying unaudited condensed consolidated financial statements, we have generated no revenues to date, have incurred substantial losses, and have substantial contractual commitments pursuant to various agreements to which we are a party.

Our ability to continue existence is dependent upon our continuing efforts to obtain additional financing to carry out our business plan during the development stage. We intend to fund our operations through equity and/or debt financing arrangements and any revenues generated in the future. However, there can be no assurance that these arrangements, if any, will be sufficient to fund our ongoing capital expenditures, working capital, and other cash requirements. The outcome of these matters cannot be predicted at this time.

There can be no assurance that any additional financings will be available to us on satisfactory terms and conditions, if at all. These conditions raise substantial doubt as to our ability to continue as a going concern.

The accompanying unaudited condensed consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should we be unable to continue as a going concern.

Off-Balance Sheet Arrangements

We did not engage in any “off-balance sheet arrangements” (as that term is defined in Item 303(a)(4)(ii) of Regulation S-K) as of March 31, 2015.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK.

Not applicable to a smaller reporting company.

ITEM 4.	CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

An evaluation was performed under the supervision and with the participation of our Chief Executive Officer and our Chief Financial Officer, our principal executive officer and principal financial officer, respectively, of the effectiveness of our disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this report. Based on their evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures are not effective due to the material weakness resulting from a limited segregation of duties among our employees with respect to our control activities. This deficiency is the result of our limited number of employees. This deficiency may affect management’s ability to determine if errors or inappropriate actions have taken place. Management is required to apply its judgment in evaluating the cost-benefit relationship of possible changes in our disclosure controls and procedures.

Management has affected certain measures including additional cash controls, dual-signature procedures, and other review and approval processes by the Company’s management team. The Company will implement hiring additional personnel to allow for segregation of duties, when resources permit.

Changes in Internal Controls over Financial Reporting

There was no change in our internal controls over financial reporting that occurred during the period covered by this report, which has materially affected, or is reasonably likely to materially affect, our internal controls over financial reporting.

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PART II - OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS.

From time to time, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business, financial condition or results of operation. There are currently no pending legal proceedings that we believe will have individually or in the aggregate, a material adverse effect on our business, financial condition or operating results. As far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject.

ITEM 1A.	RISK FACTORS.

An investment in shares of our common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations and financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this report. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our common stock.

Risks Related to Our Business and Financial Condition

We will need additional financing to continue our operations. If we are unable to obtain additional financing on acceptable terms, we will need to curtail or cease our development plans and operations.

As of March 31, 2015, we had approximately $5.5 million of available cash and cash equivalents. We expect that our operating expenses over the next several years will increase as we expand our research and development activities, personnel, facilities, and infrastructure. We are currently reviewing our current operating plans, and we will require additional capital soon. Additional funds may be raised through the issuance of equity securities and/or debt financing, there being no assurance that any type of financing on terms acceptable to us will be available or otherwise occur. Debt financing must be repaid regardless of whether we generate revenues or cash flows from operations and may be secured by substantially all of our assets. Any equity financing or debt financing that requires the issuance of warrants or other equity securities to the lender would cause the percentage ownership by our current stockholders to be diluted, which dilution may be substantial. Also, any additional equity securities issued may have rights, preferences or privileges senior to those of existing stockholders. Any equity financing at a price below the then current conversion price of our Series A Preferred Stock will result in an adjustment to the conversion ratio, applicable to our Series A Preferred Stock, resulting in the issuance of additional shares of our common stock upon the conversion of our Series A Preferred Stock, which would further dilute our other stockholders. If such financing is not available when required or is not available on acceptable terms, we may be required to reduce or eliminate certain product candidates and development activities related to bryostatin, the “bryologs” or polyunsaturated fatty acid analogs and it may ultimately require us to suspend or cease operations, which could cause investors to lose the entire amount of their investment.

We cannot guarantee that we will continue as a going concern because we have not yet been successful in establishing profitable operations.

We received a report from our independent registered public accounting firm on our financial statements for fiscal years ended December 31, 2014 and 2013, which contains emphasis of matter language indicating substantial doubt about the Company’s ability to continue as a going concern. In addition, the footnotes to our financial statements list factors, including substantial losses during our development stage, substantial contractual commitments, and failure to generate revenues, which raise substantial doubt about our ability to continue as a going concern.

Our ongoing viability as a company depends on our ability to successfully develop and commercialize our licensed technology.

We are principally focused on developing two product platforms, a drug, bryostatin, for the treatment of AD and our diagnostic test for the detection of AD, both of which are still in the clinical testing stage and have not yet been fully developed. Our potential success is highly uncertain since both of our principal product candidates are in development. Bryostatin and other product candidates are also subject to regulatory approval. Our potential success depends upon our ability to complete development and successfully commercialize in a timely manner bryostatin for the treatment of AD and the diagnostic test for AD. We must develop bryostatin, successfully test it for safety and efficacy in the targeted patient population and manufacture the finished dosage form on a commercial scale to meet regulatory standards and receive regulatory approvals. The development and commercialization process is both time-consuming and costly, and involves a high degree of business risk. Bryostatin is still at an early stage in its product development cycle, and any follow-on product candidates are still at the concept stage. In order to make our diagnostic test for AD commercially available, we must make investments to upgrade BRNI’s laboratory facilities or contract with a third-party lab for the processing of the diagnostic test. The results of clinical testing of our product candidates are uncertain and we cannot assure anybody that we will be able to obtain regulatory approvals of our product candidates. If obtained, regulatory approvals may take longer or be more expensive than anticipated. Furthermore, even if regulatory approvals are obtained, our products may not perform as we expect and we may not be able to successfully and profitably produce and market any products. Delays in any part of the process or our inability to obtain regulatory approval of our products could adversely affect our future operating results by restricting (or even prohibiting) the introduction and sale of our products.

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If the BRNI License were terminated, we may be required to cease operations.

Our rights to develop, commercialize and sell certain of our proposed products, including bryostatin and our diagnostic test for the detection of AD, are, in part, dependent upon the BRNI License. BRNI has the right to terminate this agreement after 30 days prior notice in certain circumstances, including if we were to materially breach any provisions of the agreement after a 60-day cure period for breaches that are capable of being cured, in the event of certain bankruptcy or insolvency proceedings or in the event of the termination of the Amended and Restated Stockholders Agreement, or the Common Stockholders Agreement, dated August 23, 2013, with respect to the Company. Additionally, the BRNI License provides that the license may not be assigned, including by means of a change of control of the Company, or sublicensed without the consent of BRNI. For additional information regarding the BRNI License, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview.” If the BRNI License were terminated, we would lose rights to a substantial portion of the intellectual property currently being developed by us and no longer have the rights to develop, commercialize and sell some of our proposed products. As a result, we may be required to cease operations under such circumstance.

We currently rely on BRNI, and may also rely on other independent third-party contract research organizations, to perform clinical and non-clinical studies of our drug candidate and diagnostic test and to perform other research and development services.

The BRNI License requires us to use BRNI to provide research and development services and other scientific assistance and support services, including clinical trials, under certain conditions. The BRNI License limits our ability to make certain decisions, including those relating to our drug candidate and diagnostic test, without BRNI’s consent. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview.” Under certain conditions, we may, however, also rely on independent third-party contract research organizations, or a CRO, to perform clinical and non-clinical studies of our drug candidate and diagnostic test. Many important aspects of the services that may be performed for us by CROs would be out of our direct control. If there were to be any dispute or disruption in our relationship with such CROs, the development of our drug candidate and diagnostic test may be delayed. Moreover, in our regulatory submissions, we would expect to rely on the quality and validity of the clinical work performed by our CROs. If any of our CROs’ processes, methodologies or results were determined to be invalid or inadequate, our own clinical data and results and related regulatory approvals could be materially adversely impacted.

We have relied on the representations and materials provided by BRNI, including scientific, peer-reviewed and non-peer reviewed publications, abstracts, slides, internal documents, verbal communications, patents and related patent filings, with respect to the results of its research related to our proposed products.

BRNI began the development of the intellectual property that forms the basis for our proposed products in 1999. We have relied on the quality and validity of the research results obtained by BRNI with respect to this intellectual property, and we have conducted limited verification of the raw preclinical and clinical data produced by BRNI. No independent third-party has verified any such data. If any of BRNI’s basic processes, methodologies or results were determined to be invalid or inadequate, our own clinical data and results and related regulatory approvals, could be materially adversely impacted.

We have a limited operating history upon which investors can evaluate our future prospects.

Our product candidates are in an early development stage and we are subject to all of the risks inherent in the establishment of a new business enterprise. While development of our product candidates was started in 1999 by BRNI, Neurotrope BioScience was incorporated on October 31, 2012 and on that same date entered into the Technology License and Services Agreement with BRNI and NRV II, LLC for the continuing development and commercialization of our product candidates, and therefore we have a limited operating history. Our proposed products are currently in the research and development stage and we have not generated any revenues, nor do we expect our products to generate revenues for the near term, if ever. As a result, any investment in our securities must be evaluated in light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established pharmaceutical development business. The risks include, but are not limited to, the possibilities that any or all of our potential products will be found to be unsafe, ineffective or, that the products once developed, although effective, are not economical to market; that our competitors hold proprietary rights that preclude us from marketing such products; that our competitors market a superior or equivalent product; or the failure to receive necessary regulatory clearances for our proposed products. To achieve profitable operations, we must successfully develop, obtain regulatory approval for, introduce and successfully market at a profit product candidates that are currently in the research and development phase. We only have two product candidates in clinical development. Much of the clinical development work and testing for our product candidates remains to be completed. No assurance can be given that our research and development efforts will be successful, that required regulatory approvals will be obtained, that any of our candidates will be safe and effective, that any products, if developed and introduced, will be successfully marketed or achieve market acceptance or that products will be marketed at prices necessary to generate profits. Failure to successfully develop, obtain regulatory approvals for, or introduce and market our products would have material adverse effects on our business prospects, financial condition and results of operations.

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If we do not obtain the necessary regulatory approvals in the United States and/or other countries, we will not be able to sell our drug candidates.

We cannot assure you that we will receive the approvals necessary to commercialize bryostatin, or any other potential drug candidates we acquire or attempt to develop in the future. We will need approval from the FDA to commercialize our drug candidates in the U.S. and approvals from similar regulatory authorities in foreign jurisdictions to commercialize our drug candidates in those jurisdictions. In order to obtain FDA approval of bryostatin or any other drug candidate for the treatment of AD, we must submit a New Drug Application, or NDA, to the FDA, demonstrating that the drug candidate is safe, pure and potent, and effective for its intended use. This demonstration requires significant research including completion of clinical trials. Satisfaction of the FDA’s regulatory requirements typically takes many years, depending upon the type, complexity and novelty of the drug candidate and requires substantial resources for research, development and testing. We cannot predict whether our clinical trials will demonstrate the safety and efficacy of our drug candidates or if the results of any clinical trials will be sufficient to advance to the next phase of development or for approval from the FDA. We also cannot predict whether our research and clinical approaches will result in drugs or therapeutics that the FDA considers safe and effective for the proposed indications. The FDA has substantial discretion in the drug approval process. The approval process may be delayed by changes in government regulation, future legislation or administrative action or changes in FDA policy that occur prior to or during our regulatory review. Delays in obtaining regulatory approvals may prevent or delay commercialization of, and our ability to derive revenues from, our drug candidates and diminish any competitive advantages that we may otherwise believe that we hold. Even if we comply with all FDA requests, the FDA may ultimately reject one or more of our applications. We may never obtain regulatory clearance for any of our drug candidates. Failure to obtain FDA approval of our drug candidates will leave us without a saleable product and therefore without any source of revenues. In addition, the FDA may require us to conduct additional clinical testing or to perform post-marketing studies, as a condition to granting marketing approval of a drug product or permit continued marketing, if previously approved. If conditional marketing approval is obtained, the results generated after approval could result in loss of marketing approval, changes in product labeling, and/or new or increased concerns about the side effects or efficacy of a product. The FDA has significant post-market authority, including the explicit authority to require post-market studies and clinical trials, labeling changes based on new safety information and compliance with FDA-approved risk evaluation and mitigation strategies. The FDA’s exercise of its authority has in some cases resulted, and in the future could result, in delays or increased costs during product development, clinical trials and regulatory review, increased costs to comply with additional post-approval regulatory requirements and potential restrictions on sales of approved drugs. In foreign jurisdictions, the regulatory approval processes generally include the same or similar risks as those associated with the FDA approval procedures described above. We cannot assure you that we will receive the approvals necessary to commercialize our drug candidates for sale either within or outside the United States.

If we are unable to engage a CLIA-certified lab to process our diagnostic test at its facilities, the commercialization of our diagnostic test may be unsuccessful.

We are obligated to develop an AD diagnostic product pursuant to the terms of a statement of work with BRNI. We have conducted analyses of our AD diagnostic technology and are continuing to conduct market research to evaluate physician acceptability, commercial sales potential and product development costs of an AD diagnostic product. We believe that if we develop a diagnostic test that is solely available through a single CLIA-certified lab, we may market the diagnostic test as a laboratory developed test, or LDT, and fall within the FDA’s enforcement discretion policy for such tests. Under historic FDA enforcement policies and guidance, LDTs such as this generally did not require FDA premarket clearance or approval before commercialization, and we plan to market our diagnostic test on that basis. FDA guidance and policy pertaining to diagnostic testing, however, is continuing to evolve and is subject to ongoing review and revision. A significant change in FDA guidance and policy may trigger FDA oversight of any diagnostic test we develop and offer through a single CLIA-certified lab. If we are unable to contract with a CLIA-certified lab for the processing of our diagnostic test, we may not be able to market the test as an LDT, which could result in substantial delays in the commercialization of our diagnostic test. We have supported the progress of BRNI’s facility located in Rockville, Maryland towards becoming a CLIA-accredited facility; however, there is no guarantee that this facility will achieve this certification in the timeframe required for commercial introduction of an AD diagnostic product.

If the FDA requires approval or clearance of our diagnostic test, we could incur substantial costs and time delays associated with meeting requirements for pre-market clearance or approval.

Although the FDA maintains that it has authority to regulate the development and use of LDTs, such as ours, as medical devices, it has not exercised its authority with respect to most LDTs as a matter of enforcement discretion. The FDA does not generally extend its enforcement discretion to reagents or software provided by third parties and used to perform LDTs, and therefore these products must typically comply with FDA medical device regulations, which are wide-ranging and govern, among other things: product design and development, product testing, product labeling, product storage, pre-market clearance or approval, advertising and promotion and product sales and distribution.

We believe that a diagnostic test utilized in a single CLIA-certified laboratory falls within the FDA’s current enforcement discretion policy for diagnostic tests. As a result, we believe that pursuant to the FDA’s current policies and guidance, the FDA, in its discretion, would not require that we obtain regulatory clearances or approvals for this type of AD test. The container we provide for collection and transport of biopsy samples from a pathology laboratory to our clinical reference laboratory may be a medical device subject to FDA regulation but, we believe, would not receive pre-market review by the FDA because under current policy and guidance we expect the FDA to exercise its discretion not to enforce the requirement. We cannot assure you that the FDA or other regulatory agencies would agree with our determination. A determination that we have violated these laws or a public announcement that we are being investigated for possible violations of these laws could adversely affect our business prospects, financial condition and results of operations.

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Moreover, FDA guidance and policy pertaining to diagnostic testing is continuing to evolve and is subject to ongoing review and revision. A significant change in any of the laws, regulations or policies may require us to change our business model in order to maintain regulatory compliance. At various times since 2006, the FDA has issued guidance documents or announced draft guidance regarding initiatives that may require varying levels of FDA oversight of our test. For example, in June 2010, the FDA announced a public meeting to discuss the agency’s oversight of LDTs prompted by the increased complexity of LDTs and their increasingly important role in clinical decision-making and disease management, particularly in the context of personalized medicine. The FDA indicated that it was considering a risk-based application of oversight to LDTs and that, following public input and discussion, it might issue separate draft guidance on the regulation of LDTs, which ultimately could require that we seek and obtain either pre-market clearance or approval of LDTs, depending upon the risk-based approach the FDA adopts. On October 3, 2014, the FDA published a proposed risk-based framework for LDTs, which are designed, manufactured, and used within a single laboratory. This draft guidance indicates that the FDA would like to establish an LDT oversight framework, including premarket review for higher-risk LDTs, such as those that have the same intended use as FDA-approved or cleared companion diagnostics currently on the market. The FDA’s notice states that it does not consider devices to be LDTs if they are designed or manufactured completely, or partly, outside of the laboratory that offers and uses them. This includes instances in which an academic institution develops a device, which it then licenses to or signs an exclusivity agreement (to manufacturer and use the device) with a private corporation that owns a CLIA-certified laboratory. It also includes instances in which a laboratory contracts with a specification developer to design a new device and transfer the design to the laboratory for final validation prior to the device being manufactured and used by the laboratory. The FDA’s draft guidance, if and when finalized, may significantly impact the development and commercialization of our products, and may require us to change our business model in order to maintain compliance with these laws. We cannot predict the ultimate timing or form of any FDA guidance or regulation addressing LDTs.

If the FDA significantly changes the regulation of LDTs, it could reduce our projected revenue or increase our projected costs and adversely affect our business, prospects, results of operations or financial condition. We cannot provide any assurance that FDA regulation, including pre-market review, will not be required in the future for our tests, whether through additional guidance issued by the FDA, new enforcement policies adopted by the FDA or new legislation enacted by Congress. We believe it is possible that legislation will be enacted into law or guidance could be issued by the FDA which may result in increased regulatory burdens for us to offer a diagnostic test.

The requirement of pre-market review could negatively affect our business until such review is completed and clearance to market or approval is obtained. The FDA could require that we stop selling our diagnostic tests pending pre-market clearance or approval. We may be required to proactively achieve compliance with certain FDA regulations and to conform our manufacturing operations to the FDA’s good manufacturing practice regulations for medical devices, known as the Quality System Regulation, or QSR, as part of our contracts with customers or as part of our collaborations with third parties. In addition, we may voluntarily seek to conform our manufacturing operations to QSR requirements. For clinical diagnostic products that are regulated as medical devices, the FDA enforces the QSR through pre-approved inspections and periodic unannounced inspections of registered manufacturing facilities. If we are subject to QSR requirements, the failure to comply with those requirements or take satisfactory corrective action in response to an adverse QSR inspection could result in enforcement actions, including a public warning letter or an untitled letter, a delay in approving or clearing, or a refusal to approve or clear, our products, a shutdown of manufacturing operations, a product recall, civil or criminal penalties or other sanctions, which could in turn cause our sales and business to suffer.

If the FDA allows our diagnostic test to remain on the market but there is uncertainty about our diagnostic tests, if they are labeled investigational by the FDA or if labeling claims the FDA allows us to make are very limited, orders or reimbursement may decline. The regulatory approval process may involve, among other things, successfully completing additional clinical trials and making a 510(k) submission, or filing a pre-market approval application with the FDA. If the FDA requires pre-market review, our tests may not be cleared or approved on a timely basis, if at all. We may also decide voluntarily to pursue FDA pre-market review of our tests if we determine that doing so would be appropriate.

If we were required to conduct additional clinical trials prior to continuing to offer our diagnostic test, those trials could lead to delays or failure to obtain necessary regulatory approval, which could cause significant delays in commercializing the product candidate and harm our ability to generate revenue.

We have not generated any revenues since our inception and we do not expect to generate revenue for the foreseeable future. If we do not generate revenues and achieve profitability, we will likely need to curtail or cease our development plans and operations.

Our ability to generate revenues depends upon many factors, including our ability to complete development of our proposed products, our ability to obtain necessary regulatory approvals for our proposed products and our ability to successfully commercialize market and sell our products. We have not generated any revenues since we began operations on October 31, 2012. We expect to incur significant operating losses. If we do not generate revenues, do not achieve profitability and do not have other sources of financing for our business, we will likely need to curtail or cease our development plans and operations, which could cause investors to lose the entire amount of their investment.

Our commercial success will depend, in part, on our ability, and the ability of our licensors, to obtain and maintain patent protection. Our licensors’ failure to obtain and maintain patent protection for our products may have a material adverse effect on our business.

Pursuant to the BRNI License, we have obtained rights to certain patents owned by BRNI or licensed to NRV II, LLC by BRNI as of or subsequent to October 31, 2012. For additional information regarding the BRNI License, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview.” In the future, we may seek rights from third parties to other patents or patent applications. Our success will depend, in part, on our ability and the ability of our licensors to maintain and/or obtain and enforce patent protection for our proposed products and to preserve our trade secrets, and to operate without infringing upon the proprietary rights of third parties. Patent positions in the field of biotechnology and pharmaceuticals are generally highly uncertain and involve complex legal and scientific questions. We cannot be certain that we or our licensors were the first inventors of inventions covered by our licensed patents or that we or they were the first to file. Accordingly, the patents licensed to us may not be valid or afford us protection against competitors with similar technology. The failure to maintain and/or obtain patent protection on the technologies underlying our proposed products may have material adverse effects on our competitive position and business prospects.

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Our licensed patented technologies may infringe on other patents, which may expose us to costly litigation.

It is possible that our licensed patented technologies may infringe on patents or other rights owned by others. We may have to alter our products or processes, pay additional licensing fees, pay to defend an infringement action or challenge the validity of the patents in court or cease activities altogether because of patent rights of third parties, thereby causing additional unexpected costs and delays to us. Patent litigation is costly and time consuming, and we may not have sufficient resources to pay for such litigation. Pursuant to the BRNI License, BRNI has the exclusive right (but not the obligation) to apply for, file, prosecute or maintain patents and patent applications for our licensed technologies. However, in order to maintain our rights to use our licensed technologies, we must reimburse BRNI for all of the attorney’s fees and other costs and expenses related to any of the foregoing. For additional information regarding the BRNI License, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Overview.” If the patents licensed to us are determined to infringe a patent owned by a third party and we do not obtain a license under such third-party patents, or if we are found liable for infringement or are not able to have such third-party patents declared invalid, we may be liable for significant money damages, we may encounter significant delays in bringing products to market or we may be precluded from participating in the manufacture, use or sale of products or methods of treatment requiring such licenses.

We may not be able to protect our trade secrets and other unpatented proprietary technologies, which could give our competitors an advantage over us.

In addition to our reliance on patents and pending patents owned by BRNI, we rely upon trade secrets and other unpatented proprietary technologies. We may not be able to adequately protect our rights with regard to such unpatented proprietary technologies or competitors may independently develop substantially equivalent technologies. We seek to protect trade secrets and proprietary knowledge, in part through confidentiality agreements with our employees, consultants, advisors and collaborators. Nevertheless, these agreements may not effectively prevent disclosure of our confidential information and may not provide us with an adequate remedy in the event of unauthorized disclosure of such information and, as a result, our competitors could gain a competitive advantage over us.

We are dependent on Charles S. Ramat, our President and Chief Executive Officer, for the successful execution of our business plan. The loss of Mr. Ramat or other key members of our management team could have a material adverse effect on our business prospects.

We are highly dependent on Charles S. Ramat, our President and Chief Executive Officer. We are dependent on Charles S. Ramat’s and our directors’ networks of contacts and experience to recruit key talent to the Company. We do not have key-man insurance on any of our officers. Loss of the services of Charles S. Ramat or other key members of our management team or our Board of Director’s ability to identify and hire key talent could have a material adverse effect on our business prospects, financial condition and results of operations.

If we are unable to hire additional qualified personnel our business prospects may suffer.

Our success and achievement of our business plans depend upon our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among pharmaceutical and biotechnology companies is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the implementation of our business plans and activities could have a materially adverse effect on us. Our inability to attract and retain the necessary technical and managerial personnel and consultants and scientific and/or regulatory consultants and advisors could have a material adverse effect on our business prospects, financial condition and results of operations.

We may not be able to in-license or acquire new development-stage products or technologies.

Our product commercialization strategy relies, to some extent, on our ability to in-license or acquire product formulation techniques, new chemical entities, or related know-how that has proprietary protection. We may also seek to acquire, by license or otherwise, other development stage products that are consistent with our product portfolio objectives and commercialization strategy. The acquisition of products requires the identification of appropriate candidates, negotiation of terms of acquisition, financing for the acquisition and integration of the candidates into our portfolio. Failure to accomplish any of these tasks may diminish our growth rate and adversely alter our competitive position.

We are dependent upon the NCI to supply bryostatin for our clinical trials.

BRNI has entered into a material transfer agreement with the NCI, pursuant to which the NCI has agreed to supply bryostatin required for our pre-clinical research and clinical trials. This agreement does not provide for a sufficient amount of bryostatin to support the completion of our clinical trials that we are required to conduct in order to seek FDA approval of bryostatin for the treatment of AD. Therefore, BRNI or we will have to enter into one or more subsequent agreements with the NCI for the supply of additional amounts of bryostatin. If BRNI or we are unable to secure such additional agreements or if the NCI otherwise discontinues for any reason supplying us with bryostatin, then we would have to either secure another source of bryostatin or discontinue our efforts to develop and commercialize bryostatin for the treatment of AD. There can be no assurance that we will be able to secure future bryostatin supplies from any source on commercially reasonable terms, if at all.

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We expect to rely on third parties to manufacture our proposed products and, as a result, we may not be able to control our product development or commercialization.

We currently do not have an FDA approved manufacturing facility. We expect to rely on contract manufacturers to produce quantities of products and substances necessary for product commercialization. See also the risk factor above captioned “We are dependent upon the NCI to supply bryostatin for our clinical trials.” Contract manufacturers that we use must adhere to current good manufacturing practice regulations enforced by the FDA through its facilities inspection program. If the facilities of such manufacturers cannot pass a pre-approval plant inspection, the FDA pre-market approval of our products will not be granted. As a result:

•	there are a limited number of manufacturers that could produce the products for us and we may not be able to identify and enter into acceptable agreements with any manufacturers;
•	the products may not be produced at costs or in quantities necessary to make them commercially viable;
•	the quality of the products may not be acceptable to us and/or regulatory authorities;
•	our manufacturing partners may go out of business or file for bankruptcy;
•	our manufacturing partners may decide not to manufacture our products for us;
•	our manufacturing partners could fail to manufacture to our specifications;
•	there could be delays in the delivery of quantities needed;
•	we could be unable to fulfill our commercial needs in the event we obtain regulatory approvals and there is strong market demand; or
•	ongoing inspections by the FDA or other regulatory authorities may result in suspensions, seizures, recalls, fines, injunctions, revocations and/or criminal prosecutions.

If we are unable to engage contract manufacturers or suppliers to manufacture or package our products, or if we are unable to contract for a sufficient supply of required products and substances on acceptable terms, or if we encounter delays or difficulties in our relationships with these manufacturers, or with a regulatory agency, then the submission of products for regulatory approval and subsequent sales of such products would be delayed. Any such delay may have a materially adverse effect on our business prospects, financial condition and results of operations.

We may rely on third parties for marketing and sales and our revenue prospects may depend on their efforts.

We currently have no experience in sales, marketing or distribution. We do not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of our proposed products. As a result if our product development is successful, our future success will likely depend, in part, on our ability to enter into and maintain collaborative relationships with one or more third parties for sales, marketing or distribution, on the collaborator’s strategic interest in the products we have under development and on such collaborator’s ability to successfully market and sell any such products. We intend to pursue collaborative arrangements regarding the sales and marketing of our products as appropriate. However, we may not be able to establish or maintain such collaborative arrangements or, if we are able to do so, they may not have effective sales forces. To the extent that we decide not to, or are unable to, enter into collaborative arrangements with respect to the sales and marketing of our proposed products, significant capital expenditures, management resources and time will be required to establish and develop an in-house marketing and sales force with technical expertise. To the extent that we depend on third parties for marketing and distribution, any revenues received by us will depend upon the efforts of such third parties, which may not be successful.

If our products are not accepted by patients, the medical community or health insurance companies, our business prospects will suffer.

Commercial sales of any products we successfully develop will substantially depend upon the products’ efficacy and on their acceptance by patients, the medical community, providers of comprehensive healthcare insurance, healthcare benefit plan managers, the Centers for Medicare and Medicaid Services, or CMS (which is the U.S. federal agency which administers Medicare, Medicaid and the State Children’s Health Insurance Program), and other organizations. Widespread acceptance of our products will require educating patients, the medical community and third-party payors of medical treatments as to the benefits and reliability of the products. Our proposed products may not be accepted, and, even if they are accepted, we are unable to estimate the length of time it would take to gain such acceptance.

The branded prescription segment of the pharmaceutical industry in which we operate is competitive, and we are particularly subject to the risks of such competition.

The branded prescription segment of the pharmaceutical industry in which we operate is competitive, in part, because the products that are sold require extensive sales and marketing resources invested in their commercialization. The increasing cost of prescription pharmaceuticals has caused providers of comprehensive healthcare insurance, healthcare benefit plan managers, CMS, as well as other organizations, collectively known as third-party payors, to tightly control and dictate their drug formulary plans to control the costs associated with the use of prescription pharmaceutical products by enrollees in these plans. Our ability to gain formulary access to drug plans supported by these third-party payors is substantially dependent on the differentiated patient benefit that our proposed products can provide, compared closely to similar products claiming the same benefits or advantages. We may not be able to differentiate our proposed products from those of our competitors, successfully develop or introduce new products that are less costly or offer better performance than those of our competitors, or offer purchasers of our proposed products payment and other commercial terms as favorable as those offered by our competitors. We expect that some of our proposed products, even if successfully developed and commercialized, will eventually face competition from a significant number of biotechnology or large pharmaceutical companies. Because most of our competitors have substantially greater financial and other resources than we have, we are particularly subject to the risks inherent in competing with them. The effects of this competition could materially adversely affect our business prospects, financial condition and results of operations.

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We are developing our product candidates to address unmet medical needs in the treatment of AD. Our competition will be determined in part by the potential indications for which drugs are developed and ultimately approved by regulatory authorities. Additionally, the timing of market introduction of some of our potential products or of competitors’ products may be an important competitive factor. Accordingly, the relative speed with which we can develop our product candidates, complete preclinical testing, clinical trials and approval processes and supply commercial quantities to market are expected to be important competitive factors. We expect that competition among products approved for sale will be based on various factors, including product efficacy, safety, reliability, availability, price and patent position.

Our business will expose us to potential product liability risks, which could result in significant product liability exposure.

Our business will expose us to potential product liability risks that are inherent in the testing, designing, manufacturing and marketing of human diagnostic and therapeutic products. Product liability insurance in the pharmaceutical industry is generally expensive, and we may not be able to obtain or maintain product liability insurance in the future on acceptable terms or with adequate coverage against potential liabilities, if at all. A successful products liability claim brought against us could have a material adverse effect on our business prospects, financial condition and results of operations.

A successful clinical trial liability claim against us could have a material adverse effect on our financial condition even with such insurance coverage.

Our business will expose us to potential liability that results from risks associated with conducting clinical trials of our product candidates. Although we have procured clinical trial product liability insurance coverage for our bryostatin product candidate with coverages and deductibles we believe are adequate, there is no guarantee that our coverage will be adequate to satisfy any liability we may incur. We do not currently have insurance with respect to any other product candidate. A successful clinical trial liability claim brought against us could have a material adverse effect on our business prospects, financial condition and results of operations even if we successfully obtain clinical trial insurance.

A successful liability claim against us could have a material adverse effect on our financial condition.

Our business and actions can expose us to potential liability risks that are inherent in business, generally, and in the pharmaceutical industry, specifically. While we maintain commercial general liability insurance with coverages and deductibles we believe are adequate, there is no guarantee that our coverage will be adequate to satisfy any liability we may incur. A successful liability claim brought against us could have a material adverse effect on our business prospects, financial condition and results of operations.

Reforms in the health care industry and the uncertainty associated with pharmaceutical and laboratory test pricing, reimbursement and related matters could adversely affect the marketing, pricing and demand for our products.

Public and private entities are seeking ways to reduce or contain increasing health care costs. All generic pharmaceutical manufacturers whose products are covered by the Medicaid program are required to rebate to each state a percentage of their “average manufacturer price” for the products in question. The extension of prescription drug coverage to all Medicare recipients was approved by Congress several years ago. Numerous other proposals to curb rising pharmaceutical prices have also been introduced or proposed in Congress and in some state legislatures. We cannot predict the nature of the measures that may be adopted or their effect on our competitive position. Our ability to market our products depends, in part, on reimbursement levels for them and related treatment established by health care providers, private health insurers and other organizations, including health maintenance organizations and managed care organizations. In the event that governmental authorities enact additional legislation or adopt regulations that affect third party coverage and reimbursement, demand for our products may be reduced, which may materially adversely affect our business prospects, financial condition and results of operations.

In April 2014, the President signed the Protecting Access to Medicare Act of 2014, or PAMA, which contained provisions that significantly affect Medicare payment for clinical laboratory tests that are reimbursed under the Clinical Laboratory Fee Schedule or CLFS. Under PAMA, Medicare payment rates for tests will be based on the volume-weighted median of private payor payment rates for the test. Private payor payment amounts, adjusted for discounts and other price concessions, will be collected by laboratories, starting in 2016, and submitted to CMS so that market-based payment rates can be calculated. The payment rates calculated under PAMA will be effective starting January 1, 2017, and will be reviewed every three years, based on private payor payment rates and volumes for their tests. New tests will generally be paid using existing reimbursement methodologies known as cross-walking or gap filling. However, some new tests, termed Advanced Diagnostic Laboratory Tests, will be paid based on the laboratory’s actual list charge for a brief period of time until private payor payment data is available. In order to facilitate implementation of the new payment methodology, starting in 2016, CMS is required to assign specific billing codes to many CLFS tests existing at the time of enactment and to all new CLFS tests. The Secretary of United States Department of Health and Human Services has discretion over many aspects of implementing PAMA, including determining which labs will be required to collect private payer payment information, which tests may be designated as Advanced Diagnostic Laboratory tests, and which existing laboratory tests will be assigned new billing codes; therefore, the impact of this law, if any, on Medicare payment for any potential diagnostic product we might develop and commercialize in the future is unclear. In the event that our potential diagnostic product is developed and commercialized, we believe that over time, our customers could see decreased reimbursement from Medicare in connection with the use of our potential diagnostic product. As a result, the price at which we may be able sell our potential diagnostic product may be impacted, and in turn, our revenue growth may be negatively impacted.

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PAMA also codified coverage rules for laboratory tests by requiring any local coverage determination to be made following the established procedures for development and appeals of local coverage determinations. PAMA also authorizes CMS to consolidate coverage policies for clinical laboratory tests among one to four laboratory-specific Medicare contractors. These same contractors may also be designated to process claims if CMS determines that such a model is appropriate.

Consolidation in the pharmaceutical industry could materially affect our ability to operate as an independent entity.

The pressure to grow revenues while containing the escalating costs of basic research and development has resulted in an increase in mergers and acquisitions in our industry. More consolidation in the pharmaceutical industry is expected over the next five years. We could become an acquisition target by a larger competitor and, as a consequence, suffer serious disruptions to our business model or even lose control of our ability to operate as an independent entity. Such events could have a material adverse effect on our product development efforts or the commercialization of our proposed products.

Risks Related to Our Common Stock

There currently is a limited public market for our common stock. Failure to develop or maintain an active trading market could negatively affect the value of our common stock and make it difficult or impossible for you to sell your shares.

There is currently a limited public market for shares of our common stock, and an active trading market may never develop or, if developed, may not be maintained. Our common stock is not listed on a stock exchange. Our common stock is quoted on the OTC Market. The OTC Market is a thinly traded market and lacks the liquidity of certain other public markets with which some investors may have more experience. The average daily trading volume in our common stock was approximately 27,418 shares during the 90-day period ended May 4, 2015. We do not currently and may not ever be able to satisfy the listing requirements for our common stock to be listed on a national securities exchange, which are often a more widely-traded and liquid market. Some, but not all, of the factors which may delay or prevent the listing of our common stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our common stock; and we may fail to meet the rules and requirements mandated by the several exchanges and markets to have our common stock listed. Should we fail to satisfy the initial listing standards of the national exchanges, or our common stock is otherwise rejected for listing and remains listed on the OTC Market or suspended from the OTC Market, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

We cannot assure you that our common stock will become liquid or that it will be listed on a securities exchange.

Until our common stock is listed on a national securities exchange, such as The New York Stock Exchange or The Nasdaq Stock Market, we expect our common stock to remain eligible for quotation on the OTC Market, or on another over-the-counter quotation system, or in the “pink sheets.” In those venues, however, an investor may find it difficult to obtain accurate quotations as to the market value of our common stock. In addition, if we fail to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling our common stock, which may further affect the liquidity of our common stock. This would also make it more difficult for us to raise capital.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in the securities is limited, which makes transactions in the stock cumbersome and may reduce the value of an investment in our common stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

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•	make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth:

•	the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers and potential investors may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for existing stockholders to dispose of such securities and cause a decline in the market value of such securities.

Rule 15g-2 requires that disclosure has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Volatility in the price of our common stock could lead to losses by investors and costly securities litigation.

The trading price of our common stock is likely to be highly volatile and could fluctuate in response to factors such as:

•	actual or anticipated variations in our operating results;
•	announcements of developments by us or our competitors;
•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;
•	adoption of new accounting standards affecting our industry;
•	additions or departures of key personnel;
•	sales of our common stock or other securities in the open market or in any publicized transaction;
•	changes in our industry;
•	regulatory and economic developments, including our ability to obtain working capital financing;
•	shares of our common stock are saleable under Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, and as a result, potential and actual sales of our common stock by our present stockholders may have a depressive effect on the price of our common stock in the marketplace;
•	on August 29, 2014, we filed a Registration Statement on Form 8-A with the SEC, and as a result, potential and actual sales of our common stock by our present stockholders may have a depressive effect on the price of our common stock in the marketplace;
•	on April 8, 2015, we filed a Post-Effective Amendment No. 1 to Registration Statement on Form S-1 (Registration No. 333- 200664), which became effective on May 11, 2015. Potential and actual sales of our common stock by our present stockholders pursuant to such Registration Statement may have a depressive effect on the price of our common stock in the marketplace;
•	our ability to execute our business plan;
•	other events or factors, many of which are beyond our control; and
•	announcement of clinical trial results.

The stock market is subject to significant price and volume fluctuations. In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been initiated against the public company. Litigation initiated against us, whether or not successful, could result in substantial costs and diversion of our management’s attention and resources, which could harm our business and financial condition.

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We do not anticipate dividends to be paid on our common stock, and investors may lose the entire amount of their investment.

Cash dividends have never been declared or paid on our common stock, and we do not anticipate such a declaration or payment for the foreseeable future. We expect to use future earnings, if any, to fund business growth. Therefore, stockholders will not likely receive any funds absent a sale of their shares. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We cannot assure stockholders of a positive return on their investment when they sell their shares, nor can we assure that stockholders will not lose the entire amount of their investment.

If securities analysts do not initiate coverage or continue to cover our common stock or publish unfavorable research or reports about our business, this may have a negative impact on the market price of our common stock.

The trading market for our common stock may depend, in part, on the research and reports that securities analysts publish about our business and the Company. It is often more difficult to obtain analyst coverage for companies whose securities are traded on the OTC Market. We do not have any control over securities analysts. There is no guarantee that securities analysts will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect its market price. If we are covered by securities analysts, and our stock is the subject of an unfavorable report, our stock price and trading volume would likely decline. If one or more of these analysts ceases to cover the Company or fails to publish regular reports on the Company, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline. Our common stock is currently covered by one securities analyst, however, we cannot assure you that this securities analyst, or any other securities analysts, will cover our common stock going forward.

Because state securities “Blue Sky” laws prohibit trading absent compliance with individual state laws, State Blue Sky registration requirements could limit resale of the shares.

Transfer of our common stock may be restricted under the securities laws and regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual “Blue Sky” laws, our common stock may not be traded in such jurisdictions. It is the intention of our management to seek coverage and publication of information regarding us in an accepted publication which permits a “manuals exemption.” This manuals exemption permits a security to be sold by stockholders in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by that state. The listing entry must contain (i) the names of issuers, officers, and directors, (ii) an issuer’s balance sheet, and (iii) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. The principal accepted manuals are those published by Standard and Poor’s, and Mergent, Inc. Many states expressly recognize these manuals. Certain states either do not recognize principal accepted manuals or do not expressly recognize the manuals exemption. These states include: Alabama, California, Illinois, Kentucky, Louisiana, Missouri, New Hampshire, New York, Tennessee and Virginia. Registration of the securities is required in these states in order for such securities to be sold by stockholders in such states. As a result, it will not be possible for persons to resell shares of our common stock pursuant to this registration statement in these states without such registration. There is no assurance that the state securities divisions will approve these registrations. Accordingly, investors should consider the secondary market for our securities to be a limited one.

You may experience dilution of your ownership interests because of the future issuance of additional shares of our common stock.

Any future issuance of our equity or equity-backed securities will dilute then-current stockholders’ ownership percentages and could also result in a decrease in the fair market value of our equity securities, because our assets would be owned by a larger pool of outstanding equity. As described above, we will need additional financing to continue our operations and may raise additional capital through public or private offerings of our common or preferred stock or other securities that are convertible into or exercisable for our common or preferred stock. We may also issue such securities in connection with hiring or retaining employees and consultants (including stock options and other equity compensation issued under our equity incentive plans), as payment to providers of goods and services, in connection with future acquisitions or for other business purposes. Our Board of Directors may at any time authorize the issuance of additional common or preferred stock without common stockholder approval, subject only to the total number of authorized common and preferred shares set forth in our Articles of Incorporation. The terms of equity securities issued by us in future transactions may be more favorable to new investors, and may include dividend and/or liquidation preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect. Also, the future issuance of any such additional shares of our common or preferred stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that any such future issuances will not be at a price (or exercise prices) below the price at which shares of our common stock are then traded.

The conversion of our issued and outstanding shares of Series A Preferred Stock could have the effect of diluting the voting power of common stockholders.

The conversion of shares of our Series A Preferred Stock could have the effect of changing or preventing a change of control of us and could dilute your interests. Our authorized capital stock includes 50,000,000 shares of preferred stock, of which 24,325,000 shares are designated as Series A Preferred Stock. Currently, our Series A Preferred Stock converts into common stock on a one-for-one basis. However, each share of our Series A Preferred Stock will convert into more than one share of our common stock in the event that we sell certain securities of the Company at a price per share that is less than the conversion price, which is currently set at $1.00 per share. The 45-day average price per share of our common stock for 45-day time period ended May 4, 2015 and the 90-day average price per share of our common stock for the 90-day time period ended May 4, 2015 were $1.13 and $1.12, respectively. On May 4, 2015, the last reported sales price for our common stock was $0.95 per share.

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The effects of the conversion of shares of our Series A Preferred Stock upon the rights of our common stockholders might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stockholders, reducing the market price of our common stock, or impairing the liquidation rights of our common stock.

We may obtain additional capital through the issuance of preferred stock, which may limit your rights as a holder of our common stock.

Without any stockholder vote or action, our Board of Directors may designate and approve for issuance shares of our preferred stock. The terms of any preferred stock may include priority claims to assets and dividends and special voting rights which could limit the rights of the holders of our common stock. The designation and issuance of preferred stock favorable to current management or stockholders could make any possible takeover of us or the removal of our management more difficult.

Being a public company is expensive and administratively burdensome.

Public reporting companies are subject to the information and reporting requirements of the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, and other federal securities laws, rules and regulations related thereto, including compliance with the Sarbanes-Oxley Act. Prior to August 29, 2014, we voluntarily filed certain reports with the SEC pursuant to the Exchange Act. On August 29, 2014, we filed a Registration Statement on Form 8-A with the SEC, which subjects us to the rules and regulations of the Exchange Act, including those requiring Annual reports on Form 10-K, Quarterly Reports on Form 10-Q and Current reports on Form 8-K. Complying with these laws and regulations requires the time and attention of our Board of Directors and management, and increases our expenses. Among other things, public reporting companies must:

•	maintain and evaluate a system of internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC and the Public Company Accounting Oversight Board;

•	maintain policies relating to disclosure controls and procedures;

•	prepare and distribute periodic reports in compliance with our obligations under federal securities laws;

•	institute a more comprehensive compliance function, including with respect to corporate governance; and

•	involve, to a greater degree, our outside legal counsel and accountants in the above activities.

The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC and furnishing audited reports to stockholders is expensive and much greater than that of a privately-held company, and compliance with these rules and regulations may require us to hire additional financial reporting, internal controls and other finance personnel, and will involve a material increase in regulatory, legal and accounting expenses and the attention of management. There can be no assurance that we will be able to comply with the applicable regulations in a timely manner, if at all. In addition, being a public company has made it more expensive for us to obtain director and officer liability insurance. In the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain this coverage. These factors could also make it more difficult for us to attract and retain qualified executives and members of our Board of Directors, particularly directors willing to serve on the audit and compensation committees.

Any failure to maintain effective internal control over our financial reporting could materially adversely affect us.

Section 404 of the Sarbanes-Oxley Act, or Section 404, requires us to include in our annual reports on Form 10-K an assessment by management of the effectiveness of our internal control over financial reporting. In addition, at such time, if any, as we are no longer a “smaller reporting company,” our independent auditors will have to attest to and report on management’s assessment of the effectiveness of such internal control over financial reporting. We have limited experience operating as a public reporting company under the level of internal control over financial reporting required by the Sarbanes-Oxley Act. We performed an evaluation under the supervision and with the participation of our Chief Executive Officer and our Chief Financial Officer, our principal executive officer and principal financial officer, respectively, of the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. Based on their evaluation, our Chief Executive Officer and Chief Financial Officer have concluded that our disclosure controls and procedures and internal controls over financial reporting are not effective due to the material weakness resulting from a limited segregation of duties among our employees with respect to our control activities. This deficiency is the result of our limited number of employees. This deficiency may affect management’s ability to determine if errors or inappropriate actions have taken place. Management is required to apply its judgment in evaluating the cost-benefit relationship of possible changes in our disclosure controls and procedures.

Even in the event that our management concludes that our internal control over financial reporting becomes effective, if our independent auditors are not satisfied with the adequacy of our internal control over financial reporting, or if the independent auditors interpret the requirements, rules or regulations differently than we do, then (to the extent we are no longer a “smaller reporting company”) they may decline to attest to management’s assessment or may issue a report that is qualified. Any of these events could result in a loss of investor confidence in the reliability of our financial statements, which in turn could negatively impact the price of our common stock.

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We must perform system and process evaluation and testing of our internal control over financial reporting to allow management and (if required in the future) our independent registered public accounting firm to report on the effectiveness of our internal control over financial reporting, as required by Section 404. Our compliance with Section 404 may require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to retain the services of additional accounting and financial staff or consultants with appropriate public company experience and technical accounting knowledge to satisfy the ongoing requirements of Section 404.

Neurosciences Research Ventures, Inc. will be able to exercise substantial control over our business.

Neurosciences Research Ventures, Inc. owns 8,573,750 shares of our common stock and 1,662,500 options to purchase shares of our common stock. In the aggregate, such securities represented beneficial ownership of approximately 37.2% of our common stock as of May 7, 2015, as calculated in accordance with Regulation S-K, Item 403. These numbers do not include 451,250 Indemnification Escrow Shares (as such term is defined in the Indemnification Shares Escrow Agreement entered into as of August 23, 2013 by and among Neurotrope, Inc., James New and Gottbetter & Partners LLP, which is being assigned to a new escrow agent and representative), that Neurosciences Research Ventures may be entitled to receive under the Indemnification Escrow Agreement. Additionally, pursuant to the Common Stockholders Agreement (as defined above), Neurosciences Research Ventures, Inc. has the right to nominate and elect two representatives to our Board of Directors. Pursuant to this right, William S. Singer and James Gottlieb are members of our Board of Directors. As a result of the foregoing, BRNI and its affiliate, Neurosciences Research Ventures, Inc., are able to exercise substantial influence over our business, policies and practices.

In addition, Dr. Daniel Alkon, our Chief Scientific Officer, founding Scientific Director of BRNI and the Toyota Chair in Neuroscience at BRNI, owns 902,500 shares of our common stock and 175,000 options to purchase shares of our common stock. In the aggregate, such securities represented beneficial ownership of approximately 3.5% of our common stock as of May 7, 2015, as calculated in accordance with Regulation S-K, Item 403. These numbers do not include 47,500 Indemnification Escrow Shares that Dr. Alkon may be entitled to receive under the Indemnification Escrow Agreement

Northlea Partners, LLLP is able to exercise substantial control over our business.

Northlea Partners, LLLP owns 4,927,650 shares of our common stock, and 955,500 options to purchase shares of our common stock and 750,000 shares of our Series A Preferred Stock. These numbers do not include 259,350 Indemnification Escrow Shares to which Northlea Partners, LLP may be entitled to receive under the Indemnification Escrow Agreement. In addition, Dr. John Abeles, who is the Managing Member of Northlea Partners, LLLP and a member of our Board of Directors owns 250,000 options to purchase shares of our common stock, of which 93,425 will be vested as of the date 60 days from May 7, 2015. In the aggregate, such securities represented beneficial ownership of approximately 23.0% of our common stock as of May 7, 2015, as calculated in accordance with Regulation S-K, Item 403. Additionally, pursuant to the Common Stockholders Agreement, Northlea Partners, LLLP has the right to nominate and elect two representatives to our Board of Directors. Pursuant to this right, Dr. John Abeles is a member of our Board of Directors. Northlea Partners, LLLP has the right to nominate and elect another representative to our Board of Directors as they see fit. To this end, Northlea Partners, LLLP nominated, and the Company’s Board of Directors appointed, Dr. Larry D. Altstiel to the Company’s Board of Directors. As a result of the foregoing, Northlea Partners, LLLP is able to exercise substantial influence over our business, policies and practices.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS.

Other than as set forth below, there have been no other unregistered sales of equity securities during the quarter ended March 31, 2015.

On March 19, 2015, the Company issued non-qualified stock options to purchase 50,000 shares of common stock to a consultant with a term of ten years, exercisable at $1.17 per common share which vest 25% per year commencing September 15, 2015. These options were granted under the 2013 Plan.

On March 19, 2015, the Company issued incentive stock options to purchase 20,000 shares of common stock to an employee with a term of ten years, exercisable at $1.17 per common share which vest 20% per year commencing March 19, 2016. These options were granted under the 2013 Plan.

From January 1, 2015 through March 31, 2015, private placement investors converted a total of 2,605,606 shares of the Company’s Series A Preferred Stock into 2,605,606 shares of the Company’s common stock.

From January 1, 2015 through March 31, 2015, holders of 236,340 warrants exercisable at $0.01 per share of common stock exercised their warrants into 236,340 shares of the Company’s common stock.

These issuances were exempt from registration under the Securities Act of 1933, as amended, under Section 4(a)(2) thereof as not involving any public offering of securities

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ITEM 3.	DEFAULTS UPON SENIOR SECURITIES.

None.

ITEM 4.	MINE SAFETY DISCLOSURES.

Not applicable.

ITEM 5.	OTHER INFORMATION.

Not applicable.

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ITEM 6.	EXHIBITS.

The following exhibits are filed (or furnished) with this Report:

2.1	Agreement and Plan of Merger, dated June 20, 2013, between BlueFlash Communications, Inc. and Neurotrope, Inc. (incorporated by reference from Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2013)

2.2	Amendment to Agreement and Plan of Merger, dated July 10, 2013, between BlueFlash Communications, Inc. and Neurotrope, Inc. (incorporated by reference from Exhibit 2.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2013)

2.3	Agreement and Plan of Merger and Reorganization, dated as of August 23, 2013, by and among the Registrant, Acquisition Sub and Neurotrope BioScience, Inc. (incorporated by reference from Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the SEC on August 29, 2013)

3.1	Articles of Incorporation of Neurotrope, Inc. (incorporated by reference from Exhibit 3.1 to Neurotrope Inc.’s Current Report on Form 8-K filed with the SEC on August 8, 2013)

3.2	Florida Articles of Merger of BlueFlash Communications, Inc. with and into Neurotrope, Inc., filed August 5, 2013 (incorporated by reference from Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2013)

3.3	Nevada Articles of Merger of BlueFlash Communications, Inc. with and into Neurotrope, Inc., filed August 5, 2013 (incorporated by reference from Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed with the SEC on August 8, 2013)

3.4	Certificate of Merger of Neurotrope BioScience, Inc., with and into Neurotrope Acquisition, Inc., filed August 23, 2013 (incorporated by reference from Exhibit 3.4 to Company’s Current Report on Form 8-K filed with the SEC on August 29, 2013)

3.5	Certificate of Designations of Series A Convertible Preferred Stock of Neurotrope, Inc., filed with the Nevada Secretary of State on August 22, 2013 (incorporated by reference from Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2013)

3.6	Amended and Restated By-Laws of Neurotrope, Inc. (incorporated by reference from Exhibit 3.2 to Neurotrope Inc.’s Current Report on Form 8-K filed with the SEC on August 8, 2013)

10.1	Amended and Restated Technology License and Services Agreement among Neurotrope Bioscience, Inc. and Blanchette Rockefeller Neurosciences Institute and NRV II, LLC dated February 4, 2015 (incorporated by referenced from Exhibit 10.1 to Neurotrope Inc.’s Current Report on Form 8-K filed with the SEC on February 10, 2015)

10.2	Statement of Work and Account Satisfaction Agreement between Neurotrope Bioscience and Blanchette Rockefeller Neurosciences dated February 4, 2015 (incorporated by referenced from Exhibit 10.2 to Neurotrope Inc.’s Current Report on Form 8-K filed with the SEC on February 10, 2015)

10.3	Form of Conversion Agreement dated February 9, 2015 (incorporated by referenced from Exhibit 10.3 to Neurotrope Inc.’s Current Report on Form 8-K filed with the SEC on February 10, 2015)

10.4	Form of Common Stock Purchase Warrant dated February 9, 2015 (incorporated by referenced from Exhibit 10.4 to Neurotrope Inc.’s Current Report on Form 8-K filed with the SEC on February 10, 2015)

10.5†	Consulting Agreement between Neurotrope BioScience, Inc. and Ramat Consulting Corp., as amended on December 18, 2013 and February 2, 2015 (incorporated by referenced from Exhibit 10.29 to Neurotrope Inc.’s Annual Report on Form 10-K filed with the SEC on March 26, 2015)

10.6

Letter of Intent for Services between Neurotrope BioScience, Inc. and Worldwide Clinical Trials, Inc., dated March 30, 2015 (incorporated by referenced from Exhibit 10.3 to Neurotrope Inc.’s Post-Effective Amendment No. 1 to Form S-1 filed with the SEC on April 8, 2015)

31.1	Rule 13(a)-14(a)/15(d)-14(a) Certification of principal executive officer

31.2	Rule 13(a)-14(a)/15(d)-14(a) Certification of principal financial and accounting officer

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32.1	Section 1350 Certification of principal executive officer (This certification is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.)

32.2	Section 1350 Certification of principal financial and accounting officer (This certification is being furnished and shall not be deemed “filed” with the SEC for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.)

101*	Interactive Data Files of Financial Statements and Notes.

101.ins*	Instant Document

101.sch*	XBRL Taxonomy Schema Document

101.cal*	XBRL Taxonomy Calculation Linkbase Document

101.def*	XBRL Taxonomy Definition Linkbase Document

101.lab*	XBRL Taxonomy Label Linkbase Document

101.pre*	XBRL Taxonomy Presentation Linkbase Document

† Management contract or compensatory plan or arrangement.

38

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 14, 2015	Neurotrope, Inc.

	By:	/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer, Executive Vice President, Secretary and Treasurer
(Principal Financial and Accounting Officer)

39

Exhibit 31.1

Certification Pursuant to Rule 13a-14 and 15d-14 of the Securities Exchange Act of 1934

I, Charles Ramat, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the period ended March 31, 2015, of Neurotrope, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15-d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

May 14, 2015

/s/ Charles Ramat
Charles Ramat, President and
Chief Executive Officer

Exhibit 31.2

Certification Pursuant to Rule 13a-14 and 15d-14 of the Securities Exchange Act of 1934

I, Robert Weinstein, certify that:

1.	I have reviewed this quarterly report on Form 10-Q for the period ended March 31, 2015, of Neurotrope, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15-d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

May 14, 2015

/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer, Executive Vice President,
Secretary and Treasurer
(principal financial and accounting officer)

Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), I, Charles Ramat, certify that:

1.	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Report”) of Neurotrope, Inc. (the “Company”) as filed with the Securities and Exchange Commission as of the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2015

/s/ Charles Ramat
Charles Ramat, President and Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), I, Robert Weinstein, certify that:

1.	The Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Report”) of Neurotrope, Inc. (the “Company”) as filed with the Securities and Exchange Commission as of the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2015

/s/ Robert Weinstein
Robert Weinstein
Chief Financial Officer, Executive Vice
President, Secretary and Treasurer
(principal financial and accounting officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.